Schedule 14A
                               (Rule 14a-101)
                  INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                           Exchange Act of 1934

Filed by the Registrant  /X/

Filed by a Party other than the Registrant    / /

Check the appropriate box:

/ / Preliminary Proxy Statement      / / Confidential, for Use of the
                                     Commission Only (as permitted by Rule
                                     14a-6(e) (2))

/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c)

                      Community Savings Bankshares, Inc.
------------------------------------------------------------------------------
             (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ / No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
        Common Stock

    (2) Aggregate number of securities to which transaction applies: 8,660,254 shares and 696,333 options

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):Each of the 8,660,254 issued and outstanding shares of Common Stock will, upon consummation of the merger, be converted into the right to receive $19.00 in cash. With respect to the 696,333 options to purchase Registrant's common stock, holders thereof will receive, in consideration for the cancellation thereof, an amount per option share in cash equal to $19.00 less the exercise price (which exercise prices range from $5.44 per share to $12.375 per share).

    (4) Proposed maximum aggregate value of transaction: $170,376,741.10

    (5) Total fee paid: $34,075.35

/X/ Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:_________________________________

    (2) Form, schedule or registration statement no.:___________

    (3) Filing party:___________________________________________

    (4) Date filed:_____________________________________________




                [Community Savings Bankshares letterhead]



                                                              November 9, 2001

Dear Fellow Shareholder:

    We cordially invite you to attend a special meeting of the shareholders of Community Savings Bankshares, Inc. The meeting will be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Monday, December 17, 2001, at 1:30 p.m., Eastern Time.

    At the special meeting, you will be asked to approve a merger agreement which provides for the merger of Community Savings Bankshares, Inc. and a subsidiary of BankAtlantic Bancorp, Inc. If the merger is completed, you will be entitled to receive a cash payment of $19.00 for each share of Community Savings Bankshares stock that you own. Upon completion of the merger, you will not own any stock or other interest in Community Savings Bankshares nor will you receive, as a result of the merger, any stock of BankAtlantic Bancorp or any of its subsidiaries.

    Your exchange of shares of community savings bankshares stock for cash generally will cause you to recognize a taxable gain or loss for federal, and possibly for state and local, income tax purposes. You should consult your personal tax advisor for a full understanding of the tax consequences of the merger to you.

    Completion of the merger is subject to certain conditions, including receipt of various regulatory approvals and approval of the merger agreement by the affirmative vote of a majority of our outstanding shares of common stock entitled to vote. As of October 31, 2001, the directors and executive officers and their affiliates of Community Savings Bankshares beneficially owned 9.2% of the shares of Community Savings Bankshares stock, excluding stock options. Our directors and executive officers have agreed to vote all the shares they beneficially own in favor of the merger.

    We urge you to read the attached proxy statement carefully. It describes the merger agreement in detail and includes a copy of the merger agreement as Appendix A.

    Your Board of Directors has unanimously adopted the merger agreement and recommends that you vote "FOR" approval of the merger agreement because the Board believes it to be in the best interests of our shareholders.

    It is very important that your shares be represented at the special meeting. Whether or not you plan to attend the special meeting, please complete, date and sign the enclosed proxy card and return it promptly in the postage-paid envelope provided.

    On behalf of the Board of Directors, I thank you for your prompt attention to this important matter.

                                     Sincerely,

                                     /s/ James B. Pittard, Jr.

                                     James B. Pittard, Jr.
                                     President and Chief Executive Officer

                     Community Savings Bankshares, Inc.
                          660 U. S. Highway One
                     North Palm Beach, Florida 33408
                              (561) 881-2212



                 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON December 17, 2001

    NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Community Savings Bankshares, Inc. will be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Monday, December 17, 2001 at 1:30 p.m., Eastern Time.

    A proxy form and a proxy statement for the special meeting are enclosed. The meeting is for the purpose of considering and acting upon:

    1.  The approval of the Agreement and Plan of Merger, dated September
9, 2001, among BankAtlantic Bancorp, Inc., CSB Merger Sub, Inc. and Community Savings Bankshares, Inc. Under the terms of the merger agreement, we will be merged with a wholly owned subsidiary of BankAtlantic Bancorp and will become a wholly owned subsidiary of BankAtlantic Bancorp. You will be entitled to receive $19.00 in cash for each share of our common stock that you own. A copy of the merger agreement is included as Appendix A to the accompanying proxy statement;

    2. The potential adjournment of the special meeting of shareholders if necessary to solicit additional proxies; and

    3. Such other matters as may properly come before the special meeting or any adjournments or postponements thereof. We are not aware of any other business to come before the special meeting.

    Our shareholders of record at the close of business on October 31, 2001 are entitled to vote at the special meeting, and any adjournments or postponements of the special meeting. The accompanying proxy statement and proxy form are being sent to shareholders on or about November 9, 2001.

    You are cordially invited to attend the special meeting of shareholders. However, to ensure your representation at the special meeting, please complete, sign, date and promptly mail your proxy card in the enclosed postage-paid envelope. The proxy card will not be used if you attend and vote at the special meeting in person. If you are a shareholder whose shares are not registered in your name, you will need additional documentation from the holder of record of your shares to vote in person at the meeting. The prompt return of your proxy will save us the expense of further requests for proxies.

                                 By Order of the Board of Directors,

                                 /s/ Deborah M. Rousseau

                                 Deborah M. Rousseau
                                 Vice President and Secretary

North Palm Beach, Florida
November 9, 2001

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.


                             TABLE OF CONTENTS


                                                                        Page

Questions and Answers About Voting Procedures for the Special Meeting. .   1
Summary Term Sheet . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Selected Consolidated Financial and Other Information About Us . . . . .   5
Where You Can Find More Information. . . . . . . . . . . . . . . . . . .   6
The Special Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .   7
   Place, Time and Date. . . . . . . . . . . . . . . . . . . . . . . . .   7
   Matters to Be Considered. . . . . . . . . . . . . . . . . . . . . . .   7
   Record Date; Vote Required. . . . . . . . . . . . . . . . . . . . . .   7
   Beneficial Ownership of Community Savings Bankshares Common Stock . .   8
   Community Savings Bankshares Common Stock . . . . . . . . . . . . . .   8
   Proxies. .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
   The Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   Background of the Merger. . . . . . . . . . . . . . . . . . . . . . .  10
   Our Reasons for the Merger; Recommendation of Your Board of
      Directors . . . . . .. . . . . . . . . . . . . . . . . . . . . . .  11

   The Consideration is Fair According to Friedman, Billings, Ramsey
      & Co., Inc., Our Financial Advisor . . . . . . . . . . . . . . . .  12

   You Will Receive Cash for Your Shares of Community Savings
      Bankshares Stock. . .. . . . . . . . . . . . . . . . . . . . . . .  19
   Treatment of Options and Restricted Shares. . . . . . . . . . . . . .  19
   Procedure for Surrendering Your Certificates. . . . . . . . . . . . .  19
   Representations and Warranties Made by Us and BankAtlantic Bancorp. .  20

   Conditions to the Merger. . . . . . . . . . . . . . . . . . . . . . .  21

   Conduct of Business Prior to the Completion of the Merger . . . . . .  23
   Approvals Needed to Complete the Merger . . . . . . . . . . . . . . .  27
   Waiver and Amendment of the Merger Agreement. . . . . . . . . . . . .  28
   Termination of the Merger Agreement . . . . . . . . . . . . . . . . .  29
   Interests of Directors and Officers in the Merger that are Different from Your Interests. . . . . . . . . . . . . . . . . . . . . . . .  31
   Employees and Benefit Plans . . . . . . . . . . . . . . . . . . . . .  33
   You Have Dissenters' Rights of Appraisal. . . . . . . . . . . . . . .  34
   Federal Income Tax Consequences of the Merger to You. . . . . . . . .  37
   Accounting Treatment of the Merger. . . . . . . . . . . . . . . . . .  38
   Who Pays for What . . . . . . . . . . . . . . . . . . . . . . . . . .  38
Certain Related Agreements . . . . . . . . . . . . . . . . . . . . . . .  38
   Bank Merger Agreement . . . . . . . . . . . . . . . . . . . . . . . .  38
   Voting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .  38

Adjournment of the Special Meeting . . . . . . . . . . . . . . . . . . .  38

Beneficial Ownership of Community Savings Bankshares Common Stock. . . .  40
Shareholder Proposals. . . . . . . . . . . . . . . . . . . . . . . . . .  43
Other Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

Appendix A -- Agreement and Plan of Merger (excluding the exhibits thereto) . . . . . . . . . . . . . . . . . . . . . . . . . A-1
Appendix B -- Opinion of Our Financial Advisor . . . . . . . . . . . . . B-1
Appendix C -- Section 262 of the Delaware General Corporation Law. . . . C-1

                                     i

                          QUESTIONS AND ANSWERS
              ABOUT VOTING PROCEDURES OF THE SPECIAL MEETING

Q:   What do I need to do now?             Q:   Can I change my vote?

A:   After you have carefully read         A:   Yes.  If you have not voted
     this proxy statement, indicate on          through your broker or other
     your proxy form how you want your          nominee, there are three ways
     shares to be voted.  Then sign,            you can change your vote after
     date and mail your proxy form in           you have sent in your proxy
     the enclosed prepaid return                form.
     envelope as soon as possible.
     This will enable your shares to            * First, you may send a
     be represented and voted at the              written notice to the
     special meeting.                             person to whom you submitted
                                                  your proxy stating that you
Q:   Why is my vote important?                    would like to revoke your
                                                  proxy.  For proxies returned
A:   The merger agreement must be                 to Community Savings
     approved by a majority of the                Bankshares, the notice
     outstanding shares of our common             should be submitted to our
     stock entitled to vote.  If you              Secretary.
     do not return your proxy form or
     vote in person at the special              * Second, you may complete and
     meeting, it will have the same               submit a new proxy form.  Any
     effect as a vote against the                 earlier proxies will be
     merger agreement.                            revoked automatically.

Q:   If my shares are held in street            * Third, you may attend the
     name by my broker, will my broker            special meeting and vote in
     automatically vote my shares for             person.  Any earlier proxy
     me?                                          will be revoked.  However,
                                                  simply attending the special
A:   No.  Your broker will not be able            meeting without voting in
     to vote your shares without                  person will not revoke your
     instructions from you.  You                  proxy.
     should instruct your broker to
     vote your shares, following the            If you have instructed a broker
     directions your broker provides.           or other nominee to vote your
                                                shares, you must follow
Q:   What if I fail to instruct my              directions you receive from
     broker?                                    your broker or other nominee to
                                                change your vote.
A:   If you fail to instruct your
     broker to vote your shares, it        Q:   Should I send in my stock
     will have the same effect as a             certificates now?
     vote against the merger
     agreement.                            A:   No.  You should not send in
                                                your stock certificates at this
Q:   Can I attend the meeting and vote          time.
     my shares in person?
                                                Instructions for surrendering
A:   Yes.  All shareholders are                 your Community Savings
     invited to attend the special              Bankshares stock certificates
     meeting.  Shareholders of record           in exchange for $19.00 per
     can vote in person at the special          share in cash will be sent to
     meeting.  If your shares are held          you after we complete the
     in street name, then you are not           merger.
     the shareholder of record and you
     must ask your broker or other         Q:   Whom should I call with
     nominee how you can vote at the            questions?
     special meeting.

                                           A:   You should call either Deborah
                                                M. Rousseau, Secretary,
                                                Community Savings Bankshares at
                                                (561) 881-2212 or Morrow &
                                                Co., Inc. our proxy solicitor,
                                                at (800) 607-0088.


                             SUMMARY TERM SHEET

     This summary term sheet highlights selected information from this proxy statement. It does not contain all the information that may be important to you. We urge you to read carefully the entire document and the other documents to which we refer, including the merger agreement, to fully understand the merger.


You Will be Entitled to Receive                 BankAtlantic, a Federal Savings
$19.00 in Cash Per Share of                     Bank, with BankAtlantic as the
Community Savings Bankshares Common             surviving bank (see pages 9-10).
Stock (see page 19).
                                        *    The merger cannot occur unless
     When the merger is completed, you          our shareholders approve the
will be entitled to receive $19.00              merger agreement by the
in cash for each share of Community             affirmative vote of a majority
Savings Bankshares common stock that            of the outstanding shares of
you own. For example, if you own 50             our common stock and approvals
shares of our common stock, you will            from banking regulators are
be entitled to receive $950.00 upon             received.  Each of our
the surrender of your certificate               directors and executive officers
for those shares.                               and certain shareholders of
                                                Community Savings Bankshares
Our Reasons for the Merger (see                 entered into a voting agreement
pages 11-12).                                   with BankAtlantic Bancorp.  Each
                                                party to the voting agreements
     Our Board of Directors believes            agreed, among other things, to
that the merger is in the best                  vote the shares of Community
interests of Community Savings                  Savings Bankshares common stock
Bankshares and our shareholders and             they beneficially own in favor
recommends that shareholders vote               of the merger. Such persons
"FOR" the approval of the merger                beneficially owned approximately
agreement.  The Board of Directors              1.7 million or 20.1% of the
believes that the merger will enable            outstanding shares as of October
our shareholders to realize                     31, 2001(see pages 7 and 27-28).
significant value on their
investment in Community Savings            *    If the merger is not completed
Bankshares.  In reaching its                    on or before June 30, 2002, the
decision to adopt the merger                    merger may be terminated by
agreement, our Board  considered                either BankAtlantic Bancorp or
various factors which are discussed             us, unless failure to complete
in detail in this proxy statement.              the merger is due to a breach of
                                                the party seeking to terminate
Some Material Terms of the Merger               (see page 29).
Agreement.
                                           *    We have agreed not to solicit or
*    As currently structured, we will           encourage a competing
     merge with a newly formed, wholly          transaction to acquire us or
     owned subsidiary of BankAtlantic           Community Savings, except where
     Bancorp and will become a                  failure to do so would cause
     subsidiary of BankAtlantic                 our Board  of Directors to
     Bancorp (see pages 9-10).                  breach its fiduciary duties
                                                (see page 27).
*    Immediately following the merger,
     Community Savings, F. A. will         *    We will pay BankAtlantic Bancorp
     merge with                                 a termination fee of $6.0
                                                million upon the


                                     2

     occurrence of certain                 of View to Our Shareholders (see
     events (see pages 29-31).             pages 12-19).

*    We and BankAtlantic Bancorp have           Our financial advisor, Friedman,
     each agreed to pay the other          Billings, Ramsey & Co., Inc., has
     party's merger expenses up to         given our Board of Directors a
     $1.5 million under certain            written opinion dated September 9,
     circumstances (see pages 31 and       2001 and updated as of November 9,
     38).                                  2001 that states the cash
                                           consideration to be paid to our
*    We and Community Savings have         shareholders is fair from a financial
     agreed to conduct our business        point of view.  A copy of the updated
     according to particular               opinion is attached to this proxy
     requirements (see pages 23-27).       statement as Appendix B.  You should
                                           read it completely to understand the
*    The completion of the merger          assumptions made, matters considered
     depends on a number of conditions     and limitations on the review
     being satisfied or waived (see        performed by our financial advisor
     pages 21-23).                         in issuing its opinion.  We have
                                           agreed to pay FBR a fee of
The Merger Will be Taxable to Our          approximately $1.89 million, plus
Shareholders (see pages 37-38).            certain expenses, or approximately
                                           1.13% of the total merger
     Our shareholders will recognize       consideration.  Of this amount,
gain or loss for federal, and              $472,725 has been paid.  Neither the
possibly state and local, income tax       payment to FBR nor the payment of
purposes, on the exchange of their         other expenses incurred in
Community Savings Bankshares shares        connection with the merger will
for cash.  You will recognize gain         reduce the merger consideration
or loss equal to the difference            being paid to shareholders.
between the amount of cash you
receive and your tax basis in your
Community Savings Bankshares shares.       You Have Dissenters' Rights (see
You should determine the actual tax        pages 34-37).
consequences of the merger to you,
which will depend on your specific
situation and factors not within our            Under Delaware law, you have
control.  You should consult your          dissenters' appraisal rights with
personal tax advisor for a full            respect to your Community Savings
understanding of the merger's              Bankshares shares.  If you do not
specific tax consequences to you.          wish to accept the $19.00 per share
                                           merger consideration, you can
Our Board of Directors Unanimously         dissent from the merger and instead
Recommends Shareholder Approval (see       choose to have the fair value of
pages 11-12).                              your shares judicially determined
                                           and paid to you in cash.  However,
     Our Board of Directors believes       in order to exercise your rights,
that the merger is in the best             you must follow specific procedures.
interests of Community Savings             You should carefully read Section
Bankshares and our shareholders and        262 of the Delaware General
has adopted the merger agreement.          Corporation Law which is included as
Our Board unanimously recommends           Appendix C.
that our shareholders vote "FOR"
approval of the merger agreement.          The Merger Is Expected to be
                                           Completed in the First Quarter of
Our Financial Advisor Says the             2002 (see page 23).
Merger Consideration is Fair from a
Financial Point                                 The merger will only occur after
                                           all the conditions to its completion
                                           have been satisfied or waived.
                                           Currently, we anticipate that the

                                     3


merger will be completed in the                 occurred before the merger and
first quarter of 2002.                          to provide directors' and
                                                officers' insurance coverage
Financial Interests of Our Officers             for a period of six years after
and Directors in the Merger (see                the merger.
pages 31-33).
                                           *    It is expected that James B.
     Our directors and executive                Pittard, Jr., our President
officers have interests in the                  and Chief Executive Officer,
merger as individuals in addition               will enter into a consulting
to, or different from, their                    agreement with BankAtlantic
interests as shareholders, such as              Bancorp.
receiving consulting and severance
payments, indemnification and                   Our Board of Directors was aware
insurance coverage, and other              of these interests and considered
benefits.                                  them in its decision to adopt the
                                           merger agreement.
*    Eight officers (including all six
     of our executive officers) of
     Community Savings are entitled to
     severance payments pursuant to
     change in control severance
     agreements entered into by each
     of them and Community Savings
     Bankshares and Community Savings.

*    Certain designated officers and
     employees (but not including
     currently any executive officers)
     selected by BankAtlantic Bancorp
     who remain employed until
     completion of the merger and for
     a certain amount of time after
     completion will be eligible to
     receive bonuses from BankAtlantic
     Bancorp.

*    Three executive officers and one
     former executive officer of
     Community Savings will receive
     cash payments for their individual
     interests in our supplemental
     retirement income plan, which
     payments can be either in a lump
     sum or on an installment basis.

*    Under the terms of the merger
     agreement, each outstanding
     option, whether vested or not,
     will be converted into the right
     to receive a cash payment equal
     to the difference between the
     merger consideration and the
     exercise price.  In addition,
     each unvested share of restricted
     stock granted pursuant to our
     recognition and retention plans
     will vest upon completion of the
     merger.

*    BankAtlantic Bancorp has agreed
     to indemnify our officers and
     directors and those of our
     subsidiaries for events that


                                     4

                SELECTED CONSOLIDATED FINANCIAL AND OTHER
                           INFORMATION ABOUT US

     The following tables set forth selected historical consolidated financial and other data about Community Savings Bankshares at the dates and for the periods shown. The historical consolidated financial data for the six months ended June 30, 2001 and 2000 are derived from unaudited consolidated financial statements. However, in the opinion of management, all adjustments consisting of normal recurring accruals, necessary for a fair presentation at June 30, 2001 and for such interim periods have been made. Operating results for the six months ended June 30, 2001 are not necessarily indicative of the results that may be expected for any other interim period or for the entire year ended December 31, 2001. The financial information for the five years ended December 31, 2000 of Community Savings Bankshares is based on, and qualified in its entirety by, our consolidated financial statements, including the notes thereto, which have been filed previously with the Securities and Exchange Commission. See "Where You Can Find More Information."




                                                        At June 30,                        At December 31,
                                                                     -----------------------------------------------------
                                                          2001          2000       1999       1998       1997       1996
Selected Consolidated Financial Condition Data:                                        (Dollars in thousands)
     Total assets . . . . . . . . . . . . . . .         $948,347     $962,705    $892,974   $844,041   $720,133   $655,209
     Loans receivable, net  . . . . . . . . . .          690,118      691,294     608,369    538,204    451,709    389,040
     Cash and cash equivalents. . . . . . . . .           52,531       45,118      45,239    117,015     25,954     42,442
     Securities held to maturity. . . . . . . .           30,428       34,025      38,802     52,619     67,801     75,544
     Securities available-for-sale. . . . . . .          111,106      131,418     144,840     95,151    142,269    123,152
     Real estate owned. . . . . . . . . . . . .               10          170         494        522        592      1,455
     Deposits . . . . . . . . . . . . . . . . .          669,800      681,069     613,943    594,400    550,708    513,709
     Borrowed funds . . . . . . . . . . . . . .          148,292      160,296     154,694    107,350     75,098     53,908
     Shareholders' equity . . . . . . . . . . .          115,940      112,463     115,701    133,286     81,259     76,119



                                  For the Six Months
                                   Ended June 30,                         For the Year Ended December 31,
                                  ------------------          -----------------------------------------------------
                                   2001       2000                2000       1999       1998       1997      1996
                                  -------   --------          ----------   --------   --------   --------   -------
Selected Operating Data:                                 (Dollars in thousands, except per share data)
   Interest income. . . . . . .  $33,693    $31,564             $65,660    $58,464     $54,489    $50,316   $45,580
   Interest expense . . . . . .   19,724     17,286              37,502     29,535      30,159     27,390    23,888
                                  ------     ------              ------     ------      ------     ------    ------
    Net interest income . . . .   13,969     14,278              28,158     28,929      24,330     22,926    21,692
   Provision for loan losses. .      180        225                 376        905         622        264       311
                                  ------     ------              ------     ------      ------     ------    ------
    Net interest income after
     provision for loan losses.   13,789     14,053              27,782     28,024      23,708     22,662    21,381
   Other income . . . . . . . .    2,426      2,637               4,264      3,838       4,065      4,444     3,489
   Operating expense. . . . . .   12,163     11,372              22,533     22,985      20,672     18,820    20,054
                                  ------     ------              ------     ------      ------     ------    ------
   Income before income taxes .    4,052      5,318               9,513      8,877       7,101      8,286     4,814
   Provision for income taxes .    1,263      1,711               3,101      2,343       2,107      2,930       790
                                  ------     ------              ------     ------      ------     ------    ------
    Net income. . . . . . . . .  $ 2,789    $ 3,607             $ 6,412    $ 6,534     $ 4,994    $ 5,356   $ 4,024
                                  ======     ======              ======     ======      ======     ======    ======

   Basic earnings per share . .   $ 0.35     $ 0.42              $ 0.76     $ 0.67      $ 0.49     $ 0.53   $  0.41
   Diluted earnings per share .   $ 0.34     $ 0.41              $ 0.74     $ 0.65      $ 0.48     $ 0.52   $  0.40



                                     5



                                              At or For the Six
                                                Months Ended
                                                  June 30,                 At or For the Year Ended December 31,
                                              ------------------          -----------------------------------------------------
                                               2001       2000                2000       1999       1998       1997      1996
                                              -------   --------          ----------   --------   --------   --------   -------
Selected Operating Ratios and Other Data(1):
Performance Ratios:
     Return on average assets. . . . . . . .   0.58%      0.79%              0.69%       0.76%      0.65%      0.77%     0.64%
     Return on average equity. . . . . . . .   4.87       6.23               5.58        5.02       5.74       6.80      5.34
     Net interest rate spread. . . . . . . .   2.84       3.10               2.95        3.19       3.04       3.13      3.24
     Net interest margin . . . . . . . . . .   3.14       3.39               3.26        3.62       3.37       3.51      3.64
     Non-interest income to average assets .   0.51       0.58               0.46        0.45       0.53       0.64      0.58
     Non-interest expenses to average
      assets . . . . . . . . . . . . . . . .   2.53       2.49               2.42        2.68       2.68       2.72      3.18
     Dividend payout ratio . . . . . . . . .  66.73      56.73              58.70       62.98      53.54      38.69     39.57
Asset Quality Ratios:
     Nonperforming loans to net loans
      receivable . . . . . . . . . . . . . .   0.41       0.14               0.48        0.17       0.31       0.31      0.42
     Nonperforming assets to total assets. .   0.30       0.15               0.36        0.17       0.26       0.27      0.47
     Allowance for loan losses to
      nonperforming loans. . . . . . . . . . 150.25     416.27             116.86      377.57     189.45     193.04    155.86
     Allowance for loan losses to loans
      receivable . . . . . . . . . . . . . .   0.62       0.58               0.56        0.64       0.58       0.59      0.65
Capital Ratios:
     Shareholders' equity to total
      assets, at period end. . . . . . . . .  12.23      12.46              11.68       12.96      15.79      11.28     11.62
     Average equity to average assets. . . .  11.93      12.69              12.31       15.15      11.26      11.37     11.94
Other Data:
     Number of offices . . . . . . . . . . .     21         21                 21          21         21         21        18

____________
(1)  Annualized where appropriate.

                        WHERE YOU CAN FIND MORE INFORMATION

    As a public company, we are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, our public filings are available to the public from commercial document retrieval services and on the SEC's Internet website located at "http://www.sec.gov."

















                                     6

                           THE SPECIAL MEETING

Place, Time and Date

    The special meeting is scheduled to be held at 1:30 p.m., Eastern Time, on Monday, December 17, 2001, at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida.

Matters to Be Considered

    At the special meeting, you will be asked to approve a proposal to approve the merger agreement, a proposal to adjourn the special meeting if necessary to solicit additional proxies and such other matters as are properly brought before the special meeting. As of November 9, 2001, we do not know of any business that will be presented for consideration at the special meeting other than the approval of the merger agreement and the proposal to possibly adjourn the special meeting.

Record Date; Vote Required

    Only our shareholders of record at the close of business on October 31, 2001 are entitled to notice of and to vote at the special meeting. As of October
31, 2001, there were 8,660,254 shares of our common stock outstanding and entitled to vote at the special meeting.

    Each outstanding share of our common stock will be entitled to cast one vote per share at the special meeting. You may vote in person or by submitting a properly executed proxy or by using a toll-free telephone number. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. The telephone voting facilities will close at 4:00 p.m. on December 14, 2001. The telephone voting procedure is designed to authenticate shareholders by use of a control number and to allow shareholders to confirm that their instructions have been properly recorded.

    The presence, in person or by properly executed proxies, of the holders of a majority of the outstanding shares entitled to vote at the special meeting will constitute a quorum. Abstentions and broker non-votes will be treated as shares present at the special meeting for purposes of determining the presence of a quorum. A broker non-vote is an unvoted proxy submitted by a broker. Under applicable rules, brokers or other nominees who hold shares in street name for customers who are the beneficial owners of such shares may not vote those shares with respect to the merger agreement unless they have received specific instructions from their customers.

    To approve and adopt the merger agreement, the holders of a majority of the outstanding shares of our common stock entitled to vote must vote in favor of the approval of the merger agreement. Consequently, a failure to vote, an abstention or a broker non-vote will have the same effect as voting against the merger agreement. In addition, a majority of the votes present in person or by proxy at the special meeting must vote in favor of the proposal to adjourn the special meeting for the proposal to be approved. As a result, abstentions will have the same effect as voting against the proposal to adjourn the special meeting. Broker non-votes will have no effect on this proposal.

    Approval of the merger agreement by our shareholders is one of the conditions that must be satisfied to complete the merger. See "The Merger - Conditions to the Merger."

                                     7

Beneficial Ownership of Community Savings Bankshares Common Stock

    As of October 31, 2001, our directors and executive officers and their affiliates beneficially owned in the aggregate 797,130 shares (excluding stock options), or 9.2%, of our outstanding shares of common stock entitled to vote at the special meeting. Each of our directors and executive officers has entered into a voting agreement with BankAtlantic Bancorp agreeing to vote his or her shares of Community Savings Bankshares common stock in favor of the approval of the merger agreement. In addition, certain shareholders beneficially owning an aggregate of 950,152 shares, or 11.0%, of Community Savings Bankshares common stock have agreed to vote such shares in favor of the merger agreement. See "Certain Related Agreements - Voting Agreements."
As of October 31, 2001, BankAtlantic Bancorp did not own any shares of our common stock.

Community Savings Bankshares Common Stock

    Our common stock is traded on The Nasdaq Stock Market, Inc. under the symbol "CMSV". On September 7, 2001, the last trading day prior to the joint announcement by us and BankAtlantic Bancorp that we had entered into the merger agreement, the closing price per share of our common stock was $14.50. On November 1, 2001, which is the last practicable date prior to printing this proxy statement, the closing price per share of our common stock was $18.70.

Proxies

    The enclosed proxy card is being solicited by our Board of Directors. Shares of our common stock represented by properly executed proxies received prior to or at the special meeting will, unless they have been revoked, be voted at the special meeting in accordance with the instructions indicated in the proxies. If no instructions are indicated on a properly executed proxy, the shares will be voted "FOR" the approval of the merger agreement.

    You should complete and return the proxy card accompanying this proxy statement or vote by telephone to ensure that your vote is counted at the special meeting, regardless of whether you plan to attend the special meeting. If you are the record holder of your shares, you can revoke your proxy at any time before the vote is taken at the special meeting by:

    * submitting written notice of revocation to the Secretary of Community Savings Bankshares,

    *    submitting a properly executed proxy of a later date, or

    * voting in person at the special meeting, but simply attending the special meeting without voting will not revoke an earlier proxy.

    Written notice of revocation and other communications about revoking your proxy should be addressed to:

         Community Savings Bankshares, Inc.
         660 U. S. Highway One
         North Palm Beach, Florida 33408
         Attention: Deborah M. Rousseau, Secretary

                                     8

    If any other matters are properly presented at the special meeting for consideration, the proxy holders will have discretion to vote on such matters in accordance with their best judgment. As of November 9, 2001, we know of no other matters to be presented at the meeting.

    Certain material events or changes in circumstances, including a material amendment to the merger agreement or a material revision of the fairness opinion issued by FBR, may result in a resolicitation of your vote. Under those circumstances, we will provide you with supplemental information about the material event or change in circumstances and give you an opportunity to recast your vote.

    If your Community Savings Bankshares common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via telephone or the Internet. Please see your instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

    In addition to solicitation by mail, our directors, officers and employees, who will not receive additional compensation for such services, may solicit proxies from our shareholders, personally or by telephone, telegram or other forms of communication. We have retained Morrow & Co., Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies. We will pay Morrow a fee of $4,000, plus expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in sending proxy material to beneficial owners. We will bear our own expenses in connection with the solicitation of proxies for the special meeting.

    You are requested to complete, date and sign the accompanying proxy card and to return it promptly in the enclosed postage-paid envelope.

    YOU SHOULD NOT FORWARD STOCK CERTIFICATES WITH YOUR PROXY CARD.


                                 THE MERGER

    The information in this proxy statement concerning the terms of the merger is qualified in its entirety by reference to the full text of the merger agreement, which is attached as Appendix A and incorporated by reference herein. All shareholders are urged to read the merger agreement in its entirety, as well as the opinion of our financial advisor attached as Appendix B.

General

    As soon as possible after the conditions to consummation of the merger described below have been satisfied or waived, and unless the merger agreement has been terminated as discussed below, Community Savings Bankshares will be merged with a subsidiary of BankAtlantic Bancorp in accordance with Delaware law. Community Savings Bankshares will be the surviving corporation of the merger and will become a subsidiary of BankAtlantic Bancorp. Upon completion of the merger, our

                                     9


shareholders will be entitled to receive $19.00 in cash for each share of Community Savings Bankshares common stock they hold and will cease to be shareholders of Community Savings Bankshares. Immediately after the merger is completed, Community Savings, F.A. will merge with and into BankAtlantic. BankAtlantic will be the surviving bank.

The Companies

    Community Savings Bankshares, Inc.
    660 U.S. Highway One
    North Palm Beach, Florida 33408
    (561) 881-2212

    Community Savings Bankshares is a Delaware corporation and the parent unitary thrift holding company of Community Savings, a federally chartered savings association headquartered in North Palm Beach, Florida. Community Savings operates 21 branch offices located in Palm Beach, Martin, St. Lucie and Indian River counties, Florida.

    BankAtlantic Bancorp, Inc.
    1750 East Sunrise Boulevard
    Fort Lauderdale, Florida 33304
    (954) 760-5000

    BankAtlantic Bancorp is a Florida corporation and financial services holding company for BankAtlantic, Levitt Corporation and Ryan Beck & Co. BankAtlantic is a federally chartered savings bank which is headquartered in Fort Lauderdale, Florida. BankAtlantic operates 61 branch offices in Florida located in Miami-Dade, Broward and Palm Beach counties and in the Tampa Bay area. Levitt Corporation is a Florida corporation and engages in real estate development and real estate investment activities in Florida. Ryan, Beck & Co. is a New Jersey limited liability company and engages in investment banking activities.

Background of the Merger

    Over the last several years, the financial services industry has become increasingly more competitive and has undergone industry-wide consolidation. The market in which Community Savings Bankshares operates has been affected by this trend, experiencing a period of rapid acquisition and consolidation that has affected many of the banks and thrift institutions in our market area. In addition, large financial institutions have entered the market through acquisitions of local financial institutions. In response to these developments, our Board of Directors has, on an ongoing basis, considered strategic options for increasing shareholder value, including potential acquisitions by other institutions.

    As a result of such consideration, the Board engaged FBR in June 2001. After a thorough analysis by FBR of Community Savings Bankshares' strategic options, the Board authorized FBR to explore the market in order to assess the potential interest of other institutions in an acquisition of Community Savings Bankshares. FBR contacted 28 bank or thrift holding companies, including BankAtlantic Bancorp, which were deemed to be reasonably likely to have some interest in an acquisition transaction with Community Savings Bankshares. Fourteen companies executed

                                     10


confidentiality agreements and received confidential information concerning the business and operations of Community Savings Bankshares.

    Of the 14 companies, eight (including BankAtlantic Bancorp) submitted preliminary acquisition proposals. Due to market conditions and concerns about the value of financial institution stock, including the value of the stock of certain interested parties, Community Savings Bankshares encouraged bidders to submit bids consisting of all cash, as well as a combination of stock and cash. After careful review and analysis of the proposals with FBR, on July 27, 2001 our Board authorized the three bidders (other than BankAtlantic Bancorp) whose proposals were considered the most favorable to our shareholders to conduct additional due diligence regarding Community Savings Bankshares. In light of Community Savings Bankshares' interest in receiving an all cash proposal from BankAtlantic Bancorp, a revised proposal was submitted by BankAtlantic Bancorp on an all cash basis. As a result of the revised proposal, the Board authorized BankAtlantic Bancorp to conduct due diligence. Upon completion of the due diligence process, each of the four companies, including BankAtlantic Bancorp, submitted revised offers, all of which provided for the merger consideration to consist solely of cash. FBR discussed with each bidder the terms of their respective bids and any issues presented by such proposals.

    On August 22, 2001, the Board met to analyze the four offers. FBR reviewed the terms of each offer and any issues that such offers presented, including price and structure. Upon review, BankAtlantic Bancorp's offer provided for the highest merger consideration and was not subject to any contingencies other than customary conditions to closing. Consequently, our Board authorized management to negotiate the terms of the merger agreement with BankAtlantic Bancorp.

    Preparation and negotiation of the merger agreement continued over the next two weeks. On September 6, 2001, our Board met to review, with the assistance of counsel, and discuss a draft of the merger agreement. FBR again reviewed BankAtlantic Bancorp's proposal with the Board and stated to the Board its oral opinion that the merger consideration proposed by BankAtlantic Bancorp was fair, from a financial point of view, to Community Savings Bankshares' shareholders. At such time, BankAtlantic Bancorp was in the process of completing its review of the disclosure schedules prepared by Community Savings Bankshares in connection with the negotiation of the merger agreement. On September 9, 2001, the Board reconvened its meeting of September 6th and after additional discussion of the merits of the transaction proposed in the merger agreement and upon consideration of FBR's oral opinion as to the fairness of the merger consideration, which opinion was reaffirmed at that time, unanimously approved the merger agreement and authorized its execution. Community Savings Bankshares and BankAtlantic Bancorp executed the merger agreement the evening of September 9th. A joint press release was issued before the stock markets opened on the morning of September 10, 2001.

Our Reasons for the Merger; Recommendation of Your Board  of Directors

    Our Board of Directors believes that the terms of the merger agreement, which are the product of arm's length negotiations between Community Savings Bankshares and BankAtlantic Bancorp, are in the best interests of our shareholders. In the course of reaching its determination, our Board of Directors considered the following factors:

    * the merger consideration to be paid to our shareholders in relation to the market value, book value and earnings per share of our common stock,

                                     11


    * information concerning our financial condition, results of operations, capital levels, asset quality and prospects,

    *    industry and economic conditions,

    * our assessment of BankAtlantic Bancorp's ability to pay the aggregate merger consideration,

    * the opinion of our financial advisor as to the fairness of the merger consideration from a financial point of view to our shareholders,

    * the extensive process that our Board of Directors and our financial advisor followed in obtaining proposals for the merger or acquisition of Community Savings Bankshares,

    *    the general structure of the transaction,

    * the greater resources and product offerings that BankAtlantic Bancorp will have after the merger than we currently have,

    * the impact of the merger on the depositors, employees, customers and communities served by us through expanded commercial, consumer and retail banking products and services,

    * the results of our due diligence investigation of BankAtlantic Bancorp, including the likelihood of receiving the requisite regulatory approvals in a timely manner,

    * the ability of BankAtlantic Bancorp after the merger to compete in relevant banking and non-banking markets, and

    * our strategic alternatives to the merger, including our assessment of our prospects if we continue the operation of Community Savings as an independent financial institution.

In making its determination, our Board of Directors did not ascribe any relative or specific weights to the factors which it considered. The foregoing discussion of the factors considered by our Board is not intended to be exhaustive, but it does include the material factors considered by our Board.

    Our Board of Directors believes that the merger is in the best interests of Community Savings Bankshares and our shareholders. The Board of Directors unanimously recommends that our shareholders vote FOR the approval of the merger agreement.

The Consideration is Fair According to Friedman, Billings, Ramsey & Co., Inc., Our Financial Advisor

    Pursuant to a letter agreement dated as of June 8, 2001, we retained FBR to act as our financial advisor in connection with evaluating Community Savings Bankshares' strategic alternatives, including a sale of all or substantially all of our assets and/or liabilities or capital stock. At the meeting of our Board of Directors held on September 9, 2001 to consider and approve the merger agreement, FBR delivered its

                                     12


oral opinion (subsequently confirmed in writing by delivering a written opinion to the Community Savings Bankshares' Board dated September 9, 2001) that as of the date of such opinion, $19.00 in cash per each share of Community Savings Bankshares common stock pursuant to the merger agreement, was fair, from a financial point of view, to the holders of Community Savings Bankshares common stock.

    The full text of FBR's updated opinion, which sets forth the assumptions made, procedures followed, matters considered and limits on the review undertaken, is attached as Appendix B to this proxy statement and is incorporated herein by reference. No limitations were imposed by the Community Savings Bankshares' Board upon FBR with respect to the investigations made or procedures followed by FBR in rendering its opinion.
The description of FBR's updated opinion set forth herein is qualified in its entirety by reference to Appendix B. You are urged to read the FBR opinion in its entirety. FBR's opinion is addressed only to Community Savings Bankshares' Board of Directors and directed only to the consideration to be received in the merger by the holders of Community Savings Bankshares' common stock and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the special meeting.

    FBR is a nationally recognized investment banking firm and was selected by Community Savings Bankshares' Board based on the firm's reputation and experience in investment banking in general, its recognized expertise in the valuation of banking businesses and because of its familiarity with Community Savings Bankshares. FBR, as part of its investment banking business, is frequently engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

     In connection with rendering the opinion dated September 9, 2001, FBR, among other things: (i) reviewed the merger agreement; (ii) reviewed the Community Savings Bankshares Annual Report to Shareholders for the fiscal year ended December 31, 2000 and the Community Savings Bankshares Annual Report on Form 10-K filed with the SEC for the fiscal years ended December 31, 2000 and 1999; reviewed the Community Savings Bankshares proxy statement dated March 26, 2001; reviewed the Community Savings Bankshares Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2001 and June 30, 2001; (iii) reviewed the BankAtlantic Bancorp Annual Report on Form 10-K filed with the SEC for the fiscal years ended December 31, 2000 and 1999; reviewed the BankAtlantic Bancorp annual proxy statement dated April 23, 2001; reviewed the BankAtlantic Bancorp Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2001 and June 30, 2001; (iv) reviewed Community Savings Bankshares' unaudited financial results for the one and four months ended July 31, 2001 with the management of Community Savings Bankshares; (v) reviewed and discussed BankAtlantic Bancorp's pro forma regulatory capital ratio computation provided by the management of BankAtlantic Bancorp; (vi) reviewed and discussed BankAtlantic Bancorp's regulatory compliance with management of BankAtlantic Bancorp, including safety and soundness and Community Reinvestment Act ratings; (vii) reviewed the reported market prices and trading activity for Community Savings Bankshares common stock for the period July 1, 1996 through September 7, 2001; (viii) discussed the financial condition, results of operations, earnings projections, business and prospects of Community Savings Bankshares and BankAtlantic Bancorp with the managements of Community Savings Bankshares and BankAtlantic Bancorp; (ix) compared the results of operations and financial condition of Community Savings Bankshares with those of certain publicly-traded financial institutions (or their holding companies) that FBR deemed to be reasonably comparable to Community Savings Bankshares, as the case may be; (x) participated in discussions and negotiations among representatives of

                                     13


Community Savings Bankshares and representatives of BankAtlantic Bancorp; (xi) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be reasonably comparable to the merger; (xii) reviewed the financial terms, to the extent publicly available, of certain acquisition transactions entered into by BankAtlantic Bancorp; and
(xiii) performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

     In connection with rendering its opinion, FBR assumed and relied upon, without independent verification, the accuracy and completeness of all the financial information, analyses and other information reviewed by and discussed with it, and did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities of Community Savings Bankshares or BankAtlantic Bancorp or any of their subsidiaries, or the collectibility of any such assets (relying, where relevant, on the analyses and estimates of Community Savings Bankshares or BankAtlantic Bancorp). With respect to the financial projections reviewed with Community Savings Bankshares' management, FBR assumed that they reflected the best then currently available estimates and judgments of management of the future financial performances of Community Savings Bankshares and that such performance will be achieved. FBR discussed with management of BankAtlantic Bancorp its beliefs regarding BankAtlantic Bancorp's earnings for the third and fourth quarters of 2001 as it related to the capital projections for the combined company. FBR assumed that the information it reviewed is based on reasonable judgements of management of the future financial performance of BankAtlantic Bancorp and of the combined company. FBR also assumed that there has been no material change in BankAtlantic Bancorp's or Community Savings Bankshares' assets, financial condition, results of operations, business or prospects since the date of the last financial statements noted above. In addition, FBR assumed, without independent verification, that the aggregate consolidated allowances for loan losses for Community Savings Bankshares and BankAtlantic Bancorp were adequate to cover such losses, and that the conditions precedent in the merger agreement are not waived.

    The forecasts and projections furnished to FBR for Community Savings Bankshares' were prepared by the management of Community Savings Bankshares. As a matter of policy, Community Savings Bankshares does not publicly disclose internal management forecasts, projections or estimates of the type furnished to FBR in connection with its analysis of the merger, and such forecasts, projections and estimates were not prepared with a view towards public disclosure. These forecasts, projections and estimates were based on numerous variables and assumptions which are inherently uncertain and which may not be within the control of management, including, without limitation, general economic, regulatory and competitive conditions. Accordingly, actual results could vary materially from those set forth in such forecasts, projections and estimates.

    In connection with rendering such fairness opinion to our Board of Directors, FBR performed a variety of financial analyses. The following is a summary of the material financial analyses performed by FBR, but does not purport to be a complete description of its analyses or presentations at the September 6, 2001 and September 9, 2001 meetings of Community Savings Bankshares' Board. FBR believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying FBR's opinion. The preparation of a fairness opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analyses or summary description. In its analyses, FBR made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which are beyond the control of Community Savings Bankshares and BankAtlantic Bancorp. Any estimates contained in FBR's analyses

                                     14


are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which the companies or their securities may actually be sold.

    Summary of Terms of Proposed Transactions. FBR reviewed the terms of the proposed merger, including the aggregate amount of merger consideration, the form of consideration being proposed, and the percentage of premium to the current market price. The merger consideration is $19.00 in cash per share of Community Savings Bankshares common stock or approximately $170.4 million in aggregate merger consideration (including the value of the cancellation of outstanding stock options held by directors and employees of Community Savings Bankshares).

    FBR stated that the merger consideration as of September 9, 2001 represented a multiple of (i) 28.4 times Community Savings Bankshares' earnings per share for the twelve months ended June 30, 2001, (ii) 144% of Community Savings Bankshares' book value per share as of June 30, 2001 and
(iii) 144% of June 30, 2001 tangible book value per share. The merger consideration also represented a premium over tangible book value as a percentage of deposits equal to 8.13% based on the amount of deposits and tangible book value per share at June 30, 2001.

    Comparable Transaction Analysis. FBR analyzed comparable transactions involving the sale of thrifts from January 1, 2000 through August 27, 2001. The following table shows the average and median statistics for price/book value, price/tangible book value, price/latest twelve months earnings and the deposit premium for four comparable groups. The comparable groups are as follows: (i) 93 thrift acquisitions nationwide, (ii) nine thrift acquisitions involving sellers headquartered in Alabama, Florida, Georgia, Mississippi, North Carolina and South Carolina, (iii) 16 thrift acquisitions involving sellers with tangible equity to assets ratio of between 11.0% and 14.0%, and (iv) 18 acquisitions involving thrifts with total assets between $500 million and $2.0 billion. FBR compared the median and average statistics associated with the selected transactions groups with the price/book, price/tangible book, price/last twelve months earnings and deposit premium ratios in the merger of 144%, 144%, 28.4x and 8.13%, respectively, and found that the ratios associated with the merger were comparable or higher than the median and/or average price/book, price/tangible book, price/last twelve months earnings and deposit premium ratios for the selected transactions. The merger consideration to be received by Community Savings Bankshares' shareholders compares favorably to the pricing multiples received by the companies included in the selected transactions groups.














                                     15

               Announced Thrift Acquisition Transactions January 1, 2000 to August 27, 2001


                                                                               Announced
                                           --------------------------------------------------------------------------------
                             Seller      Aggregate
                               Tangible       Merger                                     Price/Last Twelve
                                Equity/    Consideration  Price/Book    Price/Tangible         Months         Premium/Core
                               Assets(%)      ($M)           (%)          Book (%)            EPS (x)         Deposits (%)
                           --------    -------------  ----------    --------------   -----------------    ------------
Nationwide
----------
93 Transactions     Average     10.98         147.9         147.41         153.93              23.0               9.59
                    Median       8.95          29.7         137.51         138.57              19.6               7.44
Regional
--------
(AL, FL, GA, MS, NC, SC)
9 Transactions
                    Average     13.93          56.9         141.94         141.94              22.9              15.95
                    Median      12.17          37.9         138.06         138.06              21.1               9.42

Tangible Equity/Assets
(11.0% to 14.0%)
----------------------
16 Transactions
                    Average     12.62          39.5         131.39         131.39              24.4               7.64
                    Median      12.72          31.5         138.92         138.92              24.1               8.17

Total Assets
($500 million to $2.0
billion)
---------------------
18 Transactions
                    Average      7.95         145.9         166.46         175.34              15.8              11.36
                    Median       7.36         133.4         154.33         154.33              15.2              10.58

Community-
BankAtlantic
Transaction                     12.23         170.4         144.14         144.14              28.4               8.13






                                     16

No company or transaction used in the above analyses, as a comparison, is identical to BankAtlantic Bancorp, Community Savings Bankshares or the merger. Accordingly, an analysis of the results of the foregoing is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other facts that could affect the public trading value of the companies to which they are being compared.

    Discounted Earnings Stream and Terminal Value Analysis. Using a discounted earnings stream and terminal value analysis, FBR estimated the future stream of earnings flows that Community Savings Bankshares could be expected to produce through the year 2005, under various circumstances, assuming Community Savings Bankshares performed in accordance with the earnings forecasts of Community Savings Bankshares' management. To approximate the terminal value of the Community Savings Bankshares common stock at the end of a four-year period (December 31, 2005), FBR applied price to earnings multiples ranging from 17.0 to 22.0. The net income streams and terminal values were then discounted to present values using a discount rate of 12. This analysis assumed that Community Savings Bankshares will continue its 65% dividend payout ratio and indicated a total reference range of between $13.88 and $17.77 per share of Community Savings Bankshares common stock. The merger consideration to be received in the merger compares favorably with the results of the discounted earnings stream and terminal value analysis. FBR stated that the discounted earnings stream and terminal value analysis is a widely used valuation methodology but noted that it relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Community Savings Bankshares common stock.

    Pro Forma Merger Analysis.   FBR performed pro forma merger analyses
that combined Community Savings Bankshares' and BankAtlantic Bancorp's current and projected income statements and balance sheets based on earnings forecasts of Community Savings Bankshares and BankAtlantic Bancorp, respectively. Assumptions and analyses of the accounting treatment, acquisition adjustments, operating efficiencies and other adjustments were made to arrive at a base case pro forma analysis to determine the effect of the transaction on both Community Saving Bankshares and BankAtlantic Bancorp. The actual results achieved by the combined company will vary from the projected results and such variations may be material.

     Analysis of Selected Publicly Traded Companies. In preparing its presentation, FBR used publicly available information to compare selected financial and market trading information, including capital levels, earnings performance, asset quality ratios, and profitability, for Community Savings Bankshares and selected other publicly traded thrifts. This peer group consisted of publicly traded thrifts with total assets between $500 million and $2 billion. This analysis showed, among other things, that Community Savings Bankshares has a higher tangible equity/tangible assets ratio and trades at a higher price/earnings ratio than the comparable group.







                                     17

Selected Financial and Market Data for Publicly Traded Thrifts Between $500 million and $2 billion in assets as of September 6, 2001

                                                                                          Price to
                                                                             -----------------------------------
                        Assets       Tangible Equity/    LTM        LTM       LTM          Book         Dividend
                        ($000)       Tangible Assets     ROAA       ROAE      EPS          Value          Yield
                      ---------      ----------------    ----       ----      ---          -----        ---------
Community Savings
  Bankshares       $   948,347            12.23%         0.58%      4.89%     23.66   x    113.8%       2.78%

Average            $ 1,010,587             9.24%         0.81%      9.12%     17.68   x    121.8%       2.40%

Median             $   883,673             8.29%         0.75%      9.10%     13.81   x    114.9%       2.48%


     Analysis of Stock Trading History. FBR reviewed the history of the reported trading prices and volume of Community Savings Bankshares common stock and the relationship between the movements in the prices of Community Savings Bankshares common stock to movements in certain stock indices, including the FBR Large Thrift Index, the Nasdaq Bank Index, the S&P 500 and the median performance of the regional group (as described above). During the one year period ended September 7, 2001, Community Savings Bankshares common stock outperformed the S&P 500 and performed approximately on par with the Nasdaq Bank Index but did not perform as well as both the regional group and the FBR Large Thrift Index.



                                          Performance from
                                           9/7/00- 9/7/01
                                          ----------------
     Community Savings Bankshares             17.17%
     FBR Large Thrift Index                   44.92%
     Regional Group                           35.17%
     Nasdaq Bank Index                        17.18%
     S & P 500                               -27.74%

     In connection with rendering its updated opinion, FBR confirmed the appropriateness of its reliance on the analyses used to render its September
9, 2001 opinion by performing procedures to update certain of such analyses and by reviewing the assumptions upon which such analyses were based and the factors considered in connection therewith. FBR's opinion is based, necessarily on economic, market and other conditions as in effect on, and the information made available to it as of, the date of such opinion. Events occurring after the date of the updated opinion could materially affect the assumptions used in preparing such opinion.

     Pursuant to the terms of FBR's engagement, FBR will receive an incentive-based fee based upon the aggregate consideration to be paid to the Community Savings Bankshares shareholders. For its services as financial advisor to Community Savings Bankshares in connection with the merger, FBR will receive a transaction fee of $1,890,899. Twenty-five percent (25%) of such fee, or $472,725, was paid upon the signing of the merger agreement and the remaining portion is payable at the closing of the merger. The remaining portion of the transaction fee payable to FBR upon closing will be approximately $1,418,174. Community Savings Bankshares also has agreed to reimburse FBR for its reasonable documented out-of-pocket expenses in connection with its engagement and to indemnify FBR and its affiliates and their respective partners, directors, officers, employees, agents and controlling persons against certain expenses and liabilities, including liabilities under securities laws. The payment of the fees to FBR will not reduce the merger consideration being paid to shareholders.


                                     18

     In the past, FBR has provided investment banking and financial services to Community Savings Bankshares unrelated to the merger, for which services
FBR has received compensation. In addition, in the past, FBR also has provided, and may in the future provide, investment banking and financial services to BankAtlantic Bancorp, for which services FBR has received, and
expects to receive, compensation.   FBR's previous services to BankAtlantic
Bancorp were unrelated to the merger. In July 2001, FBR acted as co-lead underwriter and financial advisor to BankAtlantic Bancorp in a capital raising transaction. In addition, FBR may assist BankAtlantic Bancorp in connection with a proposed financing transaction which is expected to be undertaken in connection with the acquisition of Community Savings Bankshares. The final terms of any such financing transaction have not been determined as of the date hereof. FBR has advised Community Savings Bankshares that, in the ordinary course of its business as a full-service securities firm, FBR may, subject to certain restrictions, actively trade the equity securities of Community Savings Bankshares and/or BankAtlantic Bancorp for its own account or for the accounts of its customers, and, accordingly, may at any time hold a long or short position in such securities.

You Will Receive Cash for Your Shares of Community Savings Bankshares Stock

     Upon completion of the merger, each outstanding share of Community Savings Bankshares common stock (other than shares as to which dissenters' rights have been asserted and perfected in accordance with Delaware law or any shares owned by us, our subsidiaries, BankAtlantic Bancorp or its subsidiaries) will be converted into and represent the right to receive $19.00 in cash without any interest thereon. The aggregate amount of the cash payment represents the merger consideration. The merger consideration to be paid in connection with the merger is expected to be approximately $170.4 million, including payment for the cancellation of all outstanding Community Savings Bankshares stock options, assuming none of such options are exercised.

Treatment of Options and Restricted Shares

     At the effective time of the merger, each stock option to purchase Community Savings Bankshares common stock issued pursuant to the Community Savings Bankshares Amended and Restated 1995 Stock Option Plan and the Amended and Restated 1999 Stock Option Plan that has not been exercised or terminated will be converted into the right to receive a cash payment equal to $19.00 less the exercise price per share of the stock option, multiplied by the number of shares of Community Savings Bankshares common stock subject to the stock option, less any required tax withholding.

     At the effective time of the merger, each holder of unvested restricted shares granted pursuant to the Community Savings Bankshares Amended and Restated 1995 Recognition and Retention Plan for Employees and Outside Directors and the 1999 Recognition and Retention Plan and Trust Agreement will be entitled to receive the merger consideration multiplied by the number of unvested restricted shares held by them, less any required tax withholding. There are an aggregate of 111,746 unvested restricted shares as of the date of this document.

Procedure for Surrendering Your Certificates

     As of the effective time of the merger, BankAtlantic Bancorp will deliver to the exchange agent an amount of cash equal to the aggregate merger consideration. The exchange agent will act as paying agent for the benefit of the holders of certificates and options of Community Savings Bankshares common stock in exchange for the merger consideration. Each holder of Community Savings Bankshares common stock who surrenders his or her Community Savings Bankshares shares to the exchange agent, together with a properly executed letter of transmittal, will be entitled to receive a cash


                                     19


payment of $19.00 per share of Community Savings Bankshares common stock upon acceptance of the shares by the exchange agent. Each holder of Community Savings Bankshares stock options who surrenders a properly executed letter of transmittal will be entitled to receive a cash payment equal to the difference between the exercise price of the option and $19.00, less any required tax withholding.

     As soon as practicable after the effective time but in no event later than five business days after the effective time, a letter of transmittal will be mailed by the exchange agent to Community Savings Bankshares shareholders and option holders. The letter of transmittal will contain detailed instructions for surrendering your stock certificates and options to purchase Community Savings Bankshares common stock, as applicable.

     You should NOT return your Community Savings Bankshares common stock certificates with the enclosed proxy card, and you should NOT send your stock certificates to the exchange agent until you receive the letter of transmittal.

     If a certificate for Community Savings Bankshares common stock has been lost, stolen or destroyed, the exchange agent is not obligated to deliver payment until the holder of the shares delivers:

     *    an appropriate affidavit of loss, and

     * an indemnity agreement and/or bond, as may be required by the exchange agent.

     At any time following the six-month period after the effective time of the merger, BankAtlantic Bancorp may require the exchange agent to deliver any funds not claimed by former Community Savings Bankshares shareholders and option holders. Thereafter, the payment obligation for any certificate or option representing Community Savings Bankshares common stock which has not been satisfied will become the responsibility of BankAtlantic Bancorp.

     Neither BankAtlantic Bancorp nor the exchange agent will be liable to any former holder of Community Savings Bankshares common stock or option for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or other similar laws.

Representations and Warranties Made by Us and BankAtlantic Bancorp

     The merger agreement contains representations and warranties made by us and BankAtlantic Bancorp which are customary for this type of merger transaction, including, among others, representations and warranties concerning:

     *    the organization of Community Savings Bankshares and BankAtlantic
          Bancorp;

     * the due authorization, execution, delivery and performance of the merger agreement;

     * the absence of violations, conflicts or breaches of our and BankAtlantic Bancorp's governing documents, agreements, orders and applicable laws as a result of the merger agreement, except as previously disclosed;

     *    governmental approvals required for the completion of the merger;

     * the financial statements of BankAtlantic Bancorp and Community Savings Bankshares;

                                     20


     * the regulatory reports filed by Community Savings Bankshares and BankAtlantic Bancorp;

     * the absence of certain changes or events affecting Community Savings Bankshares and BankAtlantic Bancorp which would result in a material adverse effect; and

     *    the accuracy of the information in this proxy statement.

     We made certain additional representations and warranties (which we believe are also customary), among others, regarding our capital stock, our subsidiaries, our financial statements, the absence of any broker's and finder's fees other than those owed FBR, our material contacts, employee benefit plans, our compliance with laws (including the Community Reinvestment
Act), our regulatory reports, litigation and investigations involving us or our subsidiaries, environmental matters, the adequacy of our insurance coverage, labor matters, our loans and deposit accounts, derivative contracts, the status of our investment portfolio, the adequacy of our allowance for loan losses, the absence of certain regulatory actions, our customer lists, tax matters, real estate owned or leased by us, our fiduciary activities, our personal and intangible property, related party transactions, the liquidation account created in our conversion, receipt of a fairness opinion and the accuracy of our disclosures. In addition to the representations noted above, BankAtlantic Bancorp has represented that it will have sufficient funds to pay the merger consideration required of it under the merger agreement and is not party to any legal proceeding which would result in a material adverse effect on it. BankAtlantic Bancorp expects to engage in a financing transaction in connection with the acquisition of Community Savings Bankshares. However, the final terms of such transaction have not been determined as of the date hereof. Furthermore, successful completion of any such financing transaction is not a condition to BankAtlantic Bancorp's obligation to complete the merger.

     Some of the representations and warranties made by us are qualified by materiality. The representations, warranties, agreements and covenants in the merger agreement will expire at the effective time of the merger, except for agreements and covenants that by their terms are to be performed after the effective time of the merger. If the merger agreement is terminated, there will be no liability on the part of either us or BankAtlantic Bancorp other than the possible payment of a termination fee to BankAtlantic Bancorp or the payment of the other party's merger expenses under certain circumstances as discussed below under "-Termination of the Merger Agreement." In addition, no party will be relieved or released from any liability arising out of a willful or intentional breach by it of any covenants, agreements, representations or warranties in the merger agreement.

Conditions to the Merger

     The respective obligations of BankAtlantic Bancorp and Community Savings Bankshares to effect the merger are subject to the satisfaction or waiver of the following conditions specified in the merger agreement:

     *    approval of the merger agreement by our shareholders;

     * the accuracy of the other party's representations and warranties in all material respects, except where the failure of any Community Savings Bankshares representation and warranty to be true, individually or in the aggregate, without giving any effect to materiality, does not or could not reasonably be expected to result in a material adverse effect (as discussed below) on Community Savings Bankshares;

                                     21


     * the performance by the other party of its obligations contained in the merger agreement in all material respects;

     * there is no event or condition which has caused or is reasonably likely to cause a material adverse effect on Community Savings Bankshares or its subsidiaries or BankAtlantic Bancorp;

     * the receipt of all required regulatory and third party approvals, consents or waivers and the expiration of all statutory and regulatory waiting periods; provided that none of the approvals or consents contain any terms or conditions that, in the reasonable opinion of BankAtlantic Bancorp, are unduly burdensome or would materially reduce the value of the merger to BankAtlantic Bancorp and that the regulatory approvals do not contain any terms or conditions that would materially adversely affect the terms of the merger relating to our shareholders; for purposes of the merger agreement, no term or condition contained in such regulatory approval with respect to (1) any required increase in capital levels, (2) limitations on growth or (3) limitations of business activities shall be deemed unduly burdensome or to materially reduce the value of the merger to BankAtlantic Bancorp;

     *    the absence of any:

          * law, order, judgment or decree that would prevent the merger;

          * suit or other proceeding pending or threatened by any governmental body which is sought to restrain or prohibit the merger; and

          * suit or other proceeding pending before any court or governmental agency which is sought to restrain the merger or obtain other substantial monetary or other relief against one or more of the parties to the merger and which either Community Savings Bankshares or BankAtlantic Bancorp determines in good faith, based upon advice of counsel, makes it inadvisable to proceed with the merger; and

     *    the receipt of certain certificates.

      For Community Savings Bankshares and its subsidiaries, the term "material adverse effect" is defined in the merger agreement to mean any effect that (A) is material and adverse to the financial condition, results of operations, assets, business or prospects of Community Savings Bankshares and its subsidiaries considered as one enterprise or (B) materially impairs the ability of Community Savings Bankshares to consummate the transactions contemplated by the merger agreement; provided, however, that the term "material adverse effect" will not be deemed to include (1) the impact of changes in (a) laws, regulations, or policies of any federal or state court, administrative agency, commission or other governmental authority or interpretations thereof; or (b) generally accepted accounting principles that are generally applicable to the banking industry; (2) actions taken or to be taken by Community Savings Bankshares upon the written request of BankAtlantic Bancorp or pursuant to the merger agreement; (3) changes in the general level of market interest rates; or (4) expenses incurred in connection with the merger agreement and the transactions contemplated thereby. For BankAtlantic Bancorp, the term "material adverse effect" is defined in the merger agreement to mean any effect that materially impairs the ability of it to make payment at the effective time of the merger consideration or otherwise materially

                                     22


impairs its or BankAtlantic's ability to consummate any of the transactions contemplated by the merger agreement.

     BankAtlantic Bancorp's obligation to effect the merger also is subject to the satisfaction or waiver of the following additional conditions:

     * all action required by our Board of Directors and our shareholders to authorize the execution, delivery and performance of the merger agreement, and the transactions contemplated by the merger agreement, will have been taken;

     * no court decision awarding substantial damages or penalty against any party in connection with the merger has been rendered; and

     * no more than 15% of our outstanding shares of common stock has exercised, or remain entitled to exercise, dissenters' appraisal rights in connection with the merger.

     Our obligation to effect the merger is subject to the condition that no law or order will have been proposed, promulgated or enacted by any governmental or regulatory agency or court of competent jurisdiction that prevents or restricts or could prevent or restrict the merger.

     There can be no assurance that the conditions to consummation of the merger will be satisfied or waived. The merger will become effective when the certificate of merger is filed with Secretary of State of the State of Delaware. It is currently anticipated that the effective time of the merger will occur in the first quarter of 2002.

Conduct of Business Prior to the Completion of the Merger

     BankAtlantic Bancorp and we have agreed that during the period from the date of the merger agreement to the effective time of the merger, we and our subsidiaries will do the following, except as otherwise required by the merger agreement or requested or agreed to in writing by BankAtlantic Bancorp:

     * carry on our business only in the ordinary course and consistent with our policies, procedures and practices in substantially the same manner as our past practice;

     * keep in full force and effect, and without default, all of our material contracts and agreements, except as they may terminate in accordance with their terms or the terms of the merger agreement;

     * use our best efforts to keep in full force and effect our insurance coverage to the extent that such insurance continues to be reasonably available;

     * maintain, renew, keep in full force and effect and preserve our material rights, franchises, permits and licenses and use our best efforts to preserve our business organization, retain our present employee force and maintain our relationships with other financial institutions and our customers; and

     * comply in all material respects with all laws and orders applicable to us and to the conduct of our business.

                                     23


     We also have agreed that we and our subsidiaries will not do any of the following, except with the prior written consent of BankAtlantic Bancorp:

     * originate or issue any commitment for any new construction loan or make any disbursement under any existing construction loan (unless we are legally obligated to) other than in accordance with certain criteria and standards as agreed to by BankAtlantic Bancorp and us;

     * incur or agree to incur any obligation or liability other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with prior practice and liabilities relating to the consummation of the merger agreement;

     * make or permit any amendment or termination of any of our material contracts or agreements which would materially adversely affect us;

     * acquire any corporation, partnership or other business organization or a substantial part of any business;

     * sell or otherwise dispose of our assets or acquire any assets or deposits except in the ordinary course of our business, with certain exceptions;

     * enter into, dispose of or divest any of our subsidiaries or joint ventures, or cause any business entity to become a subsidiary or affiliate;

     * sell or otherwise dispose of any of our or our subsidiaries' real property, except for sales to non-affiliated third parties in the ordinary course of business;

     * enhance, expand, modify, replace or alter any of our computer or data processing systems, with certain exceptions;

     * make, originate or otherwise acquire any loan, loan commitment or line of credit in excess of $1 million, with certain exceptions;

     * acquire any interest or participation in loans originated by other financial institutions or brokers;

     * enter into any material contract or agreement or make any capital expenditure in excess of $50,000, with certain exceptions;

     * issue (other than upon the exercise of existing stock options), sell, redeem or acquire any of our or our subsidiaries' shares of capital stock or other ownership interests or declare, issue or pay any dividend or other distribution of assets, except for our regular quarterly cash dividend and dividends by Community Savings to us to pay our ordinary operating expenses and accrued liabilities;

     *    amend our certificate of incorporation or bylaws;

                                     24


     *    split, combine or reclassify any shares of our capital stock;

     * grant any increase in compensation or benefits to our employees or officers, other than increases granted in the ordinary course of business consistent with past practice and in no event in excess of an individual increase of 5% annually; pay any bonus other than bonuses paid in the ordinary course of business consistent with past practice; enter into any severance agreements or arrangements with our officers; and grant any material increase in fees, compensation or other benefits to any of our directors;

     * effect any change in retirement benefits for any of our employees or officers, unless required by law, with certain exceptions;

     * amend any existing employment contract or enter into any new employment contract unless we have the unconditional right to terminate without penalty at any time;

     * adopt any new employee benefit plan or make any material change to any existing employee benefit plan, unless required by law;

     * enter into any transactions other than in the ordinary course of business or mortgage, pledge or subject to any lien any of our properties or assets or change the terms of any such mortgages, pledges or liens;

     * compromise, appeal, adjust or otherwise settle any assertion or claim of a tax deficiency, or file any tax return before furnishing a copy to BankAtlantic Bancorp, subject to certain exceptions;

     * enter into any related party transaction, except for transactions relating to deposit relationships or loans made in the ordinary course by Community Savings consistent with its policies and procedures and applicable regulations;

     * make or commit to make any loans outside of our geographic lending area or which are not in compliance with Community Savings' loan underwriting policies and procedures, unless required by existing commitments; advance or commit to advance any new funds to customers who presently have a classified loan; make or commit to make any new loan to a borrower which is a corporation, partnership or other non-natural person, which is not personally guaranteed by the principals of the borrower; convert any loan to develop or construct residential housing to a permanent loan unless contractually obligated to do so;

     *    open, or file an application to open, any office, branch or
          banking facility, or the   acquisition or establishment of any
          additional banking or nonbanking facility or close any of our existing offices or branches;

     * purchase any investment securities other than federal funds, government securities with maturities of less than one year or
          Federal Home Loan Bank overnight accounts or make   any material
          change to our current pricing strategy for our deposit accounts;

                                     25


     * take any action which could reasonably be expected to adversely affect obtaining regulatory approval of the merger or the performance of the covenants and agreements in the merger agreement;

     * make any of Community Savings' credit policies or procedures less restrictive or enter into any new lending or leasing programs;

     * make any change in our accounting methods or practices other than those required by generally accepted accounting principles, directed by governmental authorities or pursuant to the terms of the merger agreement;

     * take, cause or permit the occurrence of any change or event which would render any of our representations and warranties untrue; or

     * enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing.

     In addition, we have agreed to:

     *    promptly notify BankAtlantic Bancorp:

          * of any event that materially adversely affects our or our subsidiaries' financial condition, operations, business, assets or prospects;

          * of any breach of any of our representations, warranties, or covenants; or

          * if we are unable to fulfill any of the conditions to the performance of BankAtlantic Bancorp of the merger;

     * pay or discharge our current liabilities in the ordinary course of business when they become due and payable, except for such liabilities as may be subject to a good faith dispute or counterclaim;

     * not enter into any transaction which will create goodwill on our books and records under generally accepted accounting principles;

     * not increase the level of our operating expenses in excess of 5% on an annualized basis based on the results of operations for the twelve months ended June 30, 2001, excluding any expenses incurred in connection with the merger and at the direction of BankAtlantic Bancorp, with certain exceptions; or

     * not exceed $2.75 million in merger expenses, not including any fees and expenses incurred in connection with: (i) any challenges or protests by any third parties to any applications or submissions filed in connection with the merger, (ii) any competing transaction to acquire us, (iii) any legal proceedings related to the merger agreement or the transactions contemplated by the merger agreement, or (iv) any proxy contest in connection with the submission of the merger agreement to our shareholders.


                                     26


     We also have agreed that neither we nor any of our subsidiaries nor any of our officers, directors, employees, agents, subsidiaries, advisors or other representatives (including those of any of our subsidiaries) will solicit, initiate, participate in, encourage or knowingly facilitate any inquiries or negotiations with respect to or furnish any information relating to, any proposal to enter into a competing transaction with any person other than BankAtlantic Bancorp or disclose any information about our or our subsidiaries' business to any person in connection with a competing transaction. A competing transaction, as defined in the merger agreement, is:

     * a merger, consolidation, share exchange, business combination or other similar transaction involving us or Community Savings;

     * any sale, lease, exchange, transfer or other disposition of 50% or more of our or Community Savings' assets;

     * a tender offer or exchange offer for 20% or more of our outstanding voting stock; or

     * any solicitation in opposition to the approval of the merger by our shareholders.

     We are permitted, however, to furnish information to or engage in discussions or negotiations with third parties in connection with an unsolicited competing transaction if: (i) our Board of Directors determines in good faith, after consultation with our financial advisors, that the competing transaction is reasonably likely to be completed and will result in a superior proposal (as defined below), (ii) our Board believes, after consultation with legal counsel, that such action is required for our Board to fulfill its fiduciary duties to our shareholders and (iii) we obtain a confidentiality and standstill agreement from the third party no less favorable than that entered into with BankAtlantic Bancorp, unless the Board believes, after consultation with legal counsel, complying with such requirement would violate its fiduciary duties to shareholders. Under the merger agreement, a "superior proposal" is defined as a competing transaction that our Board of Directors concludes, based upon the written advice of our financial advisors, provides for greater consideration than is being offered in the merger.

     We have agreed to recommend approval of the merger agreement to our shareholders. We also have agreed to use our best efforts to solicit our shareholders' approval of the merger. Our Board of Directors is not obligated, however, to recommend or solicit shareholder approval of the merger if we have received an unsolicited superior proposal and our Board determines, after consultation with our financial and legal advisors, that making the recommendation to our shareholders would breach its fiduciary duties to our shareholders.

Approvals Needed to Complete the Merger

     In addition to the approval of the merger agreement by our shareholders, completion of the merger and the transactions contemplated by the merger agreement are subject to the prior approval of the Office of Thrift
Supervision under the Home Owners' Loan Act, the Bank Merger Act and the OTS' conversion regulations. The required applications for these approvals have not yet been filed. In reviewing applications under the Bank Merger Act, the OTS must consider, among other factors, the financial and managerial resources and future prospects of the existing and resulting institutions, and the convenience and needs of the communities to be served. In addition, the OTS may not approve a transaction if it will result in a monopoly or otherwise be anti-competitive.


                                     27


     Under the Community Reinvestment Act of 1977, the OTS must take into account the record of performance of BankAtlantic and Community Savings in meeting the credit needs of the entire community, including low- and moderate-income neighborhoods, served by each institution. As part of the review process, the banking agencies frequently receive comments and protests from community groups and others. BankAtlantic and Community Savings each received a "satisfactory" rating during their respective last Community Reinvestment Act examinations.

     In addition, a period of up to 30 days must expire following approval by the OTS, within which period the United States Department of Justice may file objections to the merger under the federal anti-trust laws. However, if the Department of Justice does not object to or provide comments with regard to the merger during the first 15 days of the period, Community Savings Bankshares and BankAtlantic Bancorp can proceed to complete the merger at that time. Although we believe that the likelihood of such action by the Department of Justice is remote in this merger, there can be no assurance that the Department of Justice will not initiate such proceeding. If such proceeding is instituted or challenge is made, we cannot ensure a favorable result.

     We are not aware of any other regulatory approvals required for completion of the merger, except as described above. Should any other approvals be required, it is presently contemplated that such approvals would be sought. There can be no assurance that any other approvals, if required, will be obtained.

     The approval of any application merely implies the satisfaction of regulatory criteria for approval, which does not include review of the merger from the standpoint of the adequacy of the consideration to be received by Community Savings Bankshares' shareholders. Furthermore, regulatory approvals do not constitute an endorsement or recommendation of the merger.

     There can be no assurances that the requisite regulatory approvals will be received in a timely manner, in which event the consummation of the merger may be delayed. If the merger is not consummated on or before June 30, 2002, the merger agreement may be terminated by either BankAtlantic Bancorp or us.

     It is a condition to the consummation of the merger that the regulatory approvals of the merger be obtained without any terms or conditions that, in the reasonable opinion of BankAtlantic Bancorp, are unduly burdensome or would materially reduce the value of the merger transactions to BankAtlantic Bancorp. However, under the terms of the merger agreement, no term or condition contained in such approvals with respect to any required increase in capital levels, limitations on future growth or business activities will be deemed to be unduly burdensome or to materially reduce the value of the merger to BankAtlantic Bancorp. No assurance can be provided that any of the regulatory approvals will not contain conditions which fail to satisfy this condition of the merger.

Waiver and Amendment of the Merger Agreement

     The merger agreement may be amended or modified at any time only in writing signed by both BankAtlantic Bancorp and Community Savings Bankshares. Any term, condition or provision of the merger agreement may be waived in writing by the party entitled to such term, condition or provision.

                                     28


Termination of the Merger Agreement

     The merger agreement may be terminated prior to the effective time of the merger by:

     * the mutual written consent of the Boards of Directors of Community Savings Bankshares and BankAtlantic Bancorp;

     *    Community Savings Bankshares or BankAtlantic Bancorp:

          * after June 30, 2002, provided that the party seeking to terminate is not otherwise in material breach of its representations, warranties or obligations under the merger agreement;

          * if the other party has materially breached its representations and warranties or defaulted in the performance of any of its covenants and agreements contained in the merger agreement and such breach or default is expected to result in a material adverse effect and is not cured within 20 days after written notice;

          * in the event any governmental authority approval required for consummation of the merger is denied by final nonappealable action or is not timely appealed; or

          * if our shareholders fail to adopt the merger agreement;

     *    BankAtlantic Bancorp, if our Board of Directors:

          * withdraws, modifies or changes its recommendation of the merger agreement and the merger, or resolves to do so;

          * approves or recommends a competing transaction to our shareholders or it takes no position with respect to a competing transaction, or resolves to do so;

          * fails to recommend against or takes no position with respect to a tender offer or exchange offer for 20% or more of our outstanding common stock; or

          * fails to publicly reaffirm its recommendation of the merger to our shareholders upon written request from BankAtlantic Bancorp; or

     * Community Savings Bankshares, if our Board of Directors determines to approve, endorse or recommend a superior proposal to our shareholders, after receipt of advice of legal counsel that failure to do so would breach its fiduciary duties to our shareholders; provided, that, we cannot effect the termination until two business days after we give written notice to BankAtlantic Bancorp of our intent to terminate and pay the termination fee described below.

     In the event that the merger agreement is terminated, no party will have any further obligations under the merger agreement, except for provisions relating to confidential treatment, the termination fee and the payment of expenses.


                                     29

     If a termination event (as defined below) occurs prior to the occurrence of a fee termination event (as defined below), then we will pay BankAtlantic Bancorp $6.0 million in immediately available funds within five business days after the occurrence of the termination event.

     A termination event is any of the following events:

     * Community Savings Bankshares, without BankAtlantic Bancorp's prior written consent, enters into an agreement to engage in a competing transaction with a third party, or our Board of Directors approves or recommends that our shareholders approve or accept any competing transaction or we shall have consummated a competing transaction; or

     * a third party acquires beneficial ownership or the right to acquire beneficial ownership of 20% or more of the outstanding shares of Community Savings Bankshares common stock.

     The term "competing transaction" is defined in the merger agreement as described above (see "-Conduct of Business Prior to the Completion of the Merger").

     A fee termination event consists of any of the following: (1) completion of the merger; (2) 12 months after termination of the merger agreement in accordance with its terms following the occurrence of a preliminary termination event (as defined below); (3) termination of the merger agreement in accordance with its terms, if the termination occurs before the occurrence of a termination event or a preliminary termination event, other than termination by BankAtlantic Bancorp due to our material breach or default of the merger agreement; or (4) 12 months after termination of the merger agreement by BankAtlantic Bancorp due to our material breach or default of the merger agreement resulting from a willful or intentional breach of any of our representations, warranties, covenants or agreements.

     A preliminary termination event is any of the following events:

     * any third party commences, or files a registration statement with the SEC with respect to, a tender offer or exchange offer to purchase any shares of Community Savings Bankshares and upon consummation of such offer the third party would control 20% or more of Community Savings Bankshares outstanding common stock;

     * our shareholders do not approve the merger agreement at the special meeting of shareholders;

     * the special meeting of shareholders is not held or is cancelled prior to termination of the merger agreement;

     * our Board of Directors withdraws, modifies or changes its recommendation of the merger agreement and merger so that it is not in favor of the merger, in each case after a third party has:

          * publicly announced a proposal, or an intention to make a proposal, to Community Savings Bankshares or our shareholders to engage in a competing transaction;


                                     30

          * commenced a tender offer or filed a registration statement with the SEC with respect to an exchange offer for 20% or more of our outstanding common stock; or

          * filed an application or given notice with the appropriate regulatory authorities for approval to engage in a competing transaction; or

     * we willfully breach any representation, warranty, covenant or obligation in the merger agreement and such breach would entitle BankAtlantic Bancorp to terminate the merger agreement, after any person has:

          * made, or indicated an intention to make, a proposal to Community Savings Bankshares or our shareholders to engage in a competing transaction;

          * commenced a tender offer or filed a registration statement with the SEC with respect to an exchange offer for 20% or more of our outstanding common stock; or

          * filed an application or given notice with regulatory authorities for approval to engage in a competing transaction.

     If we or BankAtlantic Bancorp terminates the merger agreement due to our shareholders failing to approve the merger and at or before the special meeting of shareholders was held there was no public announcement of a proposal to us or our shareholders to engage in a competing transaction, then we will pay BankAtlantic Bancorp's merger expenses, not to exceed $1.5 million in the aggregate. In the event BankAtlantic Bancorp subsequently is entitled to receive the termination fee described above, the $1.5 million already paid, if any, will be updated towards the amount of the termination fee. We are not required, however, to reimburse BankAtlantic Bancorp's merger expenses if at the time of termination it had materially breached its representations, warranties or covenants in the merger agreement.

     If the merger agreement is terminated because BankAtlantic Bancorp failed to receive all approvals, waivers and authorizations of the appropriate governmental authorities required to complete the merger, then it will pay our merger expenses, not to exceed $1.5 million in the aggregate. BankAtlantic Bancorp is not required, however, to reimburse our merger expenses if at the time of termination we have materially breached our representations, warranties or covenants in the merger agreement or if the failure to obtain the required governmental approvals is the result of facts or circumstances relating to us or our subsidiaries.

Interests of Directors and Officers in the Merger that are Different from Your Interests

     Some members of our management and Board of Directors may have interests in the merger that are in addition to or different from the interests of our shareholders. Our Board was aware of these interests and considered them in approving the merger agreement.

     Community Savings Bankshares Stock Options. As of October 31, 2001, our directors and executive officers held options to purchase in the aggregate 300,179 shares of Community Savings


                                     31

Bankshares common stock under our stock option plans. Under the terms of the merger agreement, each director and executive officer will receive payment for their stock options as described earlier in this proxy statement. The aggregate value of the payout for unexercised stock options (both vested and unvested) to our directors and executive officers will be approximately $2.5 million.
See "-Treatment of Option and Restricted Shares."

     Community Savings Bankshares Restricted Stock Awards. As of October 31, 2001, an aggregate of 57,198 shares of our common stock have been awarded to our directors and executive officers pursuant to the Community Savings Bankshares recognition plans and remain unvested. As a result of the merger, the restricted shares will become fully vested. Each director and executive officer will receive payment for his or her unvested restricted shares as
described earlier in this proxy statement.   The aggregate value of the
payment for unvested restricted shares to our directors and executive officers will be approximately $1.1 million. See "-Treatment of Options and Restricted Shares."

     Community Savings Bankshares Employee Stock Ownership Plan.  As of
October 31, 2001, our ESOP held 413,765 shares of our common stock which had not yet been allocated to participants and which were pledged as collateral for the remaining aggregate $3.6 million due on the loan to the ESOP. Approximately 63,641 of these shares will be allocated effective as of December 31, 2001.
The ESOP will be terminated upon completion of the merger, at which time the loan will be repaid with the cash received by the ESOP in the merger. Based on the estimated number of unallocated shares and the estimated loan balance at December 31, 2001, the ESOP will have approximately $3.2 million in cash remaining after repayment of the ESOP loan, which cash will be allocated to the participants in accordance with the terms of the ESOP and distributed to participants in the ESOP following receipt of a favorable determination letter from the Internal Revenue Service.

     Consulting Agreement. In connection with the completion of the merger, it is expected that Mr. Pittard will enter into a consulting agreement with BankAtlantic Bancorp. The consulting agreement is currently expected to have a term of one year from the effective time of the merger. The agreement will require Mr. Pittard to perform consulting services as may be reasonably requested by BankAtlantic Bancorp, but not in excess of 50 hours in any one month. Such services include providing advice and information on the operations and customer relationships of BankAtlantic Bancorp. As compensation for Mr. Pittard's consulting services, he is currently expected to receive an annual fee of approximately $300,000 payable in equal monthly installments.

     Change in Control Severance Agreements.  Community Savings Bankshares
and Community Savings entered into change in control severance agreements with Mr. Pittard and seven of our officers, five of whom are executive officers, including Messrs. Baker and Howard. The agreements provide for a payment to each officer equal to the officer's annual compensation (three times annual compensation for Mr. Pittard) and the continuation of certain benefits upon the officer's termination of employment after a change in control by us, other than for cause, disability, retirement or death, or by the officer for good
reason.   For purposes of the change in control severance agreements, the merger will constitute a "change in control." Under the terms of the merger agreement, however, each officer will receive his or her severance payment regardless of whether or not the officer continues his or her employment with BankAtlantic Bancorp or any of its subsidiaries. The change in control severance agreements also provide that in the event the severance benefits due under the agreement when combined with other benefits being received by the officer as a result of the termination would result in the imposition of excise taxes, the amount due under the agreement will be reduced to an amount that will not cause the


                                     32


imposition of such taxes. Because Mr. Pittard's severance payment, together with other benefits, would result in the imposition of excise taxes, it is currently estimated that his severance payment will be reduced by approximately $375,000. As adjusted, Mr. Pittard's severance payment is estimated to amount to approximately $512,000. Messrs. Baker and Howard will receive payments estimated to total approximately $158,000 and $184,000, respectively, under their change in control severance agreements. The estimated aggregate value of the payout to the five other officers under their change in control severance agreements is approximately $477,000.

     Bonus Payments. Certain of our officers and employees selected by BankAtlantic Bancorp who continue their employment until completion of the merger and for a certain amount of time after completion of the merger will be eligible to receive cash bonuses from BankAtlantic Bancorp. As of the date hereof, it has not been determined whether any of our executive officers will be selected to receive any such bonuses.

     Supplemental Retirement Income Plan. Messrs. Pittard, Baker and Howard are participants in our supplemental retirement income plan. The plan compensates the participants whose benefits under Community Savings' retirement plan are limited by the Internal Revenue Code. Under the terms of the plan, each participant becomes fully vested and entitled to receive his benefits upon a change of control. For purposes of the plan, the merger constitutes a "change in control". Messrs. Pittard, Baker and Howard may chose to receive their retirement benefits under the plan in a lump sum payment or in quarterly installment payments over fifteen years. Each officer has indicated that he expects to elect the lump sum payment option. Assuming a lump sum payment is made for their interests in the plan, Messrs. Pittard, Baker and Howard will receive payments estimated to be approximately $1.2 million, $401,000 and $566,000, respectively. In addition, Mr. Teed, our Chairman of the Board is also a participant as a result of his service as an officer of Community Savings. If he elects to receive his remaining benefits in a lump sum, his payment is estimated to be approximately $94,000.

     Protection of Directors, Officers and Employees Against Claims. In the merger agreement, BankAtlantic Bancorp has agreed to indemnify our directors and officers as well as those of our subsidiaries after the completion of the merger to the fullest extent permitted under our or our subsidiaries' certificate of incorporation, charter or bylaws. BankAtlantic Bancorp also has agreed to maintain, for a period of six years after the effective time of the merger, our current directors' and officers' liability insurance policies, provided that BankAtlantic Bancorp may substitute insurance policies of at least the same coverage and amount containing terms and conditions which are not substantially less advantageous than our current insurance policies, or BankAtlantic Bancorp may purchase tail coverage for the six-year period.

Employees and Benefit Plans

     BankAtlantic Bancorp has agreed that full-time employees of Community Savings Bankshares and Community Savings who become employed by BankAtlantic Bancorp after the completion of the merger are eligible to participate in the benefit plans of BankAtlantic Bancorp and its subsidiaries that are generally available to their full-time employees. Continuing employees will receive credit for years of service with us and our subsidiaries for purposes of determining eligibility for participation, vesting and entitlement to vacation time and sick pay (but not for purposes of accrual or restoration of benefits under any existing benefit plan of BankAtlantic Bancorp or its subsidiaries where benefits are calculated on an actuarial basis). Contributions by continuing employees to the benefit plans of BankAtlantic Bancorp


                                     33


and its subsidiaries will only relate to compensation earned by the continuing employees after completion of the merger. BankAtlantic Bancorp will use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply under the Community Savings plan) and eligibility waiting periods under BankAtlantic Bancorp's group health plans to be waived with respect to such continuing employees and their eligible dependents.

     As previously described, the Community Savings Bankshares ESOP will be terminated in connection with the completion of the merger. Following the receipt of a favorable determination letter from the Internal Revenue Service, the account balances in the Community Savings Bankshares ESOP will be distributed to participants and beneficiaries or transferred to an eligible individual retirement account as directed by the participant or beneficiary. In addition, our 401(k) plan will be terminated upon completion of the merger. Following receipt of a favorable determination letter from the Internal Revenue Service, the account balances in the 401(k) plan will be distributed to participants and beneficiaries or transferred to an eligible individual retirement plan or a qualified defined contribution plan as directed by the participant or beneficiary.

     Under the terms of the merger agreement, if a full-time employee of Community Savings Bankshares or one of its subsidiaries is involuntarily terminated (other than for cause) within six months of completion of the merger, then the terminated employee will receive a cash payment, subject to certain conditions. The cash payment will be equal to the sum of the employee's weekly salary multiplied by the total number of whole years of his or her employment at Community Savings Bankshares or one of its subsidiaries, plus the employee's accrued but unused vacation and personal days. The minimum severance for those employed at least one full year at the date of completion of the acquisition is two weeks salary and the maximum severance is 26 weeks salary.

You Have Dissenters' Rights of Appraisal

     Under Delaware law, if you do not wish to accept the cash payment provided for in the merger agreement, you have the right to dissent from the merger and to have an appraisal of the fair value of your shares conducted by the Delaware Court of Chancery. Shareholders electing to exercise dissenters' rights must strictly comply with the provisions of Section 262 of the Delaware General Corporation Law to perfect their rights. A copy of Section 262 is attached as Appendix C.

     The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to dissent from the merger and perfect a shareholder's dissenters' rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law.

     Section 262 requires that shareholders be notified not less than 20 days before the special meeting to vote on the merger that dissenters' appraisal rights will be available. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to you of the availability of dissenters' rights in connection with the merger. If you wish to consider exercising your dissenters' rights you should carefully review the text of Section 262 contained in Appendix C because failure to timely and properly comply with the requirements of Section 262 will result in the loss of your dissenters' rights under Delaware law.

     If you elect to demand appraisal of your shares, you must satisfy all of the following conditions:


                                     34

     * You must deliver to us a written demand for appraisal of your shares before the vote with respect to the merger is taken. This written demand for appraisal must be in addition to and separate from any proxy or vote abstaining from or against the merger. Voting against or failing to vote for the merger by itself does not constitute a demand for appraisal within the meaning of
          Section 262.

     * You must not vote in favor of the merger. An abstention or failure to vote will satisfy this requirement, but a vote in favor of the merger, by proxy or in person, will constitute a waiver of your dissenters' rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal.

     * You must continuously hold your shares of Community Savings Bankshares common stock through the effective time of the merger.

     If you fail to comply with these conditions and the merger is completed, you will be entitled to receive the cash payment for any shares of Community Savings Bankshares common stock you hold as of the effective time of the merger as provided for in the merger agreement but will have no dissenters' rights of appraisal for your shares of Community Savings Bankshares common stock.

     All demands for appraisal should be addressed to the Corporate
Secretary, Community Savings Bankshares, Inc., 660 U. S. Highway One, North Palm Beach, Florida 33408, before the vote on the merger is taken at the special meeting, and should be executed by, or on behalf of, the record holder of the shares of Community Savings Bankshares common stock. The demand must reasonably inform us of the identity of the shareholder and the intention of the shareholder to demand appraisal of his or her shares.

     To be effective, a demand for appraisal by a holder of Community Savings Bankshares common stock must be made by or in the name of such registered shareholder, fully and correctly, as the shareholder's name appears on his or her stock certificate(s) and cannot be made by the beneficial owner if he or she does not also hold the shares of record. The beneficial holder must, in such cases, have the registered owner submit the required demand in respect of such shares.

     If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in such capacity. If the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a shareholder of record. However, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a nominee for others, may exercise his or her right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In such case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of such record owner.

     If you hold your shares of Community Savings Bankshares common stock in a brokerage account or in other nominee form and you wish to exercise appraisal rights, you should consult with your broker


                                     35

or such other nominee to determine the appropriate procedures for the making of a demand for appraisal by such nominee.

     Within ten days after the effective date of the merger, BankAtlantic Bancorp must give written notice that the merger has become effective to each Community Savings Bankshares shareholder who has properly filed a written demand for appraisal and who did not vote in favor of the merger. Within 120 days after the effective date, either BankAtlantic Bancorp or any shareholder who has complied with the requirements of Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all shareholders entitled to appraisal. A dissenting shareholder may request from BankAtlantic Bancorp during this 120 day period a statement setting forth (a) the aggregate number of shares not voted in favor of the merger and with respect to which demands for appraisal have been received, and (b) the aggregate number of holders of such shares. We have been informed that BankAtlantic Bancorp does not presently intend to file such a petition in the event there are dissenting shareholders and has no obligation to do so. Accordingly, your failure to timely file a petition could nullify your demand for appraisal.

     At any time within 60 days after the effective date of the merger, any shareholder who has demanded an appraisal has the right to withdraw the demand and to accept the cash payment specified by the merger agreement for his or her shares of Community Savings Bankshares common stock. If a petition for appraisal is duly filed by a shareholder and a copy of the petition is delivered to BankAtlantic Bancorp, BankAtlantic Bancorp will then be obligated within 20 days after receiving service of a copy of the petition to provide the Chancery Court with a duly verified list containing the names and addresses of all shareholders who have demanded an appraisal of their shares. After notice to dissenting shareholders, the Chancery Court is empowered to conduct a hearing upon the petition, to determine those shareholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Chancery Court may require the shareholders who have demanded payment for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any shareholder fails to comply with such direction, the court may dismiss the proceedings as to such shareholder.

     After determination of the shareholders entitled to appraisal of their shares of Community Savings Bankshares common stock, the Chancery Court will appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any. When the value is determined, the court will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding if the Chancery Court so determines, to the shareholders entitled to receive the same, upon surrender by such holders of the certificates representing such shares.

     In determining fair value, the Chancery Court is required to take into account all relevant factors. You should be aware that the fair value of the shares as determined under Section 262 could be more, the same, or less than the value that you are entitled to receive pursuant to the merger agreement.

     Costs of the appraisal proceeding may be imposed upon BankAtlantic Bancorp and the shareholders participating in the appraisal proceeding by the Chancery Court as the court deems equitable in the circumstances. Upon the application of a shareholder, the Chancery Court may order all or a portion of the expenses incurred by any shareholder in connection with the appraisal proceeding,


                                     36

including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

     Any shareholder who demands appraisal rights will not, after the effective date, be entitled to vote shares subject to such demand for any purpose or to receive payments of dividends or any other distribution with respect to such shares, other than with respect to payment as of a record date prior to the effective date; however, if no petition for appraisal is filed within 120 days after the effective date, or if such shareholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the merger within 60 days after the effective date, then the right of such shareholder to appraisal will cease and such shareholder will be entitled to receive the cash payment for shares of his or her Community Savings Bankshares common stock pursuant to the merger agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective date of the merger may only be made with the written approval of the surviving corporation.

     In view of the complexity of Section 262, Community Savings Bankshares' shareholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Federal Income Tax Consequences of the Merger to You

     The exchange of our common stock for cash pursuant to the terms of the merger agreement will be a taxable transaction for federal income tax purposes under the Internal Revenue Code, and may also be a taxable transaction under state, local and other tax laws. Community Savings Bankshares' shareholders will recognize gain or loss equal to the difference between the amount of cash received by them pursuant to the merger and the tax basis in the Community Savings Bankshares common stock exchanged by such shareholder pursuant to the merger. Gain or loss must be determined separately for each block of Community Savings Bankshares common stock surrendered pursuant to the merger. For purposes of federal tax law, a block consists of shares of Community Savings Bankshares common stock acquired by the shareholder at the same time and price.

     Gain or loss recognized by the shareholder exchanging his or her Community Savings Bankshares common stock pursuant to the merger will be capital gain or loss if such Community Savings Bankshares common stock is a capital asset in the hands of the shareholder. If the Community Savings Bankshares common stock has been held for more than one year, the gain or loss will be long-term. Capital gains recognized by an exchanging individual shareholder generally will be subject to federal income tax at capital gain rates applicable to the shareholder (up to a maximum blended rate of 39.1% for short-term capital gains and 20% for long-term capital gains), and capital gains recognized by an exchanging corporate shareholder generally will be subject to federal income tax at a maximum rate of 35%.

     Neither we nor BankAtlantic Bancorp have requested or will request a ruling from the Internal Revenue Service as to any of the tax effects to Community Savings Bankshares' shareholders of the transactions discussed in this proxy statement, and no opinion of counsel has been or will be rendered to our shareholders with respect to any of the tax effects of the merger to shareholders.

     The federal income tax discussion set forth above is based upon current law and is intended for general information only. You are urged to consult your tax advisor concerning the specific tax


                                     37

consequences of the merger to you, including the applicability and effect of state, local or other tax laws and of any proposed changes in those tax laws and the Internal Revenue Code.

Accounting Treatment of the Merger

     The merger will be accounted for under the purchase method of accounting. Under this method of accounting, BankAtlantic Bancorp and Community Savings Bankshares will be treated as one company as of the date of the merger, and BankAtlantic Bancorp will record the fair market value of our assets less liabilities on its consolidated financial statements. Acquisition costs in excess of the fair value of the net assets acquired, if any, will be recorded as an intangible asset for financial accounting purposes. The reported consolidated income of BankAtlantic Bancorp will include our operations after the completion of the merger.

Who Pays for What

     All fees and expenses incurred in connection with the merger (including, but not limited to, counsel and investment banking fees) will be paid by the party incurring such costs, subject to possible reimbursement of up to $1.5 million in the event of the termination of the merger agreement in certain events.


                        CERTAIN RELATED AGREEMENTS

Bank Merger Agreement

     After the merger, Community Savings and BankAtlantic will be merged, with BankAtlantic being the surviving institution. The bank merger agreement provides that it may be terminated by mutual consent of the parties at any time and will be terminated automatically if the merger agreement is terminated.

Voting Agreements

     As an inducement for BankAtlantic Bancorp to enter into the merger agreement, each of our executive officers and directors and Josiah T. Austin (on behalf of himself and certain entities and trusts which he controls) entered into voting agreements with BankAtlantic Bancorp. Pursuant to the voting agreements, our executive officers and directors and Mr. Austin agreed to vote or cause to be voted the shares of Community Savings Bankshares common stock beneficially owned by them, among other things, in favor of the merger and any other related matter and against any competing transaction. In addition, our executive officers and directors and Mr. Austin have agreed not to sell or transfer his or her shares of Community Savings Bankshares common stock until the completion of the merger, or until the merger agreement is terminated.

                     ADJOURNMENT OF THE SPECIAL MEETING

     Each proxy solicited requests authority to vote for an adjournment of the special meeting, if an adjournment is deemed to be necessary. We may seek an adjournment of the special meeting so that we can solicit additional votes in favor of the merger agreement if the merger proposal has not received the requisite vote of shareholders at the special meeting and has not received the negative votes of the holders


                                     38

of a majority of our stock. If we desire to adjourn the meeting, we will request a motion that the meeting be adjourned for up to 29 days with respect to the merger proposal (and solely with respect to the merger proposal, provided that a quorum is present at the special meeting), and no vote will be taken on the merger proposal at the originally scheduled special meeting. Each proxy solicited, if properly signed and returned to us and not revoked prior to its use, will be voted on any motion for adjournment in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted in favor of any motion to adjourn the meeting. Unless revoked prior to its use, any proxy solicited for the special meeting will continue to be valid for any adjourned meeting, and will be voted in accordance with instructions contained therein, and if no contrary instructions are given, for the proposal in question.

     Any adjournment will permit us to solicit additional proxies and will permit a greater expression of our shareholders' views with respect to the merger proposal. The adjournment would be disadvantageous to shareholders who are against the merger agreement because an adjournment will give us additional time to solicit favorable votes and thus increase the chances of passing the merger proposal.

     If a quorum is not present at the special meeting, no proposal will be acted upon and our Board of Directors will adjourn the special meeting to a later date to solicit additional proxies on each of the proposals being submitted to shareholders.

     An adjournment for up to 29 days will not require either the setting of a new record date or notice of the adjourned meeting as in the case of an original meeting. We have no reason to believe that an adjournment of the special meeting will be necessary at this time.

     Because the Board of Directors recommends that shareholders vote "FOR" the proposed merger agreement, the Board of Directors also recommends that shareholders vote "FOR" the possible adjournment of the special meeting on the merger proposal. Approval of the proposal to adjourn the special meeting on the merger proposal requires the approval of a majority of the votes cast on the adjournment proposal.














                                     39

BENEFICIAL OWNERSHIP OF COMMUNITY SAVINGS BANKSHARES COMMON STOCK

     Shareholders of record as of the close of business on October 31, 2001 will be entitled to one vote for each share of our common stock then held. As of that date, we had 8,660,254 shares of common stock issued and outstanding. The following table sets forth information regarding the share ownership of:

     * each holder of more than 5% of our outstanding common stock, including our employee stock ownership plan,

     * each member of our Board of Directors and each executive officer who is not a director, and

     *    all of our directors and executive officers as a group.


                                Amount and Nature of Beneficial
Name of Beneficial Owner or             Ownership as of            Percent of
Number of Persons in Group      October 31, 2001 (1)(2)(3)(4)(5)  Common Stock
---------------------------     -------------------------------   ------------

Josiah T. Austin
El Coronado Holdings, L.L.C.
12626 E. Turkey Creek Road
Pearce, Arizona 85625-6166              950,152(6)                11.0%

Capital Guardian Trust Company
Capital Group
International, Inc.
11100 Santa Monica Boulevard
Los Angeles, California 90025-3384      836,664(7)                9.7%

J. Sheldon Clark
146 Gomez Road
Hobe Sound, Florida  33455              524,850(8)                6.1%

Community Savings Bankshares, Inc.
Employee Stock Ownership Plan
660 U.S. Highway One
North Palm Beach, Florida 33408         763,110(9)                 8.8%


Directors:
Frederick A. Teed                        69,189                      *
James B. Pittard, Jr.                    91,627(10)                1.1%
J. Sheldon Clark                        524,850(8)                 6.1%
Robert F. Cromwell, Esq.                 76,220                      *
Ronald P. Jaworski, Esq.,CPA              2,019(11)                  *


Executive Officers:
Larry J. Baker, CPA                      74,072(12)                  *
Cecil F. Howard, Jr.                     41,566(13)                  *
Feriel G. Hughes                          2,677(14)                  *
Michael E. Reinhardt                     51,457(15)                  *
Cindy L. Sheppard                        22,410(16)                  *
All directors and executive
 officers as a group (10 persons)       956,087(17)               10.8%

                                   (Footnotes on following page)


                                     40

__________________________
*   Represents less than 1% of the outstanding common stock.

(1) Based upon filings made pursuant to the Securities Exchange Act of 1934 and information furnished by the respective individuals and entities. Under SEC rules, shares of Community Savings Bankshares common stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) For shares, grants and options owned or made prior to December 15, 1998, the data presented reflect an adjustment made to account for the share exchange ratio applied in connection with the reorganization of Community Savings into a stock savings bank and wholly owned subsidiary of Community Savings Bankshares.

(3) Under applicable SEC regulations, a person is deemed to have beneficial ownership of any shares of Community Savings Bankshares common stock which may be acquired within 60 days of the date shown pursuant to the exercise of outstanding stock options. Shares of Community Savings Bankshares common stock subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of common stock owned by any other person or group.

(4) Includes, with respect to each of Messrs. Teed and Cromwell, 6,564 shares granted pursuant to our recognition and retention plans.
    Includes with respect to Messrs. Pittard, Baker, Howard and Reinhardt and Ms. Sheppard amounts totaling 15,403, 7,971, 6,867, 8,559 and 5,269 shares, respectively, awarded pursuant to our recognition and retention plans. Such shares may be voted by such persons although such shares have neither vested nor been distributed. The awards vest at the rate of 20% per year from the date of grant.

(5) Includes shares totaling 35,169, 24,680, 82, 35,169, 19, 12,775, 16,116,
    24,455 and 10,492 which may be acquired upon the exercise of options exercisable within 60 days of the date shown granted to Messrs. Teed, Pittard, Clark, Cromwell, Jaworski, Baker, Howard, Reinhardt and Ms. Sheppard, respectively, pursuant to our stock option plans.

(6) Reflects 896,863 shares held by El Coronado Holdings, L.L.C. of which Mr. Austin is the sole managing member. Also includes 35,000 shares owned by Mr. Austin as well as 3,900 shares owned by the Christina E. Lowery Trust, 3,900 shares owned by the Matthew Austin Lowery Trust, 2,100 shares owned by the Valerie A. Gordon Trust and 8,389 shares owned by the Austin-Clark Insurance Trust. Mr. Austin serves as trustee of each of the four trusts.

(7) Reflects shares held by Capital Group International, Inc., the parent holding company of Capital Guardian Trust Company. Capital Guardian Trust Company is a Bank (as defined under Section 3(a)6 of the Securities Exchange Act). Capital International Research and Management, Inc., dba Capital International, Inc., is an Investment Advisor registered under Section 203 of the Investment Advisor Act of 1940 and is a wholly owned subsidiary of Capital Group International, Inc., which is wholly owned by The Capital Group Companies, Inc.
    Neither Capital Guardian Trust Company nor Capital International, Inc. owns shares for its own account. The shares are deemed to be beneficially owned by them in their capacities as investment manager and investment advisor, respectively, for various investment companies and/or institutional accounts, as the case may be.

                          (Footnotes continued on following page)


                                     41

______________________________

(8) Includes 75,044 shares owned by Mr. Clark's spouse. Also includes 101,928 shares held by three trusts entitled "Trust under the Will of Charles M. Clark, Jr." of which Mr. Clark is trustee. In addition, includes 66,979 shares owned by the Clark Family Foundation of which Mr. Clark is President.

(9) Does not include 36,784 shares allocated to or deemed beneficially owned pursuant to our employee stock ownership plan by the executive officers, or such officers' spouses, as the case may be, listed below, which shares are reflected in such individuals' beneficial ownership.

(10) Includes 1,118 shares allocated to Mr. Pittard's wife, a former employee of Community Savings, pursuant its employee stock ownership plan, 126 shares owned by Mr. Pittard's children, 6,689 shares allocated to Mr. Pittard pursuant to our employee stock ownership plan and 43,611 shares owned jointly with Mr. Pittard's wife.

(11) Shares are held jointly with Mr. Jaworski's spouse.

(12) Includes 7,407 shares allocated to Mr. Baker pursuant to our employee stock ownership plan.

(13) Includes 9,598 shares allocated to Mr. Howard pursuant to our employee stock ownership plan and 196 shares owned by Mr. Howard's wife.

(14) Includes 2,577 shares allocated to Ms. Hughes pursuant to the our employee stock ownership plan.

(15) Includes 12,759 shares owned jointly with Mr. Reinhardt's wife and 5,684 shares allocated to Mr. Reinhardt pursuant to our employee stock ownership plan.

(16) Includes 3,711 shares allocated to Ms. Sheppard pursuant to the our employee stock ownership plan.

(17) Includes 57,197 shares granted pursuant to our recognition and retention plans which may be voted by directors and executive officers pending vesting and distribution, 36,784 shares allocated to executive officers and their spouses, as the case may be, pursuant to our employee stock ownership plan and 158,957 shares which may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days of the date shown.













                                     42

                            SHAREHOLDER PROPOSALS

     If the merger is not consummated prior to the next regularly scheduled annual meeting of our shareholders, any proposal which a shareholder wishes to have included in our proxy materials for the next annual meeting of shareholders must be received at our main office located at 660 U.S. Highway One, North Palm Beach, Florida 33408, Attention: Deborah M. Rousseau, Secretary, no later than November 26, 2001. Otherwise, any shareholder proposal to take action at the next annual meeting requires the shareholder to provide notice to us which must be received at the address listed above not less than 120 days prior to the mailing of proxy materials for the immediately preceding year's annual meeting. Accordingly, shareholder proposals which are not submitted for inclusion in our proxy statement must be delivered to our main office at the above address no later than November 26, 2001. The shareholder's notice must include certain information as specified in our bylaws. Nothing in this paragraph shall be deemed to require us to include in our proxy statement or the proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. In addition, all shareholder proposals must comply with our certificate of incorporation, bylaws and Delaware law.

                               OTHER MATTERS

     Each proxy solicited also confers discretionary authority on our Board of Directors to vote the proxy with respect to matters incident to the conduct of the meeting and upon such other matters as may properly come before the special meeting. Our Board of Directors is not aware of any business to come before the special meeting other than those matters described above in this proxy statement. However, if any other matter should properly come before the special meeting, it is intended that proxy holders will act in accordance with their best judgment.






















                                     43


                                                      Appendix A












                  AGREEMENT AND PLAN OF MERGER

                         by and between

                  BANKATLANTIC BANCORP, INC.,

                      CSB MERGER SUB, INC.

                              and

               COMMUNITY SAVINGS BANKSHARES, INC.










                      TABLE OF CONTENTS


  ARTICLE I
  THE MERGER.................................................. A-1
     1.1  Merger.............................................. A-1
     1.2  Consummation of the Merger; Effective Time.......... A-2
     1.3  Effect of the Merger................................ A-2
     1.4  Certificate of Incorporation and By-laws............ A-2
     1.5  Board of Directors.................................. A-2
     1.6  Officers............................................ A-2
     1.7  The Bank Merger..................................... A-2
     1.8  Prior Approvals..................................... A-3

  ARTICLE II
  CONVERSION OF SHARES; PURCHASE PRICE........................ A-3
     2.1  Purchase Price...................................... A-3

     2.2  Conversion of Community Bankshares Common Stock
          and Options......................................... A-3

     2.3  Effect of Conversion of Shares and Options.......... A-3
     2.4  Procedures for Exchange of Community Bankshares
          Common Stock and Options............................ A-4
     2.5  Dissenters' Rights.................................. A-6
     2.6  Conversion of Merger Sub Common Stock............... A-6

  ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF BBC....................... A-6
     3.1  Organization and Good Standing...................... A-6
     3.2  Authorization and No Violation...................... A-6
     3.3  Governmental Consents............................... A-7
     3.4  BBC SEC Reports..................................... A-7
     3.5  BBC Financial Statements............................ A-7
     3.6  Information in Proxy Statement...................... A-8
     3.7  Merger Sub.......................................... A-8
     3.8  Ability to Pay Merger Consideration................. A-8
     3.9  Absence of Certain Changes or Events................ A-8
     3.10 Legal Proceedings................................... A-8
     3.11 Full Disclosure..................................... A-9

  ARTICLE IV
  REPRESENTATIONS AND WARRANTIES OF COMMUNITY BANKSHARES...... A-9
     4.1  Organization, Good Standing......................... A-9
     4.2  Capital Stock....................................... A-9
     4.3  Authorization; No Violation......................... A-10

     4.4  Subsidiaries........................................ A-11
     4.5  Broker's and Finder's Fees.......................... A-12
     4.6  Governmental Consents............................... A-12
     4.7  Reports............................................. A-12
     4.8  Taxes............................................... A-13
     4.9  Material Contracts.................................. A-15
     4.10 Real Properties..................................... A-16
     4.11 Real Property Leases................................ A-16
     4.12 Personal Property................................... A-17
     4.13 Investigations, Litigation.......................... A-17
     4.14 Insurance........................................... A-18
     4.15 Compliance with Laws, Regulations................... A-18
     4.16 Employee Benefit Plans.............................. A-19
     4.17 Labor Matters....................................... A-21
     4.18 Environmental Liability............................. A-22
     4.19 Deposit Accounts.................................... A-23
     4.20 Loans............................................... A-25
     4.21 Derivatives Contracts............................... A-26
     4.22 Absence of Certain Changes.......................... A-27
     4.23 Investment Portfolio................................ A-27
     4.24 Related Party Transactions.......................... A-27
     4.25 Fiduciary Activities................................ A-27
     4.26 Intangible Property................................. A-27
     4.27 Absence of Regulatory Actions....................... A-28
     4.28 Customer Lists and Information...................... A-28
     4.29 FDIC Status; Liquidation Account.................... A-28
     4.30 Community Reinvestment Act Compliance............... A-29
     4.31 Information in Proxy Statement...................... A-29
     4.32 State Takeover Laws; Certificate of Incorporation... A-29
     4.33 Opinion of Financial Advisor........................ A-29
     4.34 Full Disclosure..................................... A-30

  ARTICLE V
  CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME............. A-30
     5.1  Ordinary Course, Insurance, Preservation of Business A-30
     5.2  Prohibited Action Without Approval.................. A-31
     5.3  Notice.............................................. A-34
     5.4  Liabilities......................................... A-34
     5.5  Goodwill............................................ A-34
     5.6  Operating Expenses.................................. A-34
     5.7  Transaction Costs................................... A-34

  ARTICLE VI
  ADDITIONAL COVENANTS OF COMMUNITY BANKSHARES................ A-35
     6.1  Access to Information............................... A-35
     6.2  Confidential Treatment of Information............... A-35
     6.3  Management Reports and Risk Management.............. A-35
     6.4  Fiserv and Other Vendor Agreements.................. A-36
     6.5  Loan Loss Allowance................................. A-36
     6.6  Acquisition Proposals............................... A-36
     6.7  Approval by Community Bankshares? Shareholders;
          Proxy Statement..................................... A-38
     6.8  Consents and Approvals by Third Parties............. A-39

  ARTICLE VII
  ADDITIONAL COVENANTS OF BBC AND COMMUNITY BANKSHARES........ A-39
     7.1  Regulatory Approvals................................ A-39
     7.2  SEC Filings and Offering Materials.................. A-39
     7.3  Publicity and Reports............................... A-39
     7.4  Employees and Employee Benefit Plans................ A-40
     7.5  Indemnification..................................... A-43
     7.6  Further Assurances.................................. A-44
     7.7  Tax Treatment....................................... A-45

  ARTICLE VIII
  CONDITIONS PRECEDENT TO OBLIGATIONS OF BBC.................. A-45
     8.1  Status as of Effective Time......................... A-45
     8.2  Required Action..................................... A-46
     8.3  Consents, Waivers................................... A-46
     8.4  Regulatory Approval................................. A-46
     8.5  No Action to Prevent Consummation................... A-46
     8.6  No Action to Prevent or Restrict Merger............. A-46
     8.7  Dissenters' Rights.................................. A-47

  ARTICLE IX
  CONDITIONS PRECEDENT TO OBLIGATIONS OF COMMUNITY BANKSHARES  A-47
     9.1  Representations, Warranties and Covenants........... A-47
     9.2  Consents, Waivers................................... A-47
     9.3  No Material Adverse Effect.......................... A-47
     9.4  Regulatory Approval................................. A-48
     9.5  No Action to Prevent Consummation................... A-48
     9.6  No Action to Prevent or Restrict Merger............. A-48

  ARTICLE X
  TERMINATION, AMENDMENT AND WAIVER........................... A-48
     10.1 Termination of Agreement............................ A-48
     10.2 Effect of Termination............................... A-50
     10.3 Amendment and Waiver................................ A-50

  ARTICLE XI
  SURVIVAL.................................................... A-50
     11.1 Survival of the Representations and Warranties...... A-50

  ARTICLE XII
  MISCELLANEOUS............................................... A-50
     12.1 Payment of Expenses................................. A-50
     12.2 Binding Effect...................................... A-53
     12.3 Law Governing....................................... A-53
     12.4 Counterparts........................................ A-53
     12.5 Notices............................................. A-53
     12.6 Entire Agreement.................................... A-54
     12.7 Headings............................................ A-54
     12.8 Knowledge of the Parties............................ A-55
     12.9 Attorneys' Fees..................................... A-55
     12.10No Third Party Beneficiary.......................... A-55
     12.11Injunctive Relief................................... A-55

                  AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of the 9th day of September, 2001, by and among BANKATLANTIC BANCORP, INC., a Florida corporation ("BBC"), CSB MERGER SUB, INC., a Delaware corporation and a wholly-owned subsidiary of BBC ("Merger Sub"), and COMMUNITY SAVINGS BANKSHARES, INC., a Delaware corporation ("Community Bankshares").


                      W I T N E S S E T H:

     WHEREAS, the parties desire that Community Bankshares be acquired by BBC through the merger of Merger Sub with and into Community Bankshares (the "Merger") upon the terms and conditions contained herein and in accordance with applicable law;

     WHEREAS, the Boards of Directors of BBC and Community Bankshares have each determined that it is in the best interests of their respective shareholders for BBC to acquire Community Bankshares in the Merger, and have each adopted a resolution approving this Agreement and the transactions contemplated hereby; and

     WHEREAS, concurrently with the execution of this Agreement and as an inducement to BBC to enter into this Agreement, the directors, executive officers and certain shareholders of Community Bankshares have entered into a voting agreement (the "Voting Agreement") pursuant to which such shareholders, among other things, have agreed to vote the outstanding shares of Community Bankshares' common stock, par value $1.00 per share (the "Community Bankshares Common Stock"), owned or controlled by them in favor of the approval of this Agreement and the Merger contemplated hereby, upon the terms and subject to the conditions set forth therein.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements, representations, warranties and covenants herein contained and for the purpose of prescribing the terms and conditions of the Merger, the parties, intending to be legally bound, hereby agree as follows:

                             ARTICLE I
                             THE MERGER

     1.1 Merger. At the Effective Time (as defined in Section 1.2), Merger Sub shall be merged with and into Community Bankshares and Community Bankshares will be the surviving corporation of the Merger (the "Surviving Corporation"), in accordance with the terms, conditions and provisions of this Agreement and the Certificate of Merger (as defined in Section 1.2).

                                A-1



     1.2 Consummation of the Merger; Effective Time. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A., 150 West Flagler Street, Miami, Florida 33130, at such time as shall be fixed by mutual agreement of BBC and Community Bankshares as promptly as practicable after the satisfaction or waiver of all of the conditions set forth in this Agreement. Subject to the satisfaction or waiver of all conditions precedent to the consummation of the transactions contemplated by this Agreement, the parties shall cause the Merger to become effective on the date of the Closing by executing, acknowledging and filing in accordance with all applicable regulations, a Certificate of Merger with respect to the Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware which shall provide that the Merger shall be effective as of the date of Closing (the date and time of such effectiveness being referred to herein as the "Effective Time"). The Closing shall be deemed to occur simultaneously with the Effective Time.

     1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL"). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the property, rights, privileges, powers and franchises of Community Bankshares and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Community Bankshares and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4 Certificate of Incorporation and By-laws. The Certificate of Incorporation of Community Bankshares as in effect immediately prior to the Merger shall be the Certificate of Incorporation of the Surviving Corporation. The by-laws of Community Bankshares as in effect immediately prior to the Merger shall be the by-laws of the Surviving Corporation until thereafter altered, amended or repealed in accordance with applicable law.

     1.5  Board of Directors.  As of the Effective Time, the
Board of Directors of the Surviving Corporation will consist of the directors of Merger Sub immediately prior to the Effective
Time.

     1.6 Officers. As of the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall constitute the officers of the Surviving Corporation until such time as their respective successors have been elected and qualified.

     1.7 The Bank Merger. Community Bankshares and BBC acknowledge and agree that immediately following the Merger, BBC shall cause the merger (the "Bank Merger") of Community Savings,
F. A., a federally chartered stock form savings association and a wholly-owned subsidiary of Community Bankshares ("Community Savings"), with and into BankAtlantic, a Federal Savings Bank, a federally chartered stock form savings bank and a wholly-owned subsidiary of BBC ("BankAtlantic"), with BankAtlantic as the surviving bank of the Bank Merger

                                A-2



and a wholly owned subsidiary of the Surviving Corporation.  The
Bank Merger will be effective immediately following the Effective Time on the same calendar day as the Closing.

     1.8 Prior Approvals. The parties hereto acknowledge that requisite approvals or waivers must be received from or notices must be given to certain federal and state regulatory agencies. Such regulatory agencies may include the Office of Thrift Supervision (the "OTS"), the Federal Deposit Insurance Corporation (the "FDIC"); and any other governmental agency or regulatory authorities having jurisdiction over BBC, Community Bankshares, BankAtlantic or Community Savings, as the case may be (collectively, the "Applicable Governmental Authorities"). The transactions contemplated hereby are subject to and conditioned upon the receipt of all requisite regulatory approvals or waivers, the filing of all required notices and the expiration of any required waiting periods and, to the extent received or accepted, such approvals, waivers or notices shall not contain or be subject to any terms or conditions (other than those generally imposed in similar transactions) which BBC reasonably deems to be burdensome.

                          ARTICLE II
              CONVERSION OF SHARES; PURCHASE PRICE

     2.1 Purchase Price. The purchase price to be paid in exchange for each issued and outstanding share of Community Bankshares Common Stock shall be an amount equal to $19.00 per share of Community Bankshares Common Stock (the "Per Share Amount").

     2.2  Conversion of Community Bankshares Common Stock and
Options.

          (a) At the Effective Time, each share of Community Bankshares Common Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares as such term is defined in Section 2.5 hereof) and other than shares of Community Bankshares Common Stock then owned by Community Bankshares (including shares held in treasury), any Subsidiary (as such term is defined in Section 4.4 hereof) of Community Bankshares, BBC, or any Subsidiary of BBC (in each case other than in a fiduciary capacity or as a result of debts previously contracted) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive the Per Share Amount.

          (b) At the Effective Time, each option to purchase a share of Community Bankshares Common Stock (each an "Option" and, collectively, the "Options") outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and exchangeable for the right to receive in cash an amount equal to the Per Share Amount minus the price per share of Community Bankshares Common Stock at which such Option is exercisable (the "Per Option Amount").

     2.3  Effect of Conversion of Shares and Options.  After the
Effective Time, and until surrendered for payment, each outstanding certificate which, prior to the Effective Time,

                                A-3



represented shares of Community Bankshares Common Stock (each, a "Certificate"), shall be deemed for all purposes to represent only the right to receive the Per Share Amount multiplied by the number of shares of Community Bankshares Common Stock formerly represented by such Certificate. After the Effective Time, each Option shall be deemed for all purposes to be canceled and converted into and represent only the right to receive an amount of cash equal to the product of the Per Option Amount applicable to such Option multiplied by the number of shares of Community Bankshares Common Stock for which such Option is exercisable immediately prior to the Effective Time. In any matters relating to such Certificates or Options, BBC may rely conclusively upon the record of security holders maintained by the registrar and transfer agent for the Community Bankshares Common Stock or by Community Bankshares containing the names and addresses of the holders of record of Community Bankshares Common Stock or Options at the Effective Time. The aggregate consideration to be paid for the Community Bankshares Common Stock and Options is referred to herein as the "Merger Consideration."

     2.4  Procedures for Exchange of Community Bankshares Common
Stock and Options.

          (a) BBC shall take all steps reasonably necessary on and as of the Effective Time to deliver to an exchange agent designated by BBC and reasonably acceptable to Community Bankshares (the "Exchange Agent"), for the benefit of the holders of Certificates and the holders of Options, for exchange in accordance with this Section 2.4, an amount of cash equal to the aggregate Merger Consideration to be paid in exchange for outstanding Community Bankshares Common Stock and Options in accordance with this Agreement (the "Exchange Fund"). The Exchange Agent shall act as agent on behalf of BBC and record holders (each a "Record Holder") of Community Bankshares Common Stock and Options at the Effective Time, other than Community Bankshares, any Subsidiary of Community Bankshares, BBC, or any Subsidiary of BBC (in each case other than in a fiduciary capacity or as a result of debts previously contracted), or any holder of Dissenting Shares.

          (b) As soon as practicable after the Effective Time but in no event more than five business days after the Effective Time, the Exchange Agent shall mail to each Record Holder of a Certificate or an Option a form letter of transmittal which, among other matters, shall specify how such Record Holder shall receive payment of the Merger Consideration that such Record
Holder is eligible to receive.   After surrender to the Exchange
Agent of a properly executed letter of transmittal and, in the case of Record Holders of shares of Community Bankshares Common Stock, the Certificate or Certificates representing such shares of Community Bankshares Common Stock, the Exchange Agent shall deliver to the person in whose name such Community Bankshares Common Stock or Options shall have been registered, the Merger Consideration to which such Record Holder shall have become entitled pursuant to the provisions of this Article II. There shall be no obligation to deliver the Merger Consideration in respect of any shares of Community Bankshares Common Stock until (and then only to the extent that) the holder thereof surrenders its Certificate or Certificates for exchange as provided in this
Section 2.4, or, in lieu thereof, delivers to the Exchange Agent an appropriate affidavit of loss and an indemnity agreement and/or a bond as may be required in any such case by the Exchange Agent. If any payment for shares

                                A-4



of Community Bankshares Common Stock or Options is to be made in a name other than that in which the Certificate surrendered for exchange or the Option, as the case may be, is registered, it shall be a condition to the payment that, in the case of holders of shares of Community Bankshares Common Stock, the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and, in the case of holders of Options, the special instructions in the letter of transmittal shall have been complied with, and in each case that the person requesting the payment shall either:
(i) pay to the Exchange Agent any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or the Option or
(ii) establish to the satisfaction of the Exchange Agent that such taxes have been paid or are not payable.

          (c) From and after the Effective Time, there shall be no transfers on the stock transfer books of Community Bankshares of the Community Bankshares Common Stock nor shall there be any further exercises of Options which were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing such shares or any Options are presented for transfer or exercise, respectively, to the Exchange Agent, they shall be exchanged for the Merger Consideration and canceled as provided in this Article II.

          (d) At any time following the six-month period after the Effective Time, BBC shall be entitled to require the Exchange Agent to deliver to it any portions of the Exchange Fund which had been made available to the Exchange Agent and which have not been disbursed to holders of Certificates or Options (including, without limitation, all interest and other income received by the Exchange Agent in respect of all funds made available to it), and thereafter such holders shall be entitled to look to BBC (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable with respect to the Certificates or Options held by them; provided, however, that the Exchange Agent shall not deliver to BBC any portion of the Exchange Fund payable to the holders of Certificates who have theretofore surrendered their Certificates and a duly executed and completed letter of transmittal to the Exchange Agent. Notwithstanding the foregoing, neither BBC nor the Exchange Agent shall be liable to any holder of a Certificate or an Option for any Merger Consideration delivered in respect of such Certificate or Option, respectively, to a public official pursuant to any abandoned property, escheat or other similar law.

          (e) The Exchange Agent or BBC shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to any holder of Certificates or Options such amounts as it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended and the rules and regulations thereunder (the "Code"), or any provision of state, local or foreign Law (as defined below). To the extent that amounts are so withheld by the Exchange Agent or BBC, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Certificates or Options in respect of which such deduction and withholding was made.

                                A-5



     2.5 Dissenters' Rights. Notwithstanding anything in this Agreement to the contrary and unless otherwise provided by applicable law, each share of Community Bankshares Common Stock which is issued and outstanding immediately prior to the Effective Time and which is owned by a shareholder who, pursuant to Section 262 of the DGCL duly exercises his or her right to dissent with respect to his or her shares (the "Dissenting Shares"), shall not be converted into the right to receive, or be exchangeable for, the Merger Consideration, but, instead, the holders thereof shall be entitled to payment from the Surviving Corporation of the appraised value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of Community Bankshares Common Stock of such holder shall thereupon no longer be deemed a Dissenting Share and shall automatically be converted into and shall thereafter be exchangeable only for the right to receive the Per Share Amount as provided in this Agreement.

     2.6 Conversion of Merger Sub Common Stock. At the Effective Time, each share of the Common Stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") that is issued and outstanding at the Effective Time shall thereafter represent one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Corporation.

                           ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF BBC

     BBC represents and warrants to Community Bankshares as follows:

     3.1 Organization and Good Standing. BBC is a corporation duly organized and validly existing under the laws of the State of Florida whose status is active. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of BBC and Merger Sub has all necessary corporate power to execute and deliver this Agreement, to own its respective properties and assets and to carry on its respective business as now conducted.

     3.2 Authorization and No Violation. The execution and delivery of this Agreement by BBC and Merger Sub and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of BBC and Merger Sub and, subject to the terms and conditions of this Agreement, this Agreement constitutes the legal, valid and binding obligation of BBC and Merger Sub, enforceable against them in accordance with its terms, except as limited by (x) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance laws and other similar laws affecting creditors' rights generally, and (y) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Neither the execution, delivery and performance of this Agreement by BBC and Merger Sub, nor the consummation of the transactions contemplated hereby, nor the compliance by BBC or Merger Sub with any of the provisions of this Agreement, will: (i) except as set forth on Schedule 3.2 hereto, violate, conflict with, or result in a breach of any of the provisions of, or constitute a

                                A-6



default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of BBC or BankAtlantic under any of the terms, conditions or provisions of (a) the Articles or Certificate of Incorporation or by-laws
(or analogous organizational documents) of BBC or BankAtlantic or
(b) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which BBC or BankAtlantic is a party or by which BBC or BankAtlantic may be bound, or to which BBC or BankAtlantic or their respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree (each an "Order") or statute, rule, regulation, ordinance or directive
(each a "Law") applicable to BBC or BankAtlantic or any of their respective properties or assets.

     3.3 Governmental Consents. Other than approvals or waivers from the Applicable Governmental Authorities listed on Schedule
3.3 hereto, the execution and delivery of this Agreement by BBC and Merger Sub does not, and the performance by BBC and Merger Sub of their respective obligations hereunder will not, require any consent, approval, authorization or permit of, or filing by BBC with or notification by BBC to, any Applicable Governmental Authority, except where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect as defined in Section 4.1, or prevent or materially delay the performance by BBC or Merger Sub of its obligations pursuant to this Agreement. Neither BBC nor Merger Sub have any reason to believe that any of the required approvals or waivers from any of the Applicable Governmental Authorities will not be received or that any such approval or waiver will contain any condition or requirement deemed unduly burdensome by BBC or Merger Sub.

     3.4  BBC SEC Reports.    All reports and other documents
filed by BBC with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including but not limited to proxy statements and reports on Form 10-K, Form 10-Q and Form 8-K (collectively, the "BBC SEC Reports"), as of the respective dates they were filed, complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.5 BBC Financial Statements. BBC's audited consolidated statements of financial condition and the related statements of operations, changes in shareholders' equity and comprehensive income, and cash flows as of and for the fiscal years ended December 31, 1998, 1999 and 2000 (including any notes thereto) and BBC's unaudited consolidated statement of financial condition and the related statements of operations, changes in shareholders' equity and comprehensive income, and cash flows as of and for the six months ended June 30, 2000 and 2001 (including any notes thereto), (collectively, the "BBC Financial Statements"), have been prepared in conformity with United States generally accepted accounting principles consistently applied

                                A-7



("GAAP") (except for changes, if any, required by GAAP and disclosed therein), and the statements of operations present fairly the results of operations for the respective periods covered and the statements of condition present fairly the financial condition of BBC as of their respective dates except for BBC's interim Financial Statements which are subject to normal year-end non-material adjustments.

     3.6 Information in Proxy Statement. None of the information supplied or to be supplied by BBC in writing specifically for inclusion or incorporation by reference in the proxy statement (the "Proxy Statement") relating to the special meeting of Community Bankshares' shareholders to be held in connection with the consideration and approval of this Agreement and the Merger (the "Special Meeting") will, at the dates mailed to Community Bankshares' shareholders and at the times of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by BBC with respect to statements made therein based on information supplied by Community Bankshares for inclusion in the Proxy Statement.

     3.7 Merger Sub. Merger Sub has no material liabilities or other obligations other than those incurred or entered into in connection with this Agreement or the transactions contemplated hereby. The authorized capital stock of Merger Sub consists of 100 shares of Merger Sub Common Stock and all issued and outstanding shares of Merger Sub Common Stock are owned solely by BBC.

     3.8 Ability to Pay Merger Consideration. BBC will have available as of the Effective Time sufficient cash to pay the Merger Consideration as set forth in Section 2.1. BankAtlantic is and BBC believes that BankAtlantic immediately following the Effective Time will be and will use all reasonable efforts to be, deemed a "well-capitalized" institution pursuant to the Home Owners Loan Act ("HOLA") and the regulations of the OTS.

     3.9 Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, prospects, assets or financial condition of BBC since June 30, 2001 and to the best knowledge of BBC, no fact or condition exists which BBC believes would in the future have a Material Adverse Effect.

     3.10 Legal Proceedings. Neither BBC nor Merger Sub is a party to any, and there are no pending, or to the best knowledge of BBC and Merger Sub, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations of any nature against BBC or Merger Sub, except such proceedings, claims actions or governmental investigations which in the good faith judgment of BBC and Merger Sub will not have a Material Adverse Effect. Neither BBC nor Merger Sub is a party to any order, judgment or decree which would have a Material Adverse Effect.

                                A-8



     3.11 Full Disclosure. No representation or warranty of BBC contained in this Agreement, and none of the statements or information concerning BBC and Merger Sub contained in this Agreement or the exhibits and the schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           ARTICLE IV
    REPRESENTATIONS AND WARRANTIES OF COMMUNITY BANKSHARES

     Community Bankshares represents and warrants to BBC and Merger Sub as follows:

     4.1  Organization, Good Standing.

          (a) Community Bankshares is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Community Bankshares has all necessary corporate power to execute and deliver this Agreement, to own its properties and assets and to carry on its business as now conducted. Community Bankshares is qualified to conduct business and in good standing in each jurisdiction in which the nature of its businesses requires such qualification, and each such jurisdiction is set forth on Schedule 4.1 hereto, except where the failure to be duly qualified is not reasonably likely to have a Material Adverse Effect (as hereinafter defined).

          (b) For the purposes of this Agreement, the term "Material Adverse Effect" shall mean (i) in the case of Community Bankshares and its Subsidiaries, any effect that (A) is material and adverse to the financial condition, results of operations, assets, business or prospects of Community Bankshares and its Subsidiaries (as hereinafter defined) considered as one enterprise or (B) materially impairs the ability of Community Bankshares to consummate the transactions contemplated by this Agreement, provided, however, that the term "Material Adverse Effect" shall not be deemed to include (I) the impact of changes in (a) laws, regulations, or policies of any Federal or state court, administrative agency, commission or other governmental authority or interpretations thereof; or (b) GAAP, that in each case are generally applicable to the banking industry; (II) actions taken or to be taken by Community Bankshares upon the written request of BBC or pursuant to this Agreement; (III) changes in the general level of market interest rates; or (IV) expenses incurred in connection with this Agreement and the transactions contemplated thereby; and (ii) in the case of BBC, any effect that materially impairs the ability of BBC to make payment at the Effective Time of the Merger Consideration or otherwise materially impairs the ability of BBC or BankAtlantic to consummate any of the transactions contemplated by the Agreement.

     4.2  Capital Stock.

                                A-9



          (a) Community Bankshares' authorized capital stock consists solely of 60,000,000 shares of Community Bankshares Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share (the "Community Bankshares Preferred Stock"). As of the date hereof, 8,660,254 shares of Community Bankshares Common Stock and no shares of Community Bankshares Preferred Stock are issued and outstanding, 696,333 shares of Community Bankshares Common Stock are reserved for issuance upon exercise of outstanding Options and 1,910,886 shares of Community Bankshares Common Stock are held in treasury. Schedule 4.2 sets forth a list of all outstanding Options and the exercise prices of such Options.

          (b) All of the issued and outstanding shares of Community Bankshares Common Stock are duly and validly authorized and issued, fully paid and nonassessable. None of the outstanding shares of Community Bankshares Common Stock has been issued in violation of any preemptive rights. The Community Bankshares Common Stock is the only security of Community Bankshares with the right to vote on the transactions contemplated by this Agreement or for the election of directors of Community Bankshares. Except for the outstanding shares of Community Bankshares Common Stock, there are no (nor will there be on the Effective Time) shares of any class of capital stock or equity securities of Community Bankshares outstanding and, except for Options outstanding on the date hereof to acquire not more than 696,333 shares of Community Bankshares Common Stock, there are no (nor will there be) outstanding or existing Options or other agreements, commitments or obligations relating to the issuance of additional shares of any class of capital stock or other equity securities of Community Bankshares. All outstanding Options were granted under: (i) Community Bankshares' Amended and Restated 1995 Stock Option Plan and (ii) Community Bankshares' Amended and Restated 1999 Stock Option Plan. None of the Options was issued in violation of applicable Law or the terms of the plan under which it was granted. Community Bankshares is not a party to or bound by any contract, agreement or arrangement to sell or otherwise dispose of or redeem, purchase or otherwise acquire any of its capital stock. There are no agreements or understandings with respect to the voting of any shares of Community Bankshares Common Stock or which restrict the transfer of such shares to which Community Bankshares is a party, nor does Community Bankshares have knowledge of any such agreements or understandings to which Community Bankshares is not a party.

     4.3 Authorization; No Violation. The execution and delivery of this Agreement by Community Bankshares and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Community Bankshares (other than the approval of this Agreement and the Merger by the holders of the Community Bankshares Common Stock), and, subject to the terms and conditions of this Agreement, this Agreement constitutes the legal, valid and binding obligation of Community Bankshares, enforceable against it in accordance with its terms, except as limited by (x) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance laws and other similar laws affecting creditors' rights generally, and (y) general principles of equity, regardless of whether asserted in a proceeding in equity or at law. Neither the execution, delivery and performance of this Agreement by Community Bankshares, nor the consummation of the transactions contemplated hereby (including the Bank Merger), nor the compliance by Community

                                A-10



Bankshares with any of the provisions of this Agreement, will: (i) violate, conflict with, or result in a breach of any of the provisions of, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration, or the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Community Bankshares or any Subsidiary of Community Bankshares under any of the terms, conditions or provisions of (a) the Certificate of Incorporation or by-laws (or analogous organizational documents) of Community Bankshares or any of its Subsidiaries or (b) any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Community Bankshares or any of its Subsidiaries is a party or by which Community Bankshares or any of its Subsidiaries may be bound, or to which Community Bankshares or any of its Subsidiaries or their respective properties or assets may be subject, or (ii) violate any Order or Law applicable to Community Bankshares or any of its Subsidiaries or any of their respective properties or assets.

     4.4 Subsidiaries. Set forth on Schedule 4.4 hereto, is a list of (i) each corporation, savings association or other financial institution at least 25% of whose outstanding voting stock is owned, directly or indirectly, by Community Bankshares or by one or more of its Subsidiaries, (ii) each partnership, joint venture, limited liability company or similar entity, at least 25% of whose outstanding partnership or similar interests are owned by Community Bankshares, or by one or more of its Subsidiaries, or over which Community Bankshares or any of its Subsidiaries, directly or indirectly, has or shares management control, and (iii) each partnership of which Community Bankshares or any of its Subsidiaries is a general partner (each of the foregoing being referred to herein as a "Subsidiary"), including:
(a) its name and jurisdiction of organization, (b) the number of shares of authorized capital stock of each class of its capital stock (or other equity interests), (c) the number of issued and outstanding shares of each class of its capital stock (or other equity interests), and (d) its directors and officers or general or managing partners or managers or managing members. Except as set forth on Schedule 4.4 hereto, Community Bankshares does not own more than 5% of the capital stock or similar interests in any entities (including, without limitation, corporations, limited liability companies, partnerships, joint ventures and inactive corporations). All outstanding shares of the capital stock or other ownership interests of each Subsidiary are owned of record and beneficially by Community Bankshares. Each Subsidiary (other than Community Savings) is duly organized and validly existing under the laws of the State of Florida whose status is active and has all necessary power to own its properties and assets and to carry on its business as presently conducted, and holds all necessary licenses and certificates from the United States, the States of Delaware or Florida, and any other governmental authority having jurisdiction over the conduct of its business as it is now being conducted, except where the absence of such license or certificate would not have a Material Adverse Effect. Community Savings is duly organized and validly existing as a federal savings association under the laws of the United States and continues to hold a valid charter to do business as a federal savings association. Each Subsidiary is duly qualified to conduct business and is in good standing in each jurisdiction in which the nature of the business transacted by it requires such qualification, except where the absence of such qualification would not have a Material Adverse Effect.

                                A-11



     4.5  Broker's and Finder's Fees.  Except as set forth on
Schedule 4.5 hereto, Community Bankshares has not, directly or indirectly, incurred any obligation or liability, contingent or otherwise, for any brokers or finders in respect of the matters provided for in this Agreement and no broker or finder has acted, directly or indirectly, on behalf of Community Bankshares in connection with this Agreement or the transactions contemplated hereby.

     4.6 Governmental Consents. Other than approvals or waivers from the Applicable Governmental Authorities listed on Schedule
4.6 hereto, the execution and delivery of this Agreement by Community Bankshares does not, and the performance by Community Bankshares of its obligations hereunder will not, require any consent, approval, authorization or permit of, or filing by Community Bankshares or any of its Subsidiaries with, or notification by Community Bankshares or any of its Subsidiaries to, any Applicable Governmental Authority. Community Savings is, and believes that immediately prior to the Effective Time it will be, deemed a "well capitalized" institution pursuant to HOLA and the regulations of the OTS.

     4.7  Reports.

          (a) Since January 1, 1999, Community Bankshares has filed all reports and other documents required to be filed by it with the SEC under the Exchange Act, including but not limited to proxy statements and reports on Form 10-K, Form 10-Q and Form 8-K (collectively, the "Community Bankshares SEC Reports"). As of the respective dates they were filed with the SEC, the Community Bankshares SEC Reports, including all documents incorporated by reference into such reports, complied in all material respects with the rules and regulations of the SEC and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (b) Community Bankshares and each of its Subsidiaries has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed with all Applicable Governmental Authorities. All such reports, registrations and statements are collectively referred to as the "Community Reports." As of their respective dates, such Community Reports, in all material respects (i) were complete and accurate and (ii) complied with all the statutes, rules and regulations enforced or promulgated by the Applicable Governmental Authorities with which they were filed including, but not limited to, any state or federal securities laws.

          (c) Community Bankshares (i) has delivered to BBC (A) Community Bankshares' audited consolidated statements of financial condition and the related statements of operations, changes in shareholders' equity and cash flows as of and for the fiscal years ended December 31, 1998, 1999 and 2000 (including any notes thereto) together with reports thereon of Crowe Chizek and Company LLP, certified public accountants, and (B) Community Bankshares unaudited consolidated statement of financial condition and the related statements of operations, changes in shareholders' equity and cash flows as of and for the six months ended June 30, 2000 and 2001 (including any notes thereto), and
(ii) will deliver to BBC any further monthly or

                                A-12



quarterly statements prepared by or for Community Bankshares as soon as such statements become available (the financial statements referred to in clauses (i) and (ii) being referred to herein collectively as the "Community Financial Statements"). All Community Financial Statements other than monthly reports have been or will be prepared in conformity with GAAP (except for changes, if any, required by GAAP and disclosed therein), and the statements of operations present, or will present, fairly the results of operations for the respective periods covered and the statements of condition present, or will present, fairly the financial condition of Community Bankshares as of their respective dates except for Community Bankshares' interim
Community Financial Statements which are or will be subject to normal year-end non-material adjustments. Other than as disclosed in the balance sheet for the six months ended June 30, 2001 (the "Reference Balance Sheet") contained in the Community Financial Statements, neither Community Bankshares or its Subsidiaries has any material liabilities, commitments or obligations of any nature (whether unaccrued, contingent or otherwise) and there is no basis for the assertion against Community Bankshares or any Subsidiary of any such liability, commitment or obligation, except for liabilities, commitments or obligations arising in the ordinary course of business.

     4.8  Taxes.

          (a) Except as set forth on Schedule 4.8 hereto: (i) all returns and reports ("Returns") in respect of any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs' duties, tariffs, and similar charges (collectively, "Taxes") required to be filed with respect to Community Bankshares and each of its Subsidiaries have been timely filed;
(ii) all Taxes required to be shown on such Returns or otherwise due, other than extended returns (which are identified on Schedule 4.8), have been timely paid; (iii) all such Returns are true, correct and complete in all material respects; (iv) no adjustment relating to such Returns has been proposed formally or informally by any Tax authority and no valid basis exists for any such adjustment and no issue has been raised by any Taxing authority in any examination which by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency for any subsequent Taxable period; (v) there are no pending or, to the knowledge of Community Bankshares, threatened actions or proceedings for the assessment or collection of Taxes against Community Bankshares or any of its Subsidiaries nor, to Community Bankshares' knowledge, has any Tax authority raised any issues regarding Taxes or Returns which could have a material adverse impact upon the Surviving Corporation or BBC following the consummation of the transactions contemplated hereby; (vi) there are no liens for Taxes (other than for current Taxes not yet due and payable) on any assets of Community Bankshares or any of its Subsidiaries; (vii) the Community Financial Statements contain and will contain adequate reserves and balances to satisfy all liabilities for Taxes for the periods covered thereby; (viii) Community Bankshares and each of its Subsidiaries has collected all real, personal and

                                A-13



intangible property Taxes attributable to its assets, all sales, value-added and similar Taxes, and all payroll and other withholding Taxes, and have remitted all such Taxes to the proper Taxing authority on a timely basis and in accordance with applicable procedures; (ix) Community Bankshares and each of its Subsidiaries has complied in all material respects with all information and reporting requirements required by the Code including, without limitation, the timely filing of all informational returns and has properly collected and remitted all applicable "backup" withholding Taxes; (x) Community Bankshares and each of its Subsidiaries has duly and validly complied in all material respects with all applicable Laws regarding escheat, abandoned or unclaimed property or similar Laws; (xi) for federal income Tax purposes, Community Bankshares and its Subsidiaries calculate their respective reserves for bad debts in compliance with the requirements of the Code; (xii) neither Community Bankshares nor any of its Subsidiaries has any pending ruling requests, accounting method change requests or applications to change its taxable year-end pending before any Taxing authority;
(xiii) the conversion of Community Savings from mutual to stock form was a Tax-free transaction under the Code; and (xiv) neither Community Bankshares nor any of its Subsidiaries has made any election under Section 341(d) of the Code (or any corresponding provision of State, local or foreign Tax Law).

          (b) Except as set forth on Schedule 4.8, (i) with respect to each Taxable period of Community Bankshares and its Subsidiaries, either such Taxable period has been audited by the relevant Taxing authority or the time for assessing or collecting Taxes with respect to each such Taxable period has closed and such Taxable period is not subject to review by any relevant Taxing authority; (ii) neither Community Bankshares nor any of its Subsidiaries has requested or been granted an extension of time in which any Taxes may be assessed or collected by any Taxing authority; (iii) neither Community Bankshares nor any of its Subsidiaries has requested or been granted an extension of the time for filing any Return to a date later than the date of the Closing; and (iv) Community Bankshares has made available to BBC complete copies of all federal, state and foreign income, franchise and similar Returns, examination reports, and statements of deficiencies assessed against or agreed to by Community Bankshares or any of its Subsidiaries, in each case, relating to taxable periods beginning on or after January 1, 1996.

          (c) Neither Community Bankshares nor any of its Subsidiaries will be required (i) as a result of a change in method of accounting for a taxable period ending on or prior to the Effective Time, to include any adjustment under Section 481(c) of the Code (or any corresponding provisions of state, local or foreign income Tax Law) in Taxable income for any Taxable period (or portion thereof) beginning after the Effective Time or (ii) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax Law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Effective Time; (iii) neither Community Bankshares nor any of its Subsidiaries has been a member of an affiliated group or filed or been included in a combined, consolidated or unitary income Return; (iv) except as set forth in Schedule 4.8(c), neither Community Bankshares nor any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement or has any current or potential contractual obligation to indemnify any other person with respect to Taxes; (v) neither Community Bankshares nor any of its Subsidiaries has made any payments, or is or will become obligated

                                A-14



(under any Commitment entered into on or before the Effective
Time) to make any payments, that will be non-deductible under Sections 162(m) and 280G of the Code (or any corresponding provision of state, local or foreign income Tax Law); (vi) BBC will not be required to deduct and withhold any amount pursuant to Section 1445(a) of the Code upon the consummation of the Merger; (vii) neither Community Bankshares nor any of its Subsidiaries has permanent establishment in any foreign country, as defined in the relevant Tax treaty between the United State of America and such foreign country; and (viii) no claim has ever been made by a taxing authority in a jurisdiction where Community Bankshares or any of its Subsidiaries does not file Returns that it is or may be subject to Taxes assessed by such jurisdiction.

     4.9 Material Contracts. Schedule 4.9 hereto sets forth a true and complete list of all material contracts, agreements, arrangements and other instruments to which Community Bankshares or any of its Subsidiaries is a party or otherwise relating to or affecting any of their respective assets, properties or operations (except that no information need be provided with respect to clauses (ii) and (iii) below with respect to any of the foregoing which are terminable by Community Bankshares without penalty upon not more than 30 days written notice), including, without limitation, all written or oral, express or implied: (i) contracts, agreements, arrangements and commitments not made in the ordinary course of business including, without limitation, any employment, severance or separation agreements or arrangements and any agreements or arrangements with affiliates and related persons; (ii) purchase and supply contracts; (iii) contracts, agreements, arrangements or understandings with respect to the development, license, sale or use of computer software programs or applications; (iv) contracts, agreements, arrangements, relationships, indentures or other instruments relating to the borrowing of money by Community Bankshares or any of its Subsidiaries (other than in the ordinary course of the banking business of Community Savings); (v) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights;
(vi) documents granting any power of attorney with respect to the affairs of Community Bankshares or any of its Subsidiaries; (vii) suretyship contracts, working capital maintenance or other forms of guaranty agreements by Community Bankshares or any of its Subsidiaries; (viii) contracts, agreements, arrangements, or commitments limiting or restraining Community Bankshares or any of its Subsidiaries from engaging or competing in any lines of business or with any person, firm, or corporation; (ix) any contract, agreement, arrangement or commitment which cannot be terminated by Community Bankshares at will and without penalty relating to the employment of a consultant or the employment, election or retention of any present or former director, officer or employee of Community Bankshares or any of its Subsidiaries;
(x) partnership and joint venture agreements; (xi) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); and (xii) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements, arrangements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment"). Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, and is in full force and effect on the date hereof. Community Bankshares and each of its Subsidiaries have performed in all material respects all obligations required to be performed by such entity to date under, and are not in default in respect of, any Commitment, and no event has occurred which, with due notice or

                                A-15



lapse of time or both, would constitute such a default. Except as specifically set forth on Schedule 4.9 and identified as such, no consent of or notice to third parties is required relating to any Commitment as a consequence of this Agreement or the transactions contemplated herein. No other party to any Commitment is in default in respect thereof, and to the knowledge of Community Bankshares no event has occurred which, with due notice or lapse of time or both, would constitute such a default. Community Bankshares has made available to BBC true, correct and complete copies of all the written Commitments and a brief written summary or description of each oral
Commitment, and no Commitment has been modified in any material respect since the date it was made available.

     4.10 Real Properties. Schedule 4.10 hereto describes all real estate owned or leased by Community Bankshares or any of its Subsidiaries, exclusive of "real estate owned" ("REO") acquired as a result of debts previously contracted and held for resale. All such real property, if owned by Community Bankshares or any of its Subsidiaries (the "Real Property"), is owned under good and marketable title, free and clear of all liens, security interests, title defects, pledges, claims, charges mortgages or encumbrances ("Liens"), except statutory Liens securing payments not yet due. Except as set forth in Schedule 4.10: (i) all of the Real Property is free from any zoning Laws and from all special Taxes or assessments, except those generally applicable to other similarly situated properties in the tax districts in which such Real Property is located, (ii) Community Bankshares and each of its Subsidiaries has the exclusive right of possession of each tract comprising its respective Real Property, and (iii) the boundaries of each parcel of such Real Property are contiguous to the rights-of-way of abutting public roads, and there is ingress and egress to and from all of such Real Property. All improvements on such Real Property and the operations therein conducted conform in all material respects to all applicable health, fire, environmental, safety, zoning and building Laws. All buildings, structures, improvements and fixtures owned, leased or used by Community Bankshares or any of its Subsidiaries in the conduct of their respective businesses conform in all material respects (or are otherwise exempt from) all applicable codes and rules adopted by national and local associations and boards of insurance underwriters; and all such buildings, structures, improvements and fixtures are in satisfactory operating condition and repair.

     4.11 Real Property Leases. All leases pursuant to which Community Bankshares or any of its Subsidiaries is lessee or lessor of any real property (the "Leases") are listed in Schedule
4.11 hereto. All such Leases are valid, legally binding, in full force and effect, and enforceable in accordance with their terms. There is not under any of the Leases: (i) any default by Community Bankshares or any of its Subsidiaries or any claim of default which with notice or lapse of time, or both, would constitute a default by Community Bankshares or any of its Subsidiaries; or (ii) any default or claim of default against any lessor to or lessee of Community Bankshares or any of its Subsidiaries, or any event of default or event which with notice or lapse of time, or both, would constitute a default by any such lessor or lessee. The consummation of the transactions contemplated hereby will not result in a breach or default under any of the Leases, and, except as set forth on Schedule 4.11 hereto and specifically identified as such, no consent of or notice to any third party is required as a consequence thereof. Community Bankshares has made available to BBC true, correct and complete copies of the Leases, and no Lease has been

                                A-16



modified in any respect since the date it was made available. Community Bankshares and each of its Subsidiaries owns unencumbered title in and to the leasehold improvements located upon its leased properties (but not to the buildings, fixtures or the land upon which the same are situated) except for statutory Liens securing payments not yet due. None of the property subject to a Lease is subject to any sublease, license or other agreement granting to any person any right to the use, occupancy or enjoyment of such property or any portion thereof.

     4.12 Personal Property. Except as set forth in Schedule 4.12, Community Bankshares and each of its Subsidiaries owns and has good and merchantable title, free and clear of all Liens (except for statutory Liens securing payments not yet due) to its respective Personal Property (as hereinafter defined) shown on
Schedule 4.12 as owned by it and to all the machinery, equipment, furniture, fixtures, inventory, receivables and other tangible or intangible personal property (the "Personal Property") reflected on the consolidated statement of financial condition of Community Bankshares as of December 31, 2000 (the "Reference Balance Sheet") and all such property acquired since the date thereof, except for sales and dispositions in the ordinary course of business since the date of the Reference Balance Sheet. None of the Liens, if any, listed on Schedule 4.12 materially adversely affects the value of any of the items of the Personal Property to which it relates or interferes with its use in the conduct of business of Community Bankshares or any of its Subsidiaries. Community Bankshares and each of its Subsidiaries holds good and transferable leaseholds in all of their respective Personal Property which they lease, in each case under valid and enforceable leases. The consummation of the transactions contemplated hereby will not result in a breach or default under any such lease and, except as set forth in Schedule 4.12, no consent of or notice to any third party is required as a consequence thereof. Neither Community Bankshares nor any of its Subsidiaries is in breach of or default under (and no event has occurred which, with due notice or lapse of time or both, may constitute such a lapse or default under) any lease of any items of Personal Property leased by it. The Personal Property and other personal property now owned, leased or used by Community Bankshares and each of its Subsidiaries is sufficient and adequate to carry on their respective businesses as presently conducted and all items thereof are in good operating condition and repair, subject only to normal wear and tear.

     4.13 Investigations, Litigation.  Except as set forth on
Schedule 4.13 hereto, there is and has been no investigation by any governmental authority or agency during the past five years or any action, suit, proceeding or claim pending or threatened, against or adversely affecting Community Bankshares or any of its Subsidiaries (including, without limitation, any investigation, action, or proceeding with respect to Taxes), or the assets or business of Community Bankshares or any of its Subsidiaries. Except as disclosed on Schedule 4.13: (i) neither Community Bankshares nor any of its Subsidiaries nor any director, officer, employee or agent of Community Bankshares or any of its Subsidiaries (in their respective capacities as such), is a party to any, and there are no pending or, to the knowledge of Community Bankshares, threatened, legal, administrative, arbitral or other proceedings, claims, suits, actions or governmental investigations of any nature against Community Bankshares or any of its Subsidiaries, or any director, officer, employee or agent of Community Bankshares or any of its Subsidiaries (in their respective capacities as such), or involving any property or assets of Community Bankshares or any of its Subsidiaries and
(ii) there is no outstanding Order of any court or governmental authority or

                                A-17



agency against or affecting Community Bankshares or any of its Subsidiaries, or any of their respective assets, businesses or operations.

     4.14 Insurance. Community Bankshares and its Subsidiaries have in effect insurance coverage with reputable insurers, which, in respect to amounts, types and risks insured, is adequate and customary for the businesses in which Community Bankshares and its Subsidiaries are engaged. All of the insurance policies, binders, bonds and other similar forms of insurance owned, held or maintained by Community Bankshares or any of its Subsidiaries are in full force and effect, and all premiums with respect thereto covering all periods up to and including the date hereof have been paid (other than retrospective premiums which may be payable with respect to worker's compensation insurance policies). Neither Community Bankshares nor any of its Subsidiaries is in default under any such policy, and no notice of cancellation or termination has been received with respect to any of the foregoing, and all claims thereunder have been filed in due and timely fashion. The insurance policies to which Community Bankshares or any of its Subsidiaries is a party are sufficient for compliance with all requirements of Law and, to the extent applicable, of all Commitments to which Community Bankshares or any of its Subsidiaries is a party and provide adequate insurance coverage for the assets and operations of Community Bankshares and its Subsidiaries. Neither Community Bankshares nor any of its Subsidiaries has been refused any insurance with respect to any assets or operations, nor has any coverage been limited in any material respect to any operations by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last five years. Set forth on Schedule 4.14 is a list of all insurance policies, binders, bonds and other similar forms of insurance owned, held or maintained by or for the benefit of Community Bankshares or any of its Subsidiaries.

     4.15 Compliance with Laws, Regulations. Community Bankshares and each of its Subsidiaries have all permits, licenses, certificates of authority, orders and approvals ("Permits") of, and have made all required filings, applications and registrations ("Filings") with, all governmental authorities and agencies necessary to permit them to carry on their business as presently conducted except where the failure to have such Permits would not have a Material Adverse Effect. All such Permits are in full force and effect, and, to the knowledge of Community Bankshares, no suspension or cancellation of any of them is pending or has been threatened; and all Filings are current. Neither Community Bankshares nor any of its Subsidiaries is in default under any Order or any license, regulation or demand of any governmental authority or agency. Except for statutory or regulatory restrictions of general application, no governmental authority or agency has placed any restrictions on the business of Community Bankshares or any of its Subsidiaries. Community Bankshares and each of its Subsidiaries have in all material respects conducted their respective businesses in compliance with all applicable federal, foreign, state and local Laws including, without limitation, disclosure, usury, equal credit opportunity, equal employment, fair credit reporting, consumer credit protection, truth in lending, truth in savings, lender liability, antitrust and other Laws. The forms, procedures, and practices used by Community Bankshares and each of its Subsidiaries are in all material respects in compliance with such Laws, and neither Community Bankshares nor any of its Subsidiaries has received any

                                A-18



indication from regulatory authorities that it is not in compliance or needs to improve its compliance in these areas.

     4.16 Employee Benefit Plans.

          (a)  Each employee benefit plan (within the meaning of
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), stock purchase plan, stock option plan, fringe benefit plan, bonus plan and any other deferred compensation agreement or plan or funding arrangement sponsored, maintained or to which contributions are made by: (i) Community Bankshares or any of its Subsidiaries or (ii) any other organization which is a member of a controlled group of organizations (within the meaning of Sections 414(b), (c), (m) or
(o) of the Code) of which Community Bankshares or any of its Subsidiaries is a member (the "Controlled Group"), or (iii) with respect to which Community Bankshares or any of its Subsidiaries or any member of the Controlled Group has any liability or potential liability (each a "Plan") is described on Schedule 4.16 hereto, designating which Plans cover employees or former employees of Community Bankshares or any of its Subsidiaries and which defined benefit plans, if any, hold employee contributions.

          (b) With respect to each Plan, Community Bankshares has made available to BBC current, accurate and complete copies of such Plan (including all other instruments relating thereto) and Summary Plan Descriptions therefor and, to the extent applicable, copies of the most recent (i) Internal Revenue Service determination letter and any outstanding request for a determination letter; (ii) Form 5500 and, to the extent applicable, attached Schedule B (including any related actuarial valuation report) with respect to the last three Plan years for each Plan; (iii) certified financial statements; (iv) attorney's response to an auditor's request for information for the last three Plan years for each Plan; (v) collective bargaining agreements or other such contracts; (vi) Form S-8 (including any amendments thereto); (vii) Form 5310 and any related filings with the Pension Benefit Guaranty Corporation ("PBGC") with respect to the last six Plan years for each Plan subject to Title IV of ERISA; (viii) ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association ("VEBA") which is implementing such Plan; and (ix) in the case of a Plan that is a "group health plan" as defined in Section 5000(b)(1) of the Code,
(A) general notification to employees of their rights under
Section 4980B of the Code and form of letter(s) distributed upon the occurrence of a qualifying event described in Section 4980B of the Code and (B) form of certificate distributed pursuant to
Section 9801 of the Code. Except as set forth on Schedule 4.16(b), none of the Plans or any of the foregoing referred to in clauses (i) through (ix) above has been modified in any respect since the date it was made available to BBC.

          (c) With respect to each Plan: (i) each such Plan which is an "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) intended to qualify under Sections 401(a) and 501(a) of the Code has received a favorable determination letter as to its qualification under the Code and nothing has occurred, whether by action or failure to act, which may cause the loss of such qualification; (ii) each such Plan which is intended to meet the requirements of Sections 105(h), 125 or 129 of the Code complies with, and has complied with,

                                A-19



in all material respects, such requirements since inception;
(iii) (A) each VEBA which is intended to implement any Plan has received a favorable ruling or determination letter as to its Tax-exempt status and nothing has occurred, whether by action or failure to act, which would cause the loss of such Tax-exempt status and (B) the assets of such VEBA are at least equal in value to the present value of the accrued benefit of the participants in such VEBA; (iv) the Community Financial
Statements reflect and will reflect all employee benefit liabilities of Community Bankshares and its Subsidiaries in a manner satisfying the requirements of GAAP; (v) there are no actions, suits or claims pending, or to the knowledge of Community Bankshares, threatened, and there are no facts which could reasonably give rise to any such actions, suits or claims;
(vi) none of Community Bankshares, nor any of its Subsidiaries, nor any fiduciary of any Plan, nor any of their respective employees, officers or directors has, with respect to any such Plan, engaged in a prohibited transaction, as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which would subject Community Bankshares or any other Plan sponsor to any Taxes, penalties or other liabilities resulting from prohibited transactions under Section 4975 of the Code or under Sections 409 or 502(i) of ERISA; (vii) no event has occurred and no condition exists that would subject Community Bankshares or any of its Subsidiaries or any other Plan sponsor to any Tax under Sections 4971, 4972, 4977 or 4979 of the Code or to a penalty under Sections 502(c) or 502(l) of ERISA; (viii) Community Bankshares and each of its Subsidiaries and each Plan sponsor has complied in all material respects with the reporting and disclosure requirements of ERISA; (ix) all insurance premiums required to be paid by Community Bankshares or its Subsidiaries as of the date hereof have been paid and all of them will be paid or reserved against for all periods prior to the Effective Time; and (x) neither Community Bankshares nor any of its Subsidiaries has any "leased employees" (as such term is defined in Section 414(n) of the Code) that must be taken into account with respect to the requirements set forth under Section 414(n)(3) of the Code.

          (d) With respect to each Plan subject to the minimum funding requirements of Section 412 of the Code and, if applicable, Title IV of ERISA: (i) Community Bankshares and each of its Subsidiaries and each member of the Controlled Group have or will have, as of the Effective Time, made all contributions or payments to or under such Plan required by Law or by the terms of such Plan or any contract or agreement or accrued through the Effective Time; (ii) Community Bankshares or one of its Subsidiaries or a member of the Controlled Group has or will have, as of the Effective Time, made all contributions required to be made under Section 302 of ERISA and Section 412 of the Code (whether or not waived); (iii) no provision of such Plan nor any amendment to such Plan would result in any limitation on the right of Community Bankshares or any of its Subsidiaries to receive residual amounts from any such Plan under Section 4044 of ERISA; (iv) there is no event or condition existing which could be deemed a "reportable event" within the meaning of Section 4043 of ERISA with respect to which the 30 day notice requirement has not been waived other than the transactions contemplated by this Agreement and no condition exists which would subject Community Bankshares or any of its Subsidiaries to a penalty under Section 4071 of ERISA; (v) as of the Effective Time, Community Bankshares or one of its Subsidiaries or a member of the Controlled Group has or will have made all required premium payments, when due, to the PBGC; (vi) the termination of, or withdrawal from, any such Plan, on or prior to the Effective Time has not, and will not, subject Community Bankshares or any of

                                A-20



its Subsidiaries to any liability (other than routine administrative expenses) to such Plan, the PBGC or to any other person or party;
and (vii) no amendment to any Plan has occurred which has required or could require Community Bankshares or any of its Subsidiaries to provide security to any such Plan under Section 401(a)(29) of the Code.

          (e) With respect to each Plan subject to Title IV of ERISA, the assets of each such Plan are now and, as of the Effective Time, will be at least equal in value to the present value of the benefit liabilities (determined as of the date hereof or the Effective Time, as applicable) of the participants in such Plan.

          (f) On or after the date hereof, no Plan has been, or will be, (i) terminated, (ii) amended in any manner which would directly or indirectly increase the benefits accrued, or which may be accrued, by any participant thereunder or (iii) amended in any manner which would materially increase the cost to Community Bankshares or any of its Subsidiaries or other sponsor of maintaining such Plan.

          (g) Neither Community Bankshares nor any of its Subsidiaries has maintained or contributed or had an obligation to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

          (h) With respect to any Plan which is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) (a "Welfare Plan"): (i) each such Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements in all material respects, (ii) there is no disqualified benefit (as such term is defined in Section 4976(b) of the Code) which would subject Community Bankshares or any of its Subsidiaries to a Tax under Section 4976(a) of the Code, (iii) each and every such Welfare Plan which is a group health plan (as such term is defined in Section 5000(b)(1) of the Code) complies in all material respects with the applicable requirements of Sections 4980B and 9801 of the Code and Parts 6 and 7 of Title I of ERISA, and (iv) each such Welfare Plan (including any such plan covering former employees of Community Bankshares or any of its Subsidiaries) may be amended or terminated on or at any time after the Effective Time without subjecting either BBC, Community Bankshares or any of its Subsidiaries or such other plan sponsor to liability therefor.

     4.17 Labor Matters.

          (a) Neither Community Bankshares nor any of its Subsidiaries is a party to nor has in effect any organized labor contract or collective bargaining agreement. No work stoppage involving Community Bankshares or any of its Subsidiaries is pending or, to the knowledge of Community Bankshares, threatened, nor is any of them involved in or, to the knowledge of Community Bankshares, threatened with any labor dispute, discrimination or sexual harassment claims, arbitration, lawsuit or administrative proceeding involving any of its current or former directors, officers or employees.

                                A-21



          (b) Except as set forth on Schedule 4.17 hereto, neither Community Bankshares nor any of its Subsidiaries has, maintains or is a party to any agreement or arrangement which:
(i) provides for the payment of separation, severance, termination or similar-type benefits to any person, (ii) obligates Community Bankshares or any of its Subsidiaries to pay separation, severance, termination or similar-type benefits as a result of any transaction contemplated by this Agreement, or
(iii) could result, separately or in the aggregate, in the payment of any "excess parachute payment" within the meaning of such term under Section 280G of the Code. Schedule 4.17 sets forth, for each agreement or arrangement listed thereon, the amount or, if appropriate, the estimated amount, of any payment provided for pursuant thereto.

     4.18 Environmental Liability.  "Properties" as used in this
Section 4.18(a)-(c) inclusive, shall include all of the following: (x) all Real Property owned, leased and/or operated by Community Bankshares or any of its Subsidiaries, (y) all REO and
(z) all real property which serves as collateral ("Collateral Property") for any loan or other indebtedness held by Community Bankshares, provided, however, that the representations and warranties of Community Bankshares with regard to any Collateral Property shall be to the knowledge of Community Bankshares.

          (a) Community Bankshares and each of its Subsidiaries have obtained all Permits, which are required with respect to the operation of its respective business and all Properties under any Environmental Laws (as hereinafter defined) (such Permits being hereinafter referred to as "Environmental Permits"), including all federal, state and local laws relating to pollution or protection of the environment or human health such as, but not limited to, laws relating to emissions, discharges, releases or threatened releases of hazardous, toxic or other pollutants, contaminants, chemicals or industrial materials including, but not limited to, ambient air, surface water, ground water, land survey or subsurface strata or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous, toxic or other pollutants, contaminants, chemicals or industrial materials, substances or wastes (which laws, together with all regulations, rules, codes, plans, decrees, judgments, injunctions, notices and demand letters issued, entered, promulgated or approved thereunder are herein referred to as "Environmental Laws") except where the failure to obtain such Permits would not have a Material Adverse Effect. Community Bankshares and each of its Subsidiaries is in compliance in all material respects with the terms and conditions of all Environmental Permits required under the Environmental Laws, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws. Community Bankshares has made available to BBC true and complete copies of all notices known to Community Bankshares in whatever form (a list of such notices, if any, is set forth on Schedule 4.18) received by any previous owner or operator of any Properties or any business currently owned or operated by Community Bankshares or any of its Subsidiaries within the five years preceding the date of this Agreement alleging noncompliance with any Environmental Law.

          (b) There is no civil, criminal or administrative action, demand, claim, investigation or proceeding pending or, to the knowledge of Community Bankshares, threatened

                                A-22



against Community Bankshares or any of its Subsidiaries with regard to any Properties, under or relating in any way to the Environmental Laws.

          (c) With regard to any of the Properties, except as set forth on Schedule 4.18 hereto, there are no past, present or known future events, conditions, circumstances, or plans which may interfere with or prevent compliance or continued compliance in all material respects with the Environmental Laws, or which may give rise to any common law or other legal liability, including, but not limited to, liability under the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or which otherwise may form the basis of any claim, action, demand, proceeding, notice of violation or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling or the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, industrial toxic or hazardous material, substance or waste. Without in any way limiting the foregoing, no release, emission or discharge into the environment of any "hazardous substance" (as that term is currently defined under CERCLA or any applicable similar state law) or "petroleum" or "petroleum-based substances" (as those terms are defined in the Federal Storage Tank Regulations, 40 C.F.R. Part 280) which would give rise to liability under any Environmental Laws has occurred, is currently occurring or, to the extent known is probable to occur in the future in connection with the ownership or operation of any Properties by Community Bankshares or any of its Subsidiaries and there is no spill, deposit, or discharge of any such hazardous substance or petroleum or petroleum-based substance, at, on, into, under or having originated from any of the Properties. Except as set forth on Schedule 4.18, to the knowledge of Community Bankshares, none of the Properties or any other assets of Community Bankshares or any of its Subsidiaries, include any equipment, machinery, device, or other apparatus that contains polychlorinated biphenyls that is now or ever has been leaking; any asbestos or asbestos-containing material; any wetlands or any areas subject to any legal requirement or restriction in any way related to wetlands (including, without limitation, requirements or restrictions related to buffer or transition areas or open waters) or, except as set forth on Schedule 4.18 hereto, any underground tank above ground storage tank, surface impoundment, septic tank, pit, swamp or lagoon in which hazardous materials, petroleum or petroleum-based substances are being or have been treated, stored, or disposed of.

     4.19 Deposit Accounts.

          (a) Schedule 4.19 sets forth a complete and correct list, as of the most recent practicable date within fifteen days prior to the date hereof, with respect to the amounts of demand deposit accounts, passbook accounts, statement savings accounts, money market savings accounts, negotiable order of withdrawal ("NOW") accounts; certificates of deposits with principal balances of less than $100,000; certificates of deposits with principal balances of $100,000 or more held by natural persons; certificates of deposit of $100,000 or more held other than by natural persons; and any other appropriate characterizations for those deposit accounts. Schedule 4.19 also sets forth: (i) each deposit account, regardless of amount, beneficially owned by any foreign person, (ii) deposits where the customer has directed Community Bankshares or any of its Subsidiaries to not mail account statements to the customer, and (iii) all payable through accounts. Schedule 4.19

                                A-23



further sets forth the approximate rates of interest being paid, the term of the deposits and the cost of funds within each such deposit category along with the percentage the total deposits in each such category represents with respect to all deposit accounts of Community Savings. The taking and collection of deposits by Community Savings is and has been done in compliance in all material respects with all applicable Laws, including without limitation, those relating to suspicious activity reporting and cash transaction reporting.

          (b) Neither Community Bankshares nor any of its Subsidiaries maintains any office or pays any employee, agent or independent contractor outside of the United States with respect to the solicitation, taking, sending or transmitting of loans, loan payments or deposits.























                                A-24



     4.20 Loans.

          (a) All loan commitments of, and all loans held by, Community Bankshares or any of its Subsidiaries (the "Loans") represent bona fide, valid and binding arms'-length loan transactions with the borrowers and all of said Loans are repayable upon the dates set forth in the respective borrower's notes and loan agreements. None of the credits entered or given effect with respect to any Loan was gratuitous or given for a consideration other than the payment of money to the person to whom payment was due thereunder. All of the Loans are valid and enforceable in accordance with their terms, except to the extent that enforcement of the same may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity and to the knowledge of Community Bankshares no Loan is subject to any defenses, counterclaims or set offs of any nature. Neither Community Bankshares nor its Subsidiaries has waived, compromised or otherwise relinquished any of its rights under any Loan, including, without limitation, the right of a lender to foreclosure in respect of a secured Loan. Except as set forth on Schedule 4.20(a), no Loan is made to or with, directly or indirectly, any Related Party (as defined in Section
4.24 hereof). Neither Community Bankshares nor its Subsidiaries has received any notice of any offset, defense or counterclaim to, right of refund or credit (other than any right of refund or credit of unearned finance charges or unearned premiums) under, or any right of rescission with respect to, any payment or other obligation under any of the Loans. Schedule 4.20(a) hereto also contains a complete list of all Loans, if any, where a default has occurred, or with notice or lapse of time, or both, would render Loans in default. Other than interest reserves established in the ordinary course of business at the initial funding of the Loan, except as set forth on Schedule 4.20(a), neither Community Bankshares nor its Subsidiaries has made any principal or interest payments in respect of any Loans using its own funds. Each of the Loans was issued in accordance in all material respects with all applicable statutes and regulatory requirements and have been made in the ordinary course of business and (except as limited by this Agreement) in accordance with its customary past practices. Schedule 4.20(a) hereto contains a true and complete list of all outstanding Loans existing as of the date hereof setting forth for each such Loan:
(a) the name of the lender and borrower, (b) the loan number, (c) any guarantors, endorsors or co-makers, (d) the term of the Loan,
(e) the original principal amount, (f) the current outstanding balance, (g) the rate of interest and (h) whether such Loan is secured and the nature, priority and description (including location) of the collateral securing such Loan. Documentation maintained by Community Bankshares and its Subsidiaries in the loan file with respect to each of its Loans is in accordance with applicable loan policies and all applicable Laws. Except as indicated on Schedule 4.20(a), there are no Loans in excess of $1 million that are now characterized as owner-occupied residential Loans which were originated as development or construction Loans to builders or developers to finance the construction of the residence.

          (b) Each currently outstanding Loan is evidenced by a promissory note duly executed by the borrower(s). Each Loan designated on Schedule 4.20(a) as secured has in effect a mortgage, security agreement, or other instrument, duly executed by the borrower(s) and containing enforceable provisions to protect and assert a secured party's rights and remedies

                                A-25



thereunder. For each Loan secured under a security agreement, such security interest is evidenced by a valid filing in accordance with the Uniform Commercial Code where such a filing is required, which grants the secured party a perfected security interest in the collateral described therein; and for each Loan secured by real property, the related mortgage, deed of trust or other security agreement has been recorded in the appropriate local land records and constitutes a perfected security interest in the real property securing such Loan, and the holder of the Loan has obtained a mortgage title insurance policy insuring such mortgage.

          (c) Schedule 4.20(c) indicates any Loan which was not originated directly by Community Savings. Except as specifically noted on Schedule 4.20(c), Community Bankshares and its Subsidiaries do not hold any indirect Loans and carry no dealer reserves and are not a party to any "flow purchase" or other similar obligations that would obligate them to purchase any Loans (or participations therein) from any third party.

          (d) Except as provided by the standard seller/servicer agreements of Fannie Mae and Freddie Mac, neither Community Bankshares nor any Subsidiary has sold any Loans where the purchaser or subsequent transferee may have recourse against Community Bankshares or its Subsidiaries or the right to require Community Bankshares or its Subsidiaries to repurchase any Loans.

          (e) Community Bankshares' reserve for possible loan losses is adequate under GAAP and applicable provisions of the Office of Thrift Supervision to provide for all losses, net of recoveries relating to loans previously charged off, on outstanding Loans. Community Bankshares has no knowledge with respect to any borrower's inability to repay any Loan which would require a specific reserve for such Loan or which would cause the general reserve for loan losses to be inadequate. Such reserve shall in no event be reduced prior to the Effective Time unless the failure to reduce such reserve would cause the Community Financial Statements to violate GAAP.

          (f) Except as set forth in Schedule 4.20(f), other than in connection with required flood insurance, neither Community Bankshares nor any of its Subsidiaries has advanced any amounts to obtain force-placed collateral protection insurance ("CPI") and they are not parties to any agreement or arrangement which would require the placement of CPI with respect to any Loans.

          (g) Schedule 4.20(g) hereto sets forth any Loan participations and any interests in syndicated Loans held by Community Bankshares or any of its Subsidiaries.

     4.21 Derivatives Contracts. Neither Community Bankshares nor any of its Subsidiaries is a party to and none of them has agreed to enter into any exchange-traded or over-the-counter swap, forward, future, option, cap, floor or collar financial contract or any other contract not included in the Community Financial Statements which is a derivatives contract (including various combinations thereof), and, except as set forth in
Schedule 4.21, it does not own any securities that are identified in OTS Thrift Bulletin 13a as Complex Securities or Structured Notes.

                                A-26



     4.22 Absence of Certain Changes.  Except as set forth in
Schedule 4.22, since June 30, 2001, (i) Community Bankshares and its Subsidiaries have conducted their respective businesses in the ordinary and usual course, consistent with past practices, and (ii) there has not been any event, occurrence, development or set of circumstances or facts which (A) has had or could reasonably be expected to constitute or result in a Material Adverse Effect on Community Bankshares and its Subsidiaries, or
(B) which would result in a violation of the covenants set forth in Section 5.2 of this Agreement had such events, occurrences, development or set of circumstances or facts occurred after the date hereof.

     4.23 Investment Portfolio. Schedule 4.23 sets forth a true and correct list of all securities held by Community Bankshares or any of its Subsidiaries and identifies the security, the maturity and the yield thereon. There are no impediments or restrictions on the sale or transfer of securities held by Community Bankshares or any of its Subsidiaries. All United States treasury securities, obligations of United States government agencies and corporations, obligations of states and political subdivisions of the United States and other investment securities held by Community Bankshares or any of its Subsidiaries for its own account, as reflected in the Community Financial Statements, are, and at all times prior to the Effective Time shall be, carried in accordance with GAAP.

     4.24 Related Party Transactions.  Except as set forth in
Schedule 4.24, neither Community Bankshares nor any of its Subsidiaries, has any contract, extension of credit (direct or indirect), business arrangement, depository relationship or other relationship with (i) any present or former director or officer of Community Bankshares or any of its Subsidiaries; (ii) any stockholder of Community Bankshares beneficially owning five percent (5%) or more of the outstanding equity securities of Community Bankshares; or (iii) any affiliate of (i) or (ii) above (each, a "Related Party"). Except as set forth in Schedule 4.24, each extension of credit disclosed in Schedule 4.24 has been made in the ordinary course of business, and on the same terms, including interest rate and collateral, as those prevailing at the time for comparable arms'-length transactions, does not involve more than the normal risk of collectibility or present other unfavorable features and complies in all respects with the provisions of Regulation O and all other applicable Laws. Except as set forth on Schedule 4.24 hereto, no Related Party holds directly or indirectly any interest in any deposit account listed on Schedule 4.24 hereto.

     4.25 Fiduciary Activities.  Except as indicated on Schedule
4.25 hereto, neither Community Bankshares nor any of its Subsidiaries is directly or indirectly engaged in any fiduciary or custodial activities.

     4.26 Intangible Property. Set forth on Schedule 4.26 hereto is a list and brief description of all foreign and domestic trademarks, service marks, trade names, software and copyrights (whether or not registered and, if applicable, including pending applications for registration), owned, used, licensed or controlled by Community Bankshares or any of its Subsidiaries (collectively, the "Intangible Property"). Except as set forth on Schedule 4.26: (a) Community Bankshares and each of its Subsidiaries has the exclusive right and license to use its respective

                                A-27



Intangible Property, free and clear of any claim or conflict with the rights of others; (b) no royalties, honorariums or fees are payable by Community Bankshares or any of its Subsidiaries to any person by reason of the ownership, use or license of any of the Intangible Property; (c) there have been no claims made against Community Bankshares or any of its Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intangible Property or any license relating thereto, and no grounds for any such claims exist; (d) neither Community Bankshares nor any of its Subsidiaries has made any claim of any violation or infringement by others of its rights in the Intangible Property, and, to Community Bankshares' knowledge, no grounds for any such claims exist; (e) neither Community Bankshares nor any of its Subsidiaries has received any written notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intangible Property and neither the ownership, use or license of the Intangible Property by Community Bankshares or any of its Subsidiaries nor the operation of their respective businesses is infringing or has infringed upon any rights of others; (f) the consummation of the transactions contemplated hereby will not alter or impair any of the Intangible Property; and (g) no interest in any of Community Bankshares' or any of its Subsidiaries' rights to any Intangible Property has been assigned, transferred, licensed or sublicensed to third parties. To the extent any of the Intangible Property constitutes proprietary or confidential information, Community Bankshares believes it has adequately safeguarded such information from disclosure.

     4.27 Absence of Regulatory Actions.  Except as set forth on
Schedule 4.27, neither Community Bankshares nor any of its Subsidiaries nor to their knowledge, any of their respective officers, directors, consultants or employees is or during the past five years has been a party to any cease and desist order, consent order, assistance agreement, supervisory agreement or other written agreement or any memorandum of understanding with, or a party to any commitment letter or similar written undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from any Applicable Governmental Authority nor has it ever been advised by any Applicable Governmental Authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar written undertaking.
Neither Community Bankshares nor any of its Subsidiaries has received any objection from any Applicable Governmental Authority to any response to any alleged violation, criticism or exception with respect to any report or statement relating to Community Bankshares or any of its Subsidiaries.

     4.28 Customer Lists and Information.  Except as set forth in
Schedule 4.28, neither Community Bankshares nor any of its Subsidiaries has sold, disclosed or transferred all or part of any list of the depositors, borrowers or customers of Community Bankshares or any of its Subsidiaries. All of such information is held and maintained in accordance in all material respects with all applicable Laws.

     4.29 FDIC Status; Liquidation Account.

          (a) Community Savings is an insured depository institution under the Federal Deposit Insurance Act, the deposit accounts of which are insured by the FDIC to the maximum

                                A-28



extent permitted by Law, and Community Savings has paid all premiums and assessments and filed all reports required in connection therewith and is in compliance in all material respects with all Laws and other conditions and requirements of the FDIC for the maintenance of insurance by the FDIC. The FDIC has not notified Community Savings that it has nor does Community Bankshares or Community Savings have any knowledge that the FDIC has commenced any inquiries, investigations, special audits or other proceedings relating to Community Savings that could adversely affect the insurance coverage provided by the FDIC for Community Savings' deposit accounts.

          (b)  The liquidation account established by Community
Savings in connection with its conversion from mutual to stock form has been maintained by it since its establishment in accordance in all material respects with all applicable Laws and its records with respect to such account are accurate.

     4.30 Community Reinvestment Act Compliance. Community Savings is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder, and received a CRA rating of at least satisfactory as of its last examination. Community Savings has not been advised in writing by an Applicable Governmental Authority and is not aware of the existence of any fact or circumstance or set of facts or circumstances which, if true, would cause it to fail to be in compliance with such provisions.

     4.31 Information in Proxy Statement. None of the information included or incorporated by reference in the Proxy Statement other than information provided by BBC or any of its Subsidiaries or the agents thereof will, at the dates mailed to Community Bankshares' shareholders and at the times of Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
The Proxy Statement will comply in all material respects with the provisions of the DGCL and the Exchange Act and the rules and regulations thereunder. No representation is made by Community Bankshares with respect to statements made therein based on information supplied by BBC in writing specifically for inclusion in the Proxy Statement. The Proxy Statement, including any amendments thereto, will be distributed to Community Bankshares' shareholders in accordance with the certificate of incorporation and by-laws of Community Bankshares, and all applicable Laws, including, without limitation, the DGCL and the Exchange Act.

     4.32 State Takeover Laws; Certificate of Incorporation. Community Bankshares has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from, and the Merger, this Agreement and the transactions contemplated hereby are exempt from (a) any applicable state takeover Laws and (b) any applicable takeover provisions in the Community Bankshares' certificate of incorporation or by-laws.

     4.33 Opinion of Financial Advisor.  Friedman, Billings,
Ramsey and Co., Inc. has delivered to the board of directors of the Community Bankshares its written opinion to the effect

                                A-29



that the Merger Consideration is fair to the shareholders of Community Bankshares from a financial point of view.

     4.34 Full Disclosure. No representation or warranty of Community Bankshares contained in this Agreement, and none of the statements or information concerning Community Bankshares and its Subsidiaries contained in this Agreement or the exhibits and the schedules hereto, contains or will contain any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                          ARTICLE V
       CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

     Community Bankshares covenants and agrees with BBC that Community Bankshares will, from and after the date of this Agreement and until the Effective Time, act as follows:

     5.1  Ordinary Course, Insurance, Preservation of Business.
Community Bankshares shall and shall cause each of its Subsidiaries to do the following, except as otherwise required by this Agreement or requested or agreed to in writing in advance by
BBC:

          (a) carry on its business only in the ordinary course and consistent with its policies, procedures and practices in substantially the same manner as heretofore conducted;

          (b) except as they may terminate in accordance with their terms or in accordance with the terms of this Agreement, keep in full force and effect, and not cause or permit to exist a default of any of its obligations under, any Commitments;

          (c) use its best efforts to keep in full force and effect the insurance coverage in effect on the date hereof to the extent that such insurance continues to be reasonably available;

          (d) maintain, renew, keep in full force and effect and preserve its material rights, franchises, permits and licenses and use its best efforts to preserve its business organization and retain its present employee force so that it will be available to BBC on and after the Effective Time, and to maintain its existing, or substantially equivalent, relationships with other banks and financial institutions and to use its best efforts to maintain the continuance of its general customer relationships; and

          (e) duly comply in all material respects with all Laws and Orders applicable to it and to the conduct of its business.

     The foregoing notwithstanding, and notwithstanding anything else herein to the contrary, under no circumstances shall Community Bankshares originate or permit any of its Subsidiaries
(including specifically construction loans to third party purchasers from Subsidiaries) to originate

                                A-30



any new construction Loan or issue any commitment in respect of any new construction Loan or make any disbursement under any existing construction Loan (unless Community Bankshares or any of its Subsidiaries is legally obligated to make such disbursement) other than in accordance with the criteria and standards set forth in Schedule
5.1 hereto without the prior written consent of BBC, which consent BBC may not unreasonably withhold.

     5.2  Prohibited Action Without Approval.  Community
Bankshares shall not, and shall cause each of its Subsidiaries not to, directly or indirectly, do any of the following, except with the prior written consent of BBC:

          (a) incur or agree to incur any obligation or liability (absolute or contingent), other than the taking of deposits and other liabilities incurred in the ordinary course of business and consistent with prior practice and liabilities arising out of, incurred in connection with, or related to the consummation of this Agreement; make or permit any amendment or termination of any Commitment which would materially adversely affect its rights thereunder, acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division or substantial part thereof or any branches or deposits thereof; sell or, except as set forth on Schedule 5.2(a), otherwise dispose of its assets or acquire any assets or deposits except in the ordinary course of its business (provided, however that the sale of Loans (other than sales which have been committed to prior to the date hereof) shall not be deemed to be in the ordinary course of business); enter into, dispose or divest itself of any Subsidiary or joint venture or cause any business entity to become a Subsidiary or affiliate; sell or otherwise dispose of any Real Property owned or operated by Community Bankshares or any of its Subsidiaries, except for the bona fide sale of Real Property and REO to non-affiliated third parties in the ordinary course of business; except as set forth in Schedule 5.2(a), enhance, expand, modify, replace or alter any computer or data processing system owned, leased or licensed by Community Bankshares or any of its Subsidiaries (including, without limitation, any software associated with any such computer or system); make, originate or otherwise acquire any Loans, or any Loan commitments, or any line of credit, in an individual amount in excess of $1 million (provided, however, that Community Bankshares and its Subsidiaries (i) may extend additional amounts to its existing borrowers who have loan balances in excess of $1.0 million as of the date hereof in additional amounts not to exceed an aggregate of 10% of said borrower's balances on the date hereof and (ii) may make or acquire new Loans in excess of $1.0 million and up to $5 million with the approval of two lending officers designated by BBC who shall use their best efforts to provide within one business day of a request by the Chief Lending Officer of Community Savings a decision with respect to such Loans); or acquire any interest or participation in Loans originated by other financial institutions or brokers, including, but not limited to, syndicated Loans; or enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing; or

          (b) enter into any Commitment or make any capital expenditure in excess of $50,000, provided, however, that additional capital expenditures may be made to the extent and in the amounts indicated on Schedule 5.2(b) relating to (i) the Fiserv conversion to the VISION system, (ii) the construction of the Abacoa branch and (iii) the purchase of the Bluffs office; or

                                A-31



          (c) issue (other than upon the exercise of previously outstanding Options granted prior to the date hereof), sell, redeem or acquire for value, any debt securities or any shares of the capital stock or other equity securities or other ownership interests of Community Bankshares or any of its Subsidiaries, or declare, issue or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other things of value, to its shareholders except for (i) Community Bankshares' regular quarterly cash dividend of $.11 per share declared and payable in a manner substantially consistent with past practices but only to the extent that Community Bankshares has consolidated net income during the prior quarterly period excluding Transaction Costs (as hereinafter defined) and (ii) dividends by Community Savings to Community Bankshares in amounts sufficient to enable Community Bankshares to pay its ordinary operating expenses as they become due and its accrued liabilities, including, but not limited to, accounting, legal, printing, investment banking, and regulatory application fees, expenses and costs relating to the transactions contemplated by this Agreement; or

          (d) (i) amend its certificate of incorporation or by-laws or any other constitutive, organic or governing document or (ii) split, combine or reclassify any shares of its capital stock; or

          (e) except as disclosed in Schedule 5.2(e), grant any increase in compensation or benefits to its employees or to its officers other than increases granted in the ordinary course of business consistent with past practice and in no event in excess of an individual increase of 5% annually; pay any bonus other than bonuses paid in the ordinary course of business consistent with past practice; enter into any severance agreements or arrangements with its officers; grant any material increase in fees or other increases in compensation or other benefits to any of its directors; or effect any change in retirement benefits for any class of its employees or officers (unless such change is required by applicable law); or

          (f) amend any existing employment contract or enter into any new employment contract that Community Bankshares does not have the unconditional right to terminate without penalty (other than liability for services already rendered), at any time on or after the Effective Time; or

          (g) adopt any new Plan or make any material change in or to any existing Plan other than any such change that is required by Law; or

          (h) enter into any transactions other than in the ordinary course of business or mortgage, pledge or subject to any Lien any of its Properties or assets not already subject to a mortgage, pledge or other Lien as of the date hereof and shall not increase or modify the terms of any such mortgages, pledges or Liens; or

          (i) compromise or otherwise settle or adjust any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith) or file any appeal

                                A-32



from an asserted deficiency, or file any federal or state Return before furnishing a copy to BBC and affording BBC an opportunity to comment thereon except to the extent that furnishing a copy to BBC or awaiting comments would result in such appeal or Return not being timely filed; or

          (j) enter into any Related Party transaction of the type contemplated by Section 4.24 hereof, except for transactions relating to deposit relationships or Loans made in the ordinary course by Community Savings consistent with its policies and procedures and Regulation O; or

          (k) subject to any legally binding commitment or loan agreement as of the date hereof, make or commit to make any Loans outside of Community Bankshares' geographic lending area or which are not in compliance with Community Savings' loan underwriting policies and procedures; advance or commit to advance any new funds to customers who presently have a Loan internally or externally classified; make or commit to make any new Loan to a borrower which is a corporation, partnership or other non-natural person, which is not personally guaranteed by the principals of the borrower; or convert any Loan to develop or construct residential housing to a permanent Loan unless contractually obligated to do so; or

          (l) open, or file an application with any federal or other regulatory agency with respect to the opening of any additional office, branch or banking facility, or the acquisition or establishment of any additional banking or nonbanking facility or close any of its existing offices or branches; or

          (m) purchase any investment securities other than federal funds, government securities with maturities of less than one year or Federal Home Loan Bank overnight accounts or make any material change to its current pricing strategy relating to its deposit accounts; or

          (n) take any action which: (i) could reasonably be expected to adversely affect the ability to obtain the necessary approvals of Applicable Governmental Authorities required for the transactions contemplated hereby or (ii) could reasonably be expected to adversely affect the ability to perform the covenants and agreements under the Agreement; or

          (o) make any change in the credit policies or procedures of Community Savings, the effect of which is to make any such policy or procedure less restrictive or enter into any new lending or leasing programs; or

          (p) make any change in its accounting methods or practices other than those required by GAAP, directed by Applicable Governmental Authorities or pursuant to the terms of this Agreement; or

          (q) take, cause or permit the occurrence of any change or event which would render any of its representations and warranties contained herein untrue in any respect at and as of the Effective Time; or

                                A-33



          (r) enter into any contract, agreement, commitment or arrangement, whether written or otherwise, with respect to any of the foregoing.

     5.3  Notice.  Community Bankshares will promptly notify BBC
(i) of any event of which it obtains knowledge which materially adversely affects the financial condition, operations, business, assets or prospects of Community Bankshares or any of its Subsidiaries, (ii) of any event or circumstance that would cause or constitute a breach of any of the representations, warranties, or covenants of Community Bankshares contained herein. Community Bankshares will promptly notify BBC in the event it determines that it is unable to fulfill any of the conditions to the performance of BBC hereunder. Community Bankshares will consult with BBC regarding any suggestions made by any regulatory authority.

     5.4 Liabilities. Community Bankshares shall, and shall cause each of its Subsidiaries to, pay or discharge their respective current liabilities in the ordinary course of business when the same become due and payable, except for such liabilities as may be subject to a good faith dispute or counterclaim.

     5.5 Goodwill. Community Bankshares shall not nor shall it permit any of its Subsidiaries to enter into any transaction which will create goodwill on its books and records under GAAP.

     5.6 Operating Expenses. Except as required by law or regulation as may be necessary to preserve and protect the assets of Community Bankshares and its Subsidiaries, Community Bankshares shall not, and shall cause each of its Subsidiaries not to, increase the level of its operating expenses in excess of 5% on an annualized basis based on the results of operations for the twelve months ended June 30, 2001, excluding therefrom any
(i) expenses incurred in connection with this Agreement and the transactions contemplated hereby including, but not limited to, investment banking fees and expenses, legal fees and expenses, application fees, accounting fees and printing expenses and (ii) expenses incurred at the direction of BBC pursuant to the terms of this Agreement.

     5.7 Transaction Costs. The expenses incurred by Community Bankshares and its Subsidiaries in connection with the transactions contemplated by this Agreement, including but not limited to, investment banking fees and expenses, legal fees and expenses, application fees, accounting fees and printing expenses (the "Transaction Costs"), shall in no event exceed $2.75 million. Notwithstanding the foregoing, such limitation on Transaction Costs shall not include any fees and expenses incurred in connection with (i) any challenges or protests by any third parties to any applications or submissions filed in connection with the transactions contemplated hereby, (ii) any Competing Transaction, (iii) any legal proceedings arising out of or related to this Agreement or the transactions contemplated hereby, or (iv) any proxy contest in connection with the submission of this Agreement to the shareholders of Community Bankshares, but the foregoing shall not constitute a waiver by BBC or preclude a determination that there has been a Material Adverse Effect.

                                A-34



                             ARTICLE VI
          ADDITIONAL COVENANTS OF COMMUNITY BANKSHARES

     Community Bankshares hereby covenants and agrees with BBC that Community Bankshares will act and will cause its Subsidiaries to act as follows:

     6.1 Access to Information. From the date hereof through the Effective Time, Community Bankshares shall permit BBC and its authorized representatives reasonable access during regular business hours to the properties of Community Bankshares and its Subsidiaries. Community Bankshares shall and shall cause its Subsidiaries to make their respective directors, management and other employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with BBC and its authorized representatives at reasonable times and upon reasonable request, and Community Bankshares shall disclose and make available to BBC and shall cause its agents and authorized representatives to disclose and make available to BBC, all books, papers and records relating to the assets, properties, operations, obligations and liabilities of Community Bankshares and its Subsidiaries. BBC may make or cause to be made such investigation of the records, business and properties of Community Bankshares and its Subsidiaries as BBC deems necessary or advisable to familiarize itself and its advisers with such business, properties, and other matters, provided that any such investigation shall be reasonably related to the transactions contemplated hereby and shall not unduly interfere with the normal operations of Community Bankshares and its Subsidiaries.

     6.2 Confidential Treatment of Information. The parties hereto and their representatives shall hold in confidence all data and information obtained with respect to the other parties or their business, and shall not use such data or information or disclose the same to others, except such data or information as is already known to such party or is published or is a matter of public record, or as otherwise required by Law or as may be
disclosed with the written consent of the other party.   In the
event this Agreement is terminated, each party shall upon request promptly return to the other(s) any statements, documents, schedules, exhibits or other written information obtained, reflecting or derived from information provided by them in connection with this Agreement. Furthermore, the parties hereto shall not use such information and data for any competitive or commercial purposes.

     6.3  Management Reports and Risk Management.

          (a) Community Bankshares will promptly provide to BBC copies of (i) the reports of management of Community Bankshares and its Subsidiaries relating to operations, deposit activity, lending activity, delinquency schedules and additions to loan loss reserves and such other reports as BBC may reasonably request, (ii) minutes of all meetings of the Board of Directors of Community Bankshares and its Subsidiaries and each committee thereof during the prior month other than any portion of such minutes that relate to any Competing Transaction (as hereinafter defined) or the fiduciary duties of such directors with respect to the transactions contemplated hereby, (iii) the payroll report for the prior month, and (iv) monthly Community Financial Statements and reports prepared by or for Community Bankshares for the preceding

                                A-35



calendar month, including a statement of financial condition and an income statement for Community Bankshares and its Subsidiaries. Throughout the period prior to the Effective Time, Community
Bankshares shall make one of more of its designated representatives available to confer on a regular and frequent basis with representatives of BBC and to report on the general status of the ongoing operations of Community Bankshares and its Subsidiaries.
BBC shall be advised of and shall be permitted to attend as an observer all management and major loan meetings and shall be provided with any reports circulated to participants simultaneously with such circulation. Further, with respect to joint venture activities and the Loans identified on Schedule 6.3(a), meetings of representatives of the parties shall be held on a monthly basis to review the status of the development or Loans, as applicable, and to review and agree upon plans and advances for the following month.

          (b) Community Bankshares agrees that, from the date hereof through the Effective Time, it shall regularly inform and consult with BBC concerning Community Savings' asset/liability and interest rate risk management.

     6.4 Fiserv and Other Vendor Agreements. Community Bankshares shall migrate to the VISION system as required by that certain Addendum by and between Community Savings and Fiserv so as to avoid any penalty or liquidated damages upon cancellation or termination of the Fiserv or VISION system services. BBC and Community Bankshares shall coordinate the providing of notice of cancellation or termination of any vendor agreements involving Community Bankshares or its Subsidiaries if the parties jointly agree that such termination or cancellation is desirable.

     6.5 Loan Loss Allowance. Community Bankshares shall, upon the request of BBC made at any time prior to Closing, adjust Community Bankshares' accruals and allowance for loan losses in an amount determined by BBC in accordance with BBC's practices, such adjustment to be effective on the day immediately preceding the Effective Time, provided, however, that Community Bankshares shall not be required to take such action unless BBC certifies in writing that all conditions to Closing set forth in Article IX hereof have been satisfied or waived; that no such action will be required to be taken more than five business days before Closing or if such action would be inconsistent with GAAP or regulatory accounting principles; and no accrual or reserve made by Community Bankshares or any of its Subsidiaries pursuant to this subsection, or any litigation or regulatory proceedings arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute an event which permits or requires termination of this Agreement pursuant to Article X hereof.

     6.6  Acquisition Proposals.

          (a) Except for the transactions contemplated by this Agreement, Community Bankshares shall not, directly or indirectly, and shall cause its and its Subsidiaries' officers, directors, employees, subsidiaries, agents or advisors or other representatives not to, directly or indirectly: (i) solicit, encourage, initiate, participate or knowingly facilitate (including by way of

                                A-36



furnishing information) in any negotiations, discussions or inquiries with respect to any Competing Transaction (as defined below), or continue any such negotiations or discussions which may have been initiated prior to the date hereof with any party other than BBC or (ii) in connection with, or in contemplation of, any Competing Transaction or any potential Competing Transaction, except as required by Law, disclose any information to any person concerning the business and properties of Community Bankshares, afford to any person (other than BBC and its advisors and agents) access to the properties, books or records of Community Bankshares or any of its Subsidiaries or otherwise assist or encourage any person in connection with any of the foregoing; provided, however, that nothing in this Section 6.6 shall prohibit the Board of Directors of Community Bankshares from furnishing information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide Competing Transaction received after the date of this Agreement by such person if Community Bankshares' Board of Directors determines in good faith: (i) after consulting with its independent financial advisors, that such person is reasonably likely to be capable of completing such Competing Transaction, taking into account the legal, financial, regulatory and other aspects of such Competing Transaction, and the person making such Competing Transaction, and that such Competing Transaction could reasonably be expected to result in a Superior Proposal (as defined below) and (ii) if, and only to the extent that: (a) the Board of Directors of Community Bankshares, after consultation with outside legal counsel, believes that such action is required for such Board of Directors to comply with its duties to its shareholders imposed by Delaware Law and (b) prior to furnishing such information to, or entering into discussions or negotiations with, such person, Community Bankshares obtains from such person an executed confidentiality and standstill agreement on terms no less favorable to Community Bankshares, as the case may be, than those contained in that certain Confidentiality Agreement between Community Bankshares and BBC dated July 11, 2001, unless the
Board of Directors of Community Bankshares, after consultation with outside legal counsel, believes that such requirement would violate its duties to its shareholders imposed by Delaware Law. Community Bankshares shall notify BBC promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, regarding a Competing Transaction is made and provide
BBC in reasonable detail the material terms of any proposal and shall keep BBC promptly advised of the status of any such proposal. Each party hereto agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

          (b) A "Competing Transaction" means any of the following involving Community Bankshares, as the case may be (other than the Merger contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction involving Community Bankshares or Community Savings, (ii) any sale, lease, exchange, transfer or other disposition of 50 percent or more of the assets of Community Bankshares or Community Savings, (iii) a Tender Offer or Exchange Offer (as such terms are defined in Section 12.1(d) hereof) for 20 percent or more of the outstanding voting securities of Community Bankshares, or (iv) any solicitation (made in accordance with Rule 14a-3 under the Exchange Act) in opposition to the approval of the Merger by the shareholders of Community Bankshares.

                                A-37



          (c) A "Superior Proposal" shall mean any bona fide Competing Transaction which is on terms that the Board of Directors of Community Bankshares concludes in its good faith judgment (based upon the written advice of its independent financial advisors), provides for consideration which would exceed the value of the consideration provided for in the Merger, after taking into account all relevant factors, including without limitation, any financing conditions, timing of the closing thereof and the risk of nonconsummation.

     6.7  Approval by Community Bankshares' Shareholders; Proxy
Statement.

          (a) Community Bankshares shall call the Special Meeting to be held as promptly as reasonably practicable after the date of this Agreement for the purpose of voting upon the Merger, this Agreement and the other transactions contemplated by this Agreement. Community Bankshares, through its Board of Directors, shall recommend that Community Bankshares' shareholders approve the Merger, this Agreement and the other transactions contemplated by this Agreement, shall include such recommendation in the Proxy Statement, shall at BBC's request publicly reaffirm the approval by such Board of Directors and shall not amend, modify, revoke or withdraw such recommendation; provided, that such Board of Directors shall not be obligated to make such recommendation if Community Bankshares shall have received an unsolicited Superior Proposal and such Board of Directors determines, in good faith after consultation with its financial advisors and legal counsel, that the making of such recommendation would violate the Board of Directors' duties to its shareholders under Delaware Law; provided, further, that in no event may the Board of Directors take such action earlier than the conclusion of the second business day following BBC's receipt of written notice of the intention of the Board of Directors to do so. Community Bankshares shall use its best efforts to solicit from its shareholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement, and shall take all other action necessary or advisable to obtain the vote or consent of shareholders required by the DGCL to obtain such approval, except to the extent that the Board of Directors of Community Bankshares has received an unsolicited Superior Proposal and determines in good faith after consultation with outside legal counsel that the withdrawal, modification or change of its recommendation is necessary in order to avoid violating its fiduciary duties to Community Bankshares' shareholders under Delaware Law. Community Bankshares may, and, if requested by BBC, shall, retain a proxy solicitor reasonably acceptable to BBC in connection with the Special Meeting.

          (b) Community Bankshares shall prepare the Proxy Statement and any amendments or supplements thereto and Community Bankshares shall file the Proxy Statement and any such amendments or supplements with the SEC; provided, however, that Community Bankshares shall not file the Proxy Statement or any such amendment or supplement with the SEC without the prior consent of BBC, which consent shall not be unreasonably withheld. Community Bankshares will advise BBC, prior to distributing the Proxy Statement to its shareholders, of the time when Community Bankshares intends to distribute the Proxy Statement, and Community Bankshares shall not distribute the Proxy Statement without the prior consent of BBC, which consent shall not be
unreasonably withheld.   Community Bankshares shall promptly
notify BBC of the issuance of any Order suspending the use of the Proxy Statement, of the initiation or threat

                                A-38



of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Proxy Statement for additional information.

     6.8 Consents and Approvals by Third Parties. Community Bankshares shall use its best efforts to obtain as soon as practicable all consents and approvals of any third parties necessary or desirable for the consummation of the transactions contemplated by this Agreement.

                           ARTICLE VII
       ADDITIONAL COVENANTS OF BBC AND COMMUNITY BANKSHARES

     7.1 Regulatory Approvals. As promptly as practicable following the execution of this Agreement, BBC shall prepare and BBC and Community Bankshares will submit any necessary applications to any Applicable Governmental Authorities for approval of the transactions contemplated hereby, including, but not limited to, the OTS; provided, however, BBC shall not file such applications without the prior consent of Community Bankshares, which consent will not be unreasonably withheld. Community Bankshares shall cooperate with and shall assist BBC in the preparation and filing of all such applications. Community Bankshares shall and shall cause each of its Subsidiaries to promptly furnish BBC with any information relating to Community Bankshares or such Subsidiary, as applicable, which is required under any applicable law or regulation for inclusion in any filing that BBC is required to make with any Applicable Governmental Authority in order to consummate the transactions contemplated by this Agreement. Community Bankshares represents, warrants and covenants to BBC that all information so furnished shall be true and correct in all material respects without omission of any material fact required to be stated to make the information stated therein not misleading.

     7.2 SEC Filings and Offering Materials. If reasonably requested by BBC, Community Bankshares shall promptly provide BBC with any information concerning Community Bankshares and its Subsidiaries in connection with any filing which it may make with the SEC or with any other document which it may prepare in connection with an offering of its securities and shall timely cooperate and assist BBC in connection therewith including in connection with obtaining its accountants' consent if required in connection with such filings. Community Bankshares represents, warrants and covenants to BBC that all information furnished shall be true and correct in all material respects without omission of any material fact required to make the information stated therein not misleading. If any event relating to Community Bankshares or any of its Subsidiaries should be discovered which should be set forth in an amendment of, or a supplement to, any such SEC filing or offering document, Community Bankshares shall promptly inform BBC and shall furnish all necessary information to BBC relating to such event.

     7.3 Publicity and Reports. BBC and Community Bankshares shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated hereby and shall provide the other with draft copies of any proposed press releases and a reasonable opportunity to comment thereon, and shall not issue any such press release or make any such public statement before such consultation and

                                A-39



opportunity to comment, except as may be required by applicable
Law or the rules of the New York Stock Exchange or the Nasdaq Stock
Market.

     7.4  Employees and Employee Benefit Plans.

          (a) Full-time employees of Community Bankshares and its Subsidiaries who are employed by BBC or its Subsidiaries after the Effective Time will be eligible to participate in benefit plans of BBC and its Subsidiaries that are generally available to their full-time employees on a uniform and non-discriminatory basis in accordance with and subject to the terms and provisions of such benefit plans, with credit for years of service with Community Bankshares and its Subsidiaries for the purpose of determining eligibility for participation, vesting and entitlement to vacation time and sick pay (but not for the purpose of accrual or restoration of benefits under any existing or future benefit plan of BBC or any of its Subsidiaries where benefits are calculated on an actuarial basis, including any qualified or non-qualified defined benefit plan or restoration plan). Contributions to (and accrual of benefits, to the extent applicable, if any, under) benefit plans of BBC and its Subsidiaries on behalf of continuing full-time employees of Community Bankshares and its Subsidiaries shall only relate to qualifying compensation earned by such employees after the Effective Time subject to the terms and provisions of such benefit plans. Notwithstanding anything contained above, continuing full-time employees of Community Bankshares and its Subsidiaries who meet any applicable age or year of service requirements shall be eligible to participate in any qualified plan of BBC or any of its Subsidiaries as of the Effective Time. BBC shall amend its qualified plans to the extent necessary to accomplish the foregoing, provided that such amendments are consistent with the Code and any other applicable Law. BBC shall use its best efforts to cause any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the corresponding Community Savings group health plan) and eligibility waiting periods under its group health plans to be waived with respect to such participants and their eligible dependents.

          (b) General Severance. If the employment of any full-time employee of Community Bankshares or any of its Subsidiaries is involuntarily terminated other than for Cause (as hereinafter defined) within six months following the Effective Time, BBC or its applicable Subsidiary shall provide severance benefits to such employee in a lump sum cash amount equal to the sum of (i) such employee's regular salary for a one-week period (as in effect immediately prior to the Effective Time) multiplied by the total number of whole years of such employee's full-time employment at Community Bankshares and its Subsidiaries (subject to a minimum severance of two weeks for those employees who have at least one year of service as of the Effective Time and a maximum severance of 26 weeks), and (ii) the employee's accrued but unused vacation and personal emergency days, plus the continuation of any insurance benefits that the terminated employee was receiving through the end of the calendar month in which the employee receives his or her lump sum severance payment, provided, however, such period of continued coverage shall be no less than fifteen days. Notwithstanding the foregoing, however, in no event shall BBC or any of its Subsidiaries have any obligation to provide severance benefits pursuant to this Section 7.4(b) to any full-time employee
(i) whose termination of employment occurs due to resignation or discharge for Cause or (ii) who is entitled to severance benefits or the equivalent thereof under

                                A-40



the terms of any employment or change in control severance agreement with Community Bankshares or its Subsidiaries. "Cause" shall mean termination because of the employee's (a) conviction of, or plea of guilty or nolo contendere to, a felony or a crime of falsehood or moral turpitude, (b) willful misconduct or gross negligence, (c) breach of fiduciary duty, (d) failure to perform stated duties if such failure is not cured following written notice to the employee, or
(e) willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease and desist order.

          (c) Employment and Change in Control Severance Agreements. BBC shall honor all existing employment and change in control severance agreements (the "Severance Agreements") of Community Bankshares and its Subsidiaries that are in effect as of the date of this Agreement, each of which is disclosed on
Schedule 7.4(c), which schedule describes in reasonable detail the amount of payments and benefits which could become due and payable to each such person under the agreements as a result of a termination of employment and/or a change in control of Community Bankshares. The cash severance and other fringe benefits provided for by such employment and change in control severance agreements shall be paid or provided to the respective officers over the time period following the Effective Time specified in the agreements (or in a lump sum at the officer's election) regardless of whether or not the officer is subsequently hired by BBC or any of its Subsidiaries, with the insurance coverages to be provided to the respective individual pursuant to their agreements. Community Bankshares represents and warrants that the amounts reflected in Schedule 7.4(c) (A) have been calculated in a manner consistent with, and according to, the provisions of the Agreements (copies of which have been furnished by Community Bankshares to BBC), and (B) represent good faith estimates of the amounts payable as of the future date specified therein based upon assumptions regarding interest rates, compensation or the assumed date of Closing, which are disclosed in Schedule 7.4(c), and (ii) the amounts payable under such Severance Agreements are good faith estimates subject to change due to changes in interest rates, compensation or the assumed date of Closing. Provided that the methodologies used are in accordance with the requirements of the Severance Agreements, BBC acknowledges that substantially the same methodologies will be used to calculate the amounts payable under the Severance Agreements at Closing. Notwithstanding the foregoing, the present value of the cash severance, fringe benefits and other parachute amounts (including any parachute amounts associated with the accelerated vesting of stock options and restricted stock awards) shall not exceed the respective officer's limit under Section 280G of the Code. The employees of Community Bankshares and its subsidiaries who have Severance Agreements shall also be entitled to receive their accrued but unused vacation and personal emergency days as of the Effective Time.

          (d) ESOP. Community Bankshares shall take all necessary action to cause the Community Bankshares ESOP to be terminated as of the Effective Time. Community Bankshares will adopt amendments to the ESOP, to the extent necessary, that provide (i) the Merger Consideration received by the Community Bankshares ESOP trustee in connection with the Merger with respect to the unallocated shares of Community Bankshares Common Stock shall be first applied by the Community Bankshares ESOP trustee to the full repayment of the Community Bankshares ESOP loan, (ii) the balance of the Merger Consideration (if any) received by the

                                A-41



Community Bankshares ESOP trustee with respect to the unallocated shares of Community Bankshares Common Stock shall be allocated as earnings to the accounts of all participants in the Community Bankshares ESOP who have accounts remaining under the Community Bankshares ESOP (whether or not such participants are then actively employed) and beneficiaries in proportion to the account balances of such participants and beneficiaries as of the first day of the Community Bankshares ESOP plan year in which the Effective Time occurs, (iii) the accounts of all participants and beneficiaries in the Community Bankshares ESOP immediately prior to the Effective Time shall become fully vested as of the Effective Time, and (iv) as may be requested by the IRS in connection with the request for a determination letter as described below. BBC agrees that for a period of two years following the Effective Time, BBC will provide to members of the administrative committee on the date hereof quarterly reports regarding the status and the administration of the ESOP.

               The Merger Consideration received by the Community Bankshares ESOP Trustee shall be applied as provided for in the ESOP and as may be required by law. As soon as practicable after the date hereof, Community Bankshares shall file or cause to be filed all necessary documents with the IRS, including the amendments described above, for a determination letter for termination of the Community Bankshares ESOP as of the Effective Time. As soon as practicable after the later of the Effective Time or the receipt of a favorable determination letter for termination from the IRS, the account balances in the Community Bankshares ESOP shall be distributed to participants and beneficiaries in accordance with applicable law and the ESOP. Prior to the Effective Time, no prepayments shall be made on the Community Bankshares ESOP loan and contributions to the Community Bankshares ESOP and payments on the Community Bankshares ESOP loan shall be made consistent with past practices on the regularly scheduled payment dates. The termination of the ESOP shall not subject Community Bankshares or BBC to any obligation or liability.

          (e) 401 (k) Plan. Community Bankshares and its Subsidiaries shall take all necessary action to cause the Community Bankshares 401(k) Plan to be terminated as of the Effective Time. As soon as practicable after the date hereof, Community Bankshares shall file or cause to be filed all necessary documents with the IRS for a determination letter for termination of the Community Bankshares 401(k) Plan as of the Effective Time. As soon as practicable after receipt of the favorable determination letter for termination from the IRS, the account balances in the 401(k) Plan shall be distributed to participants and beneficiaries in accordance with applicable law and the 401(k) Plan documents. From the date hereof through the Closing Date, Community Bankshares and its Subsidiaries shall be permitted to make employer profit sharing contributions and 401(k) matching contributions to the Community Bankshares 401(k) Plan on a periodic monthly basis, consistent with past practices. The termination of the 401(k) shall not subject Community Bankshares or BBC to any obligation or liability. BBC agrees that for a period of two years following the Effective Time, BBC will provide to members of the administrative committee on the date hereof quarterly reports regarding the status and the administration of the 401(k) Plan.

                                A-42



          (f) SERP. BBC and its Subsidiaries agree to honor Community Bankshares' Amended and Restated Supplemental Retirement Income Plan (the "SERP") and to timely make the payments to each of the SERP participants set forth on Community Bankshares Disclosure Schedule 7.4(f). Schedule 7.4(f) details all amounts payable pursuant to the SERP. BBC and its Subsidiaries and their respective successors and assigns agree not to make any changes to the SERP that would adversely affect the SERP participants in any manner, provided that no additional benefits will accrue under the SERP after the Effective Time and provided that nothing herein shall limit BBC's right to terminate the SERP after payment to the participants pursuant to its terms. Except as indicated on Schedule 7.4(f), amounts payable under the SERP are accrued on the Community Financial Statements to the extent required by GAAP.

          (g) Consulting Agreement. Effective as of the Effective Time, BBC agrees that either it and/or BankAtlantic Bank will enter into a one-year consulting agreement with James
B. Pittard, Jr. providing for (i) an annual consulting fee of $300,000 payable in equal monthly installments, (ii) medical and dental benefits for Mr. Pittard and his eligible dependents for the term of the agreement to the same extent and at the same cost provided to BBC executive officers, and (iii) the use of an office and of the automobile owned by Community Savings, with the form of the consulting agreement to be substantially in the form attached as Schedule 7.4(g).

          (h) Retention Bonuses. Following execution of this Agreement in order to insure an orderly Closing and transition period, Community Bankshares and BBC shall identify individual employees of Community Bankshares and its Subsidiaries who will be entitled to receive a "retention" bonus in the event that such employee remains an employee and satisfactorily fulfills the duties and responsibilities of his or her position through a designated date subsequent to the Effective Time.

          (j)  Enforceability.  The obligations of BBC under this
Section 7.4 are intended to be enforceable against BBC directly by the persons identified in such paragraphs and shall be binding on any successors and permitted assigns of BBC.

     7.5  Indemnification.

          (a) After the Effective Time, BankAtlantic shall indemnify, defend and hold harmless each person who is now, or who has been at any time before the date hereof or who becomes before the Effective Time, an officer or director of Community Bankshares or any of its Subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of BBC, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, or administrative (each a "Claim"), in which an Indemnified Party is, or is threatened to be made, a party based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director or officer of Community Bankshares or any of its Subsidiaries if such Claim pertains to any matter or fact arising, existing or occurring before the Effective Time (including, without limitation, the Merger) regardless of whether such Claim is

                                A-43



asserted or claimed before, or at or after, the Effective Time
(the "Indemnified Liabilities"), to the fullest extent permitted under applicable state law or the OTS regulations, whichever is applicable, in effect as of the date hereof or as amended applicable to a time before the Effective Time and under the Certificate of Incorporation, Charter or by-laws or Board of Directors' resolutions of Community Bankshares or any of its Subsidiaries, whichever is applicable, as in effect on the date hereof. BBC shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted by applicable Law in effect on the date hereof or as amended applicable to a time before the Effective Time upon receipt of any undertaking required by applicable Law. Any Indemnified Party wishing to claim indemnification under this Section 7.5(a), upon learning of any Claim, shall notify BBC (but the failure so to notify BBC shall not relieve it from any liability which it may have under this Section 7.5(a) except to the extent such failure materially prejudices BBC) and shall deliver to BBC any undertaking required by applicable Law. BBC shall ensure, to the extent permitted under applicable Law, whichever is applicable, that all limitations of liability existing in favor of the Indemnified
Parties as provided in the Certificate of Incorporation, Charter or by-laws of Community Bankshares or any of its Subsidiaries(as the case may be), as in effect on the date hereof, or allowed under applicable Law as in effect on the date hereof or as such law or regulation may be amended applicable to a time before the Effective Time, with respect to Indemnified Liabilities shall survive the consummation of the Transactions.

          (b) For a period of six years from and after the Effective Time, BBC shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Community Bankshares and its Subsidiaries (provided that BBC may substitute therefor policies from a financially capable insurer of at least the same coverage and amount containing terms and conditions which are substantially no less advantageous, or in the event such coverage is provided through BBC's insurer it may be on terms and conditions (other than coverage and amounts) consistent with BBC's current coverage), or in lieu thereof obtain single limit tail coverage for such period (which shall be purchased by Community Bankshares immediately prior to Closing upon the request of BBC), with respect to claims arising from facts or events which occurred before the Effective Time.

          (c)  The obligations of BBC provided under paragraphs
(a) and (b) of this Section 7.5 are intended to be enforceable against BBC directly by the Indemnified Parties and shall be binding on all successors and permitted assigns of BBC.

     7.6 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable on the part of such party, to consummate and make effective the transactions contemplated by this Agreement at the earliest practicable date, including obtaining all required consents, approvals, waivers, exemptions, amendments and authorizations, giving all notices, and making or effecting all filings, registrations, applications, designations and declarations, including, but not limited to, those described in the schedules to this Agreement, and each party shall cooperate fully with the other (including by providing any necessary information) with respect to the foregoing. In case at any

                                A-44



time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of BBC or Community Bankshares will take all such necessary action. The parties agree and acknowledge that it may be necessary to restructure the transactions contemplated herein to address regulatory concerns or the concerns of tax counsel. The parties agree to use their best efforts to address any such concerns and to restructure the transactions as reasonably necessary to address such concerns provided, however that (i) the Merger Consideration is not thereby changed in kind or reduced in amount as a result of such restructuring and (ii) such modification will not materially delay or jeopardize receipt of any required approvals of Applicable Governmental Authorities.

     7.7 Tax Treatment. The parties hereto acknowledge and agree to treat the Merger for federal and state income Tax purposes as a taxable acquisition of the Community Bankshares Common Stock by BBC. None of the parties hereto shall take any position on any Return or otherwise inconsistent therewith.

                           ARTICLE VIII
            CONDITIONS PRECEDENT TO OBLIGATIONS OF BBC

     The obligations of BBC to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions
(any one or more of which may be waived by BBC, but only in writing):

     8.1  Status as of Effective Time.  At and as of the Effective Time:

          (a) the representations and warranties of Community Bankshares contained in this Agreement shall have been true and correct in all material respects (except for representations and warranties qualified by materiality which shall have been true and correct in all respects) on the date of this Agreement and shall continue to be true and correct in all material respects (except for representations and warranties qualified by materiality which shall continue to be true and correct in all respects) as though made at and as of the Effective Time except for (i)representations and warranties relating to a time or times other than the Effective Time that were or will be true, correct and complete at such other time or times and (ii) where the failure or failures of such representations and warranties to be so true, correct, and complete, individually or in the aggregate, without giving effect to any materiality qualifications or references to materiality therein, does not result or could not reasonably be expected to result in a Material Adverse Effect on Community Bankshares;

          (b) Community Bankshares shall have in all material respects performed and satisfied or otherwise complied with, or caused such performance and satisfaction of and compliance with, all covenants, terms and conditions required by this Agreement to be performed and satisfied or otherwise complied with by it on or prior to the Effective Time;

                                A-45



          (c) there shall not have occurred any event or condition which has caused, or is reasonably likely to cause a Material Adverse Effect with respect to Community Bankshares or its Subsidiaries; and

          (d)  there shall be delivered to BBC a certificate
(dated the Effective Time and signed by the President of Community Bankshares) stating that the conditions set forth in clauses (a) through (c) above have been satisfied.

     8.2 Required Action. All action required to be taken by or on the part of Community Bankshares or any of its Subsidiaries to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors and shareholders of Community Bankshares or such Subsidiary, as applicable, and BBC and BankAtlantic shall have received certified copies of the resolutions evidencing such authorizations.

     8.3 Consents, Waivers. All consents, approvals, waivers, exemptions, amendments and authorizations required to be obtained prior to the Effective Time shall have been obtained at or prior to the Effective Time, and all filings, registrations, applications, designations and declarations required prior to the Effective Time shall have been made or effected at or prior to the Effective Time, and BBC shall have obtained the consents and approvals of the third parties set forth on Schedule 8.3 hereto, none of which shall contain or be subject to any conditions which BBC in its reasonable opinion deems unduly burdensome or which would materially reduce the value of the Merger to BBC.

     8.4 Regulatory Approval. All approvals, waivers and authorizations of, filings and registrations with, and notifications to, all Applicable Governmental Authorities required for consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect and all applicable waiting periods shall have expired. No such approvals or authorizations shall contain or be subject to any terms or conditions (other than those generally imposed in similar transactions) which BBC in its reasonable opinion deems unduly burdensome or which would materially reduce the value of the Merger to BBC; provided, however, that for the purposes hereof no term or condition contained in such approvals or authorizations with respect to (i) any required increases in capital levels, (ii) limitations on future growth or (iii) limitations of business activities shall be deemed to be unduly burdensome or to materially reduce the value of the Merger to BBC. Such approvals, and the transactions contemplated hereby, shall not have been contested by any federal or state governmental or regulatory authority.

     8.5 No Action to Prevent Consummation. No decision of any federal, state or foreign court awarding substantial damages or penalty against any of the parties or affiliates thereof in connection with the Merger shall have been rendered.

     8.6 No Action to Prevent or Restrict Merger. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing

                                A-46



completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which BBC determines in good faith, based upon the advice of counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive it of any of the material benefits to it of the Merger.

     8.7 Dissenters' Rights. Holders of not more than 15% of the outstanding shares of Community Bankshares Common Stock shall have exercised, or shall remain entitled to exercise, dissenters? appraisal rights in connection with the Merger under applicable Law.

                           ARTICLE IX
   CONDITIONS PRECEDENT TO OBLIGATIONS OF COMMUNITY BANKSHARES

     The obligations of Community Bankshares to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions (any one or more of which may be waived by Community Bankshares, but only in writing):

     9.1 Representations, Warranties and Covenants. The representations and warranties of BBC contained in this Agreement shall be true and correct in all material respects (except for representations and warranties qualified by materiality which shall have been true and correct in all respects) as of the date of this Agreement and shall continue to be true and correct in all material respects (except for representations and warranties qualified by materiality, which shall continue to be true and correct in all respects) as though such representations and warranties were made at and as of the Effective Time, except for such representations and warranties relating to a time or times other than the Effective Time that were or will be true, correct and complete at such other time or times, and BBC shall have in all material respects performed and satisfied or otherwise complied with, or caused such performance and satisfaction of and compliance with, all covenants, terms and conditions required by this Agreement to be performed and satisfied or otherwise complied with by it on or prior to the Effective Time; and at the Effective Time there shall be delivered to Community Bankshares a certificate (dated the Effective Time and signed by the President of BBC), stating that the foregoing conditions have been satisfied.

     9.2 Consents, Waivers. All consents, approvals, waivers, exemptions, amendments and authorizations required to be obtained by BBC prior to the Effective Time shall have been obtained at or prior to the Effective Time, and all filings, registrations, applications, designations and declarations required on the part of BBC prior to the Effective Time shall have been made or effected at or prior to the Effective Time.

     9.3 No Material Adverse Effect. There shall not have occurred any event or condition which has caused or is reasonably likely to cause a Material Adverse Effect with respect to BBC.

                                A-47



     9.4 Regulatory Approval. All approvals and authorizations of, filings and registrations with, and notifications to, all Applicable Governmental Authorities required for consummation of the transactions contemplated by this Agreement shall have been obtained or made and shall be in full force and effect and all applicable waiting periods shall have expired. No such approvals or authorizations shall contain or be subject to any terms or conditions (other than those generally imposed in similar transactions) which would materially adversely affect the terms of the Merger as they relate to the stockholders of Community Bankshares. Such approvals, and the transactions contemplated hereby, shall not have been contested by any federal or state governmental or regulatory authority.

     9.5 No Action to Prevent Consummation. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or obtain other substantial monetary or other relief against one or more of the parties hereto in connection with this Agreement and which Community Bankshares determines in good faith, based upon the advice of counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive it of any of the material benefits to it of the Merger.

     9.6 No Action to Prevent or Restrict Merger. No Law or Order shall have been proposed, promulgated or enacted by any governmental or regulatory agency or court of competent jurisdiction which prevents or restricts or could prevent or restrict the Merger.

                            ARTICLE X
                TERMINATION, AMENDMENT AND WAIVER

     10.1 Termination of Agreement. Notwithstanding any provision to the contrary herein, this Agreement may be terminated at any time on or prior to the Effective Time:

          (a)  by mutual written consent of BBC and Community
Bankshares; or

          (b) by BBC or Community Bankshares after June 30, 2002 or such later date as may be mutually agreed upon in writing by the parties, provided, however, that the terminating party is not otherwise in material breach of its representations, warranties or obligations under this Agreement; or

          (c) by BBC if Community Bankshares shall have materially breached its representations and warranties or defaulted in the observance or in the due and timely performance of any of its covenants and agreements herein contained and such breach or default (i) shall reasonably be expected to result in a Material Adverse Effect and (ii) shall not have been cured within twenty days after written notice specifying the alleged breach or default; or

                                A-48



          (d) by Community Bankshares if BBC shall have materially breached its representations and warranties or defaulted in the observance or in the due and timely performance of any of its covenants and agreements herein contained and such breach or default (i) shall reasonably be expected to result in a Material Adverse Effect and (ii) shall not have been cured within twenty days after written notice specifying the alleged breach or default; or

          (e) by either Community Bankshares or BBC in the event any approval of any Applicable Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

          (f) by either BBC or Community Bankshares if the shareholders of Community Bankshares shall have voted at the Special Meeting and such vote upon the Merger and this Agreement shall not have been sufficient to approve the foregoing; or

          (g) by BBC if: (i) the Board of Directors of Community Bankshares withdraws, modifies or changes its recommendation of this Agreement and the Merger so that it is not in favor of the Merger or shall have resolved to do so, (ii) the Board of Directors of Community Bankshares shall have approved or recommended to the shareholders of Community Bankshares a Competing Transaction or taken a neutral position or no position with respect to any Competing Transaction or shall have resolved to do so, (iii) a Tender Offer or Exchange Offer (as hereinafter defined) for 20 percent or more of the outstanding shares of capital stock of Community Bankshares is commenced and the Board of Directors of Community Bankshares fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its shareholders), or (iv) the Board of Directors of Community Bankshares fails to reaffirm publicly and unconditionally its recommendation to its shareholders of the Merger, which reaffirmation must be made within three business days after BBC's written request to do so;

          (h) by Community Bankshares, if the Board of Directors of Community Bankshares, following receipt of the advice of outside legal counsel that failure to so terminate would be inconsistent with its duties to its shareholders under applicable Law, shall have finally determined to approve, endorse or recommend a Superior Proposal to Community Bankshares' shareholders after complying with Section 6.6; provided, however, that Community Bankshares may not terminate this Agreement pursuant to this Section 10.1(h) until two business days have elapsed following delivery to BBC of written notice of such determination of Community Bankshares (which written notice shall inform BBC of the material terms and conditions of the Competing Transaction); provided further, however, that such termination under this Section 10.1(h) shall not be effective until Community Bankshares has paid BBC the amounts required to be paid pursuant to Section 12.1 to the extent payment is due at the time of such termination.

                                A-49



     10.2 Effect of Termination. If this Agreement is terminated pursuant to this Article X, written notice thereof shall promptly be given by the party electing such termination to the other party and, subject to the expiration of the cure periods provided in clauses 10.1(c) and 10.1(d) above, if any, this Agreement shall terminate without further actions by the parties and no party shall have any further obligations under this Agreement; provided, however, that nothing herein shall relieve any party from any liability for the willful or intentional breach of any of its representations or warranties or the willful or intentional breach of any of its covenants or agreements contained in this Agreement; and, provided, further, that Sections 6.2 and 12.1 hereof shall continue to be in full force and effect upon any termination of this Agreement.

     10.3 Amendment and Waiver. This Agreement may be amended or modified in whole or in part at any time only by a writing signed by the parties hereto. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof.

                          ARTICLE XI
                           SURVIVAL

     11.1 Survival of the Representations and Warranties. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. The representations and warranties of the parties hereto contained in this Agreement or in any exhibit or schedule to this Agreement shall not survive the Effective Time.

                         ARTICLE XII
                        MISCELLANEOUS

     12.1 Payment of Expenses.

          (a) Each party hereto shall pay its own fees and expenses incident to preparing for, entering into, and carrying out this Agreement and the transactions contemplated hereby.

          (b) Notwithstanding any provision in this Agreement to the contrary, in order to induce BBC and Merger Sub to enter into this Agreement and as a means of compensating BBC and Merger Sub for the substantial direct and indirect monetary and other damages and costs incurred and to be incurred in connection with this Agreement in the event the transactions contemplated hereby do not occur as a result of circumstances described below, Community Bankshares agrees to pay BBC, and BBC shall be entitled to payment of, a fee (the "Fee") of $6.0 million (less any amounts paid pursuant to the provisions of Section 12.1(f) hereof) upon the occurrence of a Termination Event (as defined herein) so long as the Termination Event occurs prior to a Fee Termination Event (as defined herein). The parties hereto acknowledge that the actual amount of such damages and costs would be impracticable or extremely difficult to determine, and that the sum of $6.0 million constitutes a reasonable estimate by the parties under the circumstances existing as of the date of this Agreement of such damages and costs. Such

                                A-50



payment shall be made to BBC by wire transfer in immediately available funds to an account specified by BBC within five business days after the occurrence of a Termination Event. A Fee Termination Event shall be the first to occur of the following: (i) the Effective Time,
(ii) 12 months after termination of this Agreement in accordance with its terms following the occurrence of a Preliminary
Termination Event (as defined herein), (iii) termination of this Agreement in accordance with the terms hereof prior to the occurrence of a Termination Event or a Preliminary Termination
Event (other than a termination of this Agreement by BBC pursuant to Section 10.1(c) hereof), or (iv) 12 months after the termination of this Agreement by BBC pursuant to Section 10.1(c) hereof as a result of a willful or intentional breach of any representation, warranty, covenant or agreement by Community
Bankshares.

          (c)  For purposes of this Agreement, a "Termination
Event" shall mean any of the following events:

               (i) (A) Community Bankshares, without having received BBC's prior written consent, shall have entered into an agreement to engage in a Competing Transaction with any person (the term "person" for purposes of this Agreement shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general or limited partnership, joint venture, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity) other than BBC or any subsidiary of BBC, or the Board of Directors of Community Bankshares shall have approved or recommended that the shareholders of Community Bankshares approve or accept any Competing Transaction with any person other than BBC or any subsidiary of BBC or a Competing Transaction described in clauses (i),
     (ii) or (iii) of Section 6.6(b) shall have been consummated;
     or

               (ii) any person, other than BBC, shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership, or any "group" (as such term is defined in Section 13(d)(3) of the Exchange
     Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 20% or more of the aggregate voting power represented by the outstanding Community Bankshares Common Stock.

          (d)  For purposes of this Agreement, a "Preliminary
Termination Event" shall mean any of the following events:

               (i)  any person (other than BBC) shall have
     commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act of 1933, as amended ("Securities Act"), with respect to, a tender offer or exchange offer to purchase any shares of Community Bankshares Common Stock such that, upon consummation of such offer, such person would own or control 20% or more of Community Bankshares Common Stock outstanding (such an offer being referred to herein as a "Tender Offer" and an "Exchange Offer," respectively,

                                A-51



     regardless of whether the provisions of Regulations 14D or 14E under the Exchange Act apply to such Tender Offer or Exchange Offer);

               (ii) (A) the holders of Community Bankshares
     Common Stock shall not have approved this Agreement at the meeting of such shareholders held for the purpose of voting on this Agreement, (B) such meeting shall not have been held or shall have been canceled prior to termination of the Agreement or (C) the Board of Directors of Community Bankshares shall have withdrawn, modified or changed its recommendation of this Agreement and the Merger so that it is not in favor of the Merger, in each case after any person (other than BBC) shall have (x) publicly announced a proposal, or an intention to make a proposal, to Community Bankshares or its shareholders to engage in a Competing Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in a Competing Transaction; or

               (iii)     Community Bankshares shall have
     willfully breached any representation, warranty, covenant or obligation contained in this Agreement and such breach would entitle BBC to terminate this Agreement under Section 10.1(c) hereof (without regard to the cure period provided for therein unless such cure is promptly effected without jeopardizing consummation of the Merger pursuant to the terms of this Agreement) after any person (other than BBC) shall have (x) made, or indicated an intention to make, a proposal to Community Bankshares or its shareholders to engage in a Competing Transaction, (y) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer or (z) filed an application or given notice, whether in draft or final form, with the appropriate regulatory authorities for approval to engage in a Competing Transaction.

          (e) Community Bankshares shall promptly notify BBC in writing of the occurrence of any Preliminary Termination Event or Termination Event.

          (f) If BBC or Community Bankshares terminates this Agreement pursuant to Section 10.1(f) and at or before the time of the Special Meeting there had not been publicly announced a proposal to Community Bankshares or its shareholders to engage in a Competing Transaction, then Community Bankshares shall pay to BBC, prior to or concurrently with such termination, the documented out-of-pocket expenses incurred by BBC in connection with the transactions contemplated by this Agreement not to exceed $1,500,000 in the aggregate; provided, however, that Community Bankshares shall not be required to reimburse BBC for such expenses if at the time of such termination BBC had materially breached its representation, warranties or covenants hereunder.

          (g) In the event that this Agreement is terminated as a consequence of the fact that BBC failed for any reason to receive all approvals, waivers and authorizations of Applicable
Governmental Authorities required for consummation of the transactions contemplated by this

                                A-52



Agreement, then BBC shall pay to Community Bankshares, within five business days of such termination, the documented out-of-pocket expenses incurred by Community Bankshares in connection with the transactions contemplated by this Agreement not to exceed $1.5 million in the aggregate; provided, however, that BBC shall not be required to reimburse Community Bankshares for such expenses if at the time of such termination Community Bankshares had materially breached its representations, warranties or covenants or if the failure to obtain such approvals, waivers or authorizations resulted as a consequence of facts or circumstances relating to Community
Bankshares or its Subsidiaries.

          (h)  Any amounts required to be paid pursuant to this
Section 12.1 shall be made to the party entitled to receive such amounts by wire transfer of immediately available funds to an account designated by such party.

          (i) In the event that a party shall fail to pay any amount required to be paid under this Section 12.1, such amount shall be increased to include the costs and expenses actually incurred or accrued by the party entitled to receive such amount (including, without, limitation, fees and expenses of counsel) in connection with the collection under and enforcement of this
Section 12.1, together with interest on such unpaid amount, commencing on the date that such amount became due, at a rate equal to the rate of interest publicly announced from time to time by Chase Manhattan, as such bank's prime rate plus 2.00%.

     12.2 Binding Effect. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Community Bankshares, in whole or in part, and any attempted assignment in violation of this prohibition shall be null and void. This Agreement shall, however, be assignable by BBC to an affiliate of BBC without the consent of Community Bankshares. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors and permitted assigns of the parties hereto.

     12.3 Law Governing. This Agreement will be governed and enforced in all respects, including validity, interpretation and effect, by the Laws of the State of Florida without giving effect to its principles of conflicts of laws.

     12.4 Counterparts. This Agreement may be executed in several counterparts and one or more separate documents, all of which together shall constitute one and the same instrument with the same force and effect as though all of the parties had executed the same document.

     12.5 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly received (i) on the date given if delivered personally or by facsimile, telecopier, cable, telegram or telex or (ii) on the date received if sent by overnight delivery service or (iii) five days after having been mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                A-53



     If either to BBC or BankAtlantic, addressed to:

          BankAtlantic Bancorp, Inc. or BankAtlantic, A Federal
           Savings Bank
          1750 East Sunrise Boulevard
          Fort Lauderdale, Florida 33304
          Attn: Alan B. Levan
          Facsimile:  (954) 763-4764

     With copies addressed to:

          Stearns Weaver Miller Weissler
            Alhadeff & Sitterson, P.A.
          150 West Flagler Street, Suite 2200
          Miami, Florida 33130
          Attn: Alison W. Miller, Esq.
          Facsimile: (305) 789-3395

     If to Community Bankshares, addressed to:

          Community Savings Bankshares, Inc.
          660 US Highway One
          North Palm Beach, Florida 33408
          Attn: James B. Pittard, Jr.
          Facsimile: (561) 881-4920

     With a copy addressed to:

          Elias, Matz, Tiernan & Herrick L.L.P.
          734 15th Street, N.W., 12th Floor
          Washington, D.C.  20005
          Attn:  Raymond A. Tiernan, Esq.
                 Philip Ross Bevan, Esq.
          Facsimile: (202) 347-2172

     12.6 Entire Agreement. All exhibits and schedules referred to in this Agreement are integral parts hereof, and this Agreement, together with such exhibits and schedules, constitute the entire agreement among the parties hereto with respect to the matters contained herein and therein, and supersede all prior agreements and understandings between the parties with respect thereto.

     12.7 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                                A-54



     12.8 Knowledge of the Parties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of any of the parties hereto, each of the parties hereto acknowledges and confirms that it has made reasonable inquiry as to the matters that are the subject of such representations and warranties. Where reference is made to Community Bankshares' knowledge or any similar phrase, such reference shall be deemed to include the respective executive officers and directors of Community Bankshares and each of its Subsidiaries, all of whom shall be deemed to have conducted the inquiry required in this Section 12.8.

     12.9 Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and expenses through all appeals in addition to any other remedy.

     12.10 No Third Party Beneficiary. Except as permitted in Sections 7.4 and 7.5 hereof, nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person or entity other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

     12.11 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

                   [SIGNATURE PAGE FOLLOWS]















                                A-55




     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                         BANKATLANTIC BANCORP, INC.



                         By: /s/ Alan B. Levan
                            ------------------------
                         Alan B. Levan
                         Chairman of the Board



                         CSB MERGER SUB, INC.



                         By: /s/ Alan B. Levan
                            ------------------------
                         Alan B. Levan
                         Chairman of the Board



                         COMMUNITY SAVINGS BANKSHARES, INC.



                         By: /s/ Frederick A. Teed
                            ------------------------
                         Frederick A. Teed
                         Chairman of the Board












                                A-56

                                                                    Appendix B


November 9, 2001




Board of Directors
Community Savings Bankshares, Inc.
660 U.S. Highway One
North Palm Beach, Florida  33408

Board of Directors:

You have requested that Friedman, Billings, Ramsey & Co., Inc. ("FBR") provide you with its opinion as to the fairness, from a financial point of view, to the holders of common stock ("Stockholders") of Community Savings Bankshares, Inc. ("Community" or the "Company") of the Consideration (as hereinafter defined) to be received by the Stockholders pursuant to the Agreement and Plan of Merger by and between Community, BankAtlantic Bancorp, Inc. and CSB Merger Sub, Inc. (collectively, hereinafter referred to as "BankAtlantic"), dated September 9, 2001 (the "Merger Agreement"), pursuant to which Community will be merged with and into BankAtlantic (the "Merger"). The Merger Agreement provides, among other things, that BankAtlantic will acquire all of Community's issued and outstanding shares of common stock, including all allocated and unallocated shares of common stock under the ESOP and all vested and unvested shares underlying awards under Community's recognition and retention plans. At the effective date of the Merger, each share of Community common stock issued and outstanding immediately prior to the effective time of the Merger shall be converted into and exchangeable for the right to receive consideration consisting of $19.00 per share, in cash (the "Consideration"). In addition, each option to purchase a share of Community common stock outstanding immediately prior to the effective date of the Merger shall be converted into and exchangeable for the right to receive in cash an amount equal to the Consideration minus the price per share at which such option is exercisable. The complete terms of the proposed transaction are described in the Merger Agreement, and this summary is qualified in its entirety by reference thereto. The Merger Agreement will be considered at a special meeting of the Stockholders of Community.

In delivering this opinion, FBR has completed the following tasks:

1. reviewed BankAtlantic Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for the fiscal years ended December 31, 2000 and 1999; reviewed the BankAtlantic Annual Proxy Statement dated April 23, 2001;

                                                November 9, 2001

     reviewed BankAtlantic Quarterly Reports on Form 10-Q filed with the SEC for the fiscal quarters ended March 31, 2001 and June 30, 2001;

2. reviewed Community Annual Report to Stockholders for the fiscal year ended December 31, 2000 and Community Annual Reports on Form 10-K filed with the SEC for the fiscal years ended December 31, 2000 and 1999; reviewed the Community Annual Proxy Statement dated March 26, 2001; reviewed Community Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended March 31, 2001 and June 30, 2001;

3. reviewed the reported market prices and trading activity for Community common stock for the period December
     16, 1998 through October 31, 2001;

4. discussed the financial condition, results of operations, earnings projections, business and prospects of Community with the management of Community;

5. compared the results of operations and financial condition of Community and BankAtlantic with those of certain publicly-traded financial institutions (or their holding companies) that FBR deemed to be reasonably comparable to Community or BankAtlantic, as the case may be;

6. reviewed and discussed the pro forma regulatory capital ratio computation provided by the management of BankAtlantic;

7. reviewed and discussed BankAtlantic's regulatory examinations with management of BankAtlantic, including safety and soundness and CRA ratings;

8. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions that FBR deemed to be reasonably comparable to the Merger;

9. reviewed the financial terms, to the extent publicly available, of certain acquisition transactions entered into by BankAtlantic;

10.  reviewed a copy of the Merger Agreement; and

11. performed such other analyses and reviewed and analyzed such other information as FBR deemed appropriate.

In rendering this opinion, FBR did not assume responsibility for independently verifying, and did not independently verify, any financial or other information concerning
Community and BankAtlantic furnished to it by Community or BankAtlantic, or the


                                     B-2

                                                November 9, 2001

publicly-available financial and other information regarding Community, BankAtlantic and other financial institutions (or their holding companies). FBR has assumed that all such information is accurate and complete and has no reason to believe otherwise. FBR has further relied on the assurances of management of Community and BankAtlantic that they are not aware of any facts that would make such financial or other information relating to such entities inaccurate or misleading. With respect to financial forecasts for Community provided to FBR by its management, FBR has assumed, for purposes of this opinion, that the forecasts have been reasonably prepared on bases reflecting the best available estimates and judgments of such management at the time of preparation as to the future financial performance of Community. FBR has assumed that there has been no undisclosed material change in Community's assets, financial condition, results of operations, business or prospects since June 30, 2001. FBR did not undertake an independent appraisal of the assets or liabilities of Community nor was FBR furnished with any such appraisals.
FBR is not an expert in the evaluation of allowances for loan losses, was not requested to and did not review such allowances, and was not requested to and did not review any individual credit files of Community. FBR's conclusions and opinion are necessarily based upon economic, market and other conditions and the information made available to FBR as of the date of this opinion. FBR expresses no opinion on matters of a legal, regulatory, tax or accounting nature related to the Merger.

FBR, as part of its institutional brokerage, research and investment banking practice, is regularly engaged in the valuation of securities and the evaluation of transactions in connection with mergers and acquisitions of commercial banks, savings institutions and financial institution holding companies, initial and secondary offerings and mutual-to-stock conversions of savings institutions, as well as business valuations for other corporate purposes for financial institutions and real estate related companies. FBR has experience in, and knowledge of, the valuation of bank and thrift securities in Florida and the rest of the United States.

FBR has acted as a financial advisor to Community in connection with the Merger and will receive a fee for services rendered, of which 75% is contingent upon the consummation of the Merger and 25% is payable at the time the Merger Agreement is executed.  In July 2001, FBR acted
as underwriter and financial advisor to BankAtlantic in a capital raising transaction for which FBR received compensation for its services. Also, in February 2000, FBR acted as a financial advisor to BankAtlantic in connection with a debt tender for which FBR received compensation for
its services.    In addition, FBR publishes research reports
on Community and BankAtlantic. FBR has been asked to provide and expects to provide investment banking services to BankAtlantic for which FBR will receive compensation. Furthermore, FBR may effect transactions in the securities of Community or BankAtlantic for its own account and/or for the accounts of its customers and, accordingly, may at any time hold long or short positions in such


                                          B-3

                                                November 9, 2001

securities. From time to time, principals and/or employees of FBR may also have positions in such securities.

Based upon and subject to the foregoing, as well as any such other matters as we consider relevant, it is FBR's opinion, as of the date hereof, that the Merger is fair, from a financial point of view, to the Stockholders of Community.

This letter is solely for the information of the Board of Directors and Stockholders of Community and may not be relied upon by any other person or used for any other purpose, reproduced, disseminated, quoted from or referred to without FBR's prior written consent; provided, however, this letter may be referred to and reproduced in its entirety in proxy materials sent to the Stockholders in connection with the solicitation of approval for the Merger.


Very truly yours,


/s/ FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.













                                     B-4

                                                                    APPENDIX C

                         DELAWARE CODE ANNOTATED
                          TITLE 8. CORPORATIONS
                    CHAPTER 1. GENERAL CORPORATION LAW
                  SUBCHAPTER IX. MERGER OR CONSOLIDATION


SECTION 262 APPRAISAL RIGHTS.

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinary meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to '251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258,
Section 263 or Section 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
Section 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d)  Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections

(a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances.
Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection
(d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder=s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

                                                           REVOCABLE PROXY

                    COMMUNITY SAVINGS BANKSHARES, INC.     Please mark [x] FOR
                     SPECIAL MEETING OF SHAREHOLDERS       your votes as
                                                           indicated in
                                                           this example

     The undersigned hereby appoints J. Sheldon Clark, Ronald P. Jaworski and James B. Pittard, Jr., with full power of substitution, to act as attorneys and proxies for the undersigned to vote all shares of Community Savings Bankshares, Inc. common stock which the undersigned is entitled to vote at Community Savings Bankshares, Inc.'s Special Meeting of Shareholders ("Special Meeting"), to be held on Monday, December 17, 2001, at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida at 1:30 p.m., Eastern Time, and at any and all adjournments and postponements thereof, as follows:

                       [MAP OF MEETING LOCATION]

     EMBASSY SUITES

     4350 PGA Blvd.
     Palm Beach Gardens, FL  33410
     Telephone  561-622-1000

     Location        Conveniently located at Interstate 95 exit 57B PGA Blvd.
                     west, just 1 mile from the Florida Turnpike exit 109.

1. Approval of the Agreement and Plan of Merger,    FOR    AGAINST   ABSTAIN
   dated as of September 9, 2001, by and between    [ ]      [ ]       [ ]
   BankAtlantic Bancorp, Inc., CSB Merger Sub,
   Inc. and Community Savings Bankshares, Inc.

2. Approval of motion to adjourn the Special        FOR    AGAINST   ABSTAIN
   Meeting, if necessary, to solicit additional     [ ]      [ ]      [ ]
   proxies with respect to approval of the
   Agreement and Plan of  Merger.

Your Board  of Directors recommends a vote    I plan to attend the  YES   NO
"FOR" proposals 1 and 2.                      Community Savings     [ ]   [ ]
                                              Bankshares, Inc. Special Meeting

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

This proxy will be voted as directed. If you date, sign and return this proxy but do not provide specific voting instructions, this proxy will be voted FOR Proposals 1 and 2. If any other business is presented at the Special Meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Special Meeting. The shareholder may revoke this proxy at any time before it is voted.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned acknowledges receipt from Community Savings Bankshares Inc., prior to the execution of this proxy, of Notice of the Special Meeting, the Proxy Statement and other materials.


Dated:_____________________                       ____________________________
                                                  Print Name of Shareholder(s)


___________________________                       ____________________________
Signature of Shareholder                          Signature of Shareholder


Please sign exactly as your name appears above on this form. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title. Only one signature is required in the case of a joint account.

-------------------------------------------------------------------------------
           PLEASE PROMPTLY COMPLETE, DATE, SIGN AND MAIL THIS PROXY IN
                       THE ENCLOSED POSTAGE-PAID ENVELOPE.
-------------------------------------------------------------------------------

                      ___________________________________
                              VOTE BY TELEPHONE
                      QUICK         EASY        IMMEDIATE
                      ___________________________________


           YOUR VOTE IS IMPORTANT! -- YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll free 1-800-840-1208 on a touch tone telephone 24 hours a day-7 days a week (until 4:00p.m., Eastern Time, on December 14, 2001).

     There is NO CHARGE to you for this call. - Have your proxy card in hand.

     You will be asked to enter a Control number, which is located in the box in the lower right hand corner of this form.

     You will hear the following instructions:

    _______________________________________________________________________
    Option 1: To vote as the Board of Directors recommends on ALL proposals,
      Press 1.  If you wish to vote on each proposal separately, Press 0.
    _______________________________________________________________________


          When you Press 1, your vote will be confirmed and cast as you directed. END OF CALL.

    _________________________________________________________________________

    Option 2: If you selected 0 to vote on each proposal separately, you will hear the following instructions:
              Proposal 1:   To VOTE FOR, Press 1;
                            To VOTE AGAINST nominees, Press 9;
                            To ABSTAIN, Press 0.
                            You may make your selection at any time.
              Proposal 2:   To VOTE FOR, Press 1;
                            To VOTE AGAINST, Press 9;
                            To ABSTAIN, Press 0;
                            You may make your selection at any time.


     When asked, please confirm by pressing 1.
     _______________________________________________________________________


2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.


          NOTE: IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD. THANK YOU FOR VOTING.